                                                                    EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         WELLSFORD REAL PROPERTIES, INC.

                               REIS SERVICES, LLC

                                       AND

                                   REIS, INC.

                          Dated as of October 11, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS....................................................     2
   Section 1.1   Definitions.............................................     2
   Section 1.2   Other Defined Terms.....................................     6

ARTICLE II THE MERGER....................................................     9
   Section 2.1   Merger..................................................     9
   Section 2.2   Effective Time of the Merger............................     9
   Section 2.3   Closing.................................................    10
   Section 2.4   Articles of Organization and Limited Liability Company
                 Agreement of the Surviving Company......................    10
   Section 2.5   Officers of the Surviving Company.......................    10

ARTICLE III CONVERSION OF SHARES.........................................    10
   Section 3.1   Merger Consideration....................................    10
   Section 3.2   Conversion of Shares....................................    11
   Section 3.3   Consideration Election..................................    14
   Section 3.4   Exchange of Certificates; Payment for Shares............    18
   Section 3.5   Stock Options...........................................    20
   Section 3.6   Withholding.............................................    21
   Section 3.7   Lost, Stolen or Destroyed Certificates..................    21
   Section 3.8   Stock Transfer Books....................................    21
   Section 3.9   Appraisal Rights........................................    22

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................    22
   Section 4.1   Organization and Good Standing..........................    22
   Section 4.2   Capitalization..........................................    22
   Section 4.3   Authorization; Validity of Agreement....................    23
   Section 4.4   No Conflicts; Consents..................................    23
   Section 4.5   Financial Information...................................    24
   Section 4.6   Subsidiaries............................................    24
   Section 4.7   Intellectual Property...................................    24
   Section 4.8   Legal Compliance........................................    26
   Section 4.9   Contracts...............................................    26
   Section 4.10  Real Property - Owned and Leased........................    28
   Section 4.11  Personal Property.......................................    28
   Section 4.12  Insurance...............................................    28
   Section 4.13  Labor and Employee Matters..............................    28
   Section 4.14  Employee Benefits.......................................    28
   Section 4.15  Litigation..............................................    29
   Section 4.16  Tax Matters.............................................    30

   Section 4.17  Environmental Matters...................................    31
   Section 4.18  Brokers.................................................    31
   Section 4.19  Accounts................................................    31
   Section 4.20  Related Party Transactions..............................    31
   Section 4.21  Customers...............................................    32
   Section 4.22  Accounts Receivable; Evidences of Indebtedness..........    32
   Section 4.23  Absence of Certain Changes..............................    32
   Section 4.24  Board Recommendation....................................    32
   Section 4.25  Required Vote by Company Stockholders...................    32
   Section 4.26  Information Supplied....................................    33
   Section 4.27  Opinion of Financial Advisor............................    33
   Section 4.28  Full Disclosure.........................................    33
   Section 4.29  No Other Representations or Warranties..................    33

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
          SUBSIDIARY.....................................................    33
   Section 5.1   Organization and Good Standing..........................    34
   Section 5.2   Authority; Validity of Agreement........................    34
   Section 5.3   Capitalization..........................................    35
   Section 5.4   Subsidiaries............................................    35
   Section 5.5   No Conflicts; Consents..................................    36
   Section 5.6   SEC Documents...........................................    36
   Section 5.7   No Undisclosed Liabilities..............................    37
   Section 5.8   Information Supplied....................................    37
   Section 5.9   Absence of Certain Changes or Events....................    38
   Section 5.10  Compliance with Applicable Laws.........................    38
   Section 5.11  Litigation..............................................    38
   Section 5.12  Transactions with Affiliates............................    38
   Section 5.13  Financing...............................................    39
   Section 5.14  Opinion of Financial Advisor............................    39
   Section 5.15  Brokers.................................................    39
   Section 5.16  Board Recommendation and Actions........................    39
   Section 5.17  Required Vote By Parent Stockholders....................    39
   Section 5.18  Prior Knowledge.........................................    39
   Section 5.19  No Other Representations or Warranties..................    39
   Section 5.20  Access to Information...................................    40
   Section 5.21  Tax Matters.............................................    40
   Section 5.22  Real Property...........................................    40
   Section 5.23  Environmental Matters...................................    41

ARTICLE VI COVENANTS.....................................................    43
   Section 6.1   Access..................................................    43
   Section 6.2   Interim Operations of the Company.......................    44
   Section 6.3   No Solicitation by the Company..........................    46
   Section 6.4   Regulatory Approvals....................................    47

   Section 6.5   Public Announcements....................................    48
   Section 6.6   Employee Benefits.......................................    49
   Section 6.7   Directors' and Officers' Insurance and Indemnification..    49
   Section 6.8   Consents................................................    50
   Section 6.9   Further Action..........................................    51
   Section 6.10  [Intentionally Omitted].................................    51
   Section 6.11  Certain Tax Matters.....................................    51
   Section 6.12  Name Changes............................................    52
   Section 6.13  Governance of Parent....................................    52
   Section 6.14  Preparation of the Form S-4 and the Joint Proxy
                 Statement; Stockholders Meetings........................    52
   Section 6.15  Listing.................................................    54
   Section 6.16  Affiliate Letters.......................................    54
   Section 6.17  Sarbanes-Oxley Act Compliance...........................    54

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES...........    55
   Section 7.1   Conditions to Each Party's Obligation to Effect the
                 Merger..................................................    55
   Section 7.2   Conditions to the Company's Obligation to Effect the
                 Merger..................................................    56
   Section 7.3   Conditions to Parent and Merger Subsidiary's Obligations
                 to Effect the Merger....................................    56

ARTICLE VIII TERMINATION PRIOR TO CLOSING................................    58
   Section 8.1   Termination.............................................    58
   Section 8.2   Effect of Termination...................................    59
   Section 8.3   Fees and Expenses.......................................    59

ARTICLE IX INDEMNIFICATION...............................................    60
   Section 9.1   Holdback................................................    60
   Section 9.2   Recoverable Amounts.....................................    61
   Section 9.3   Release of Escrow Fund and FR Escrow Fund...............    64
   Section 9.4   Stockholder Representatives.............................    65
   Section 9.5   BC Escrow Account.......................................    66
   Section 9.6   Tax Treatment...........................................    67

ARTICLE X GENERAL........................................................    67
   Section 10.1  Usage...................................................    67
   Section 10.2  Survival................................................    68
   Section 10.3  Transfer Taxes..........................................    68
   Section 10.4  Governing Law...........................................    68
   Section 10.5  Consent to Jurisdiction.................................    68
   Section 10.6  Successors and Assigns..................................    69
   Section 10.7  Notices.................................................    69
   Section 10.8  Severability............................................    70


   Section 10.9  Representation by Counsel; No Inferences................    70
   Section 10.10 Divisions and Headings..................................    71
   Section 10.11 No Third-party Beneficiaries............................    71
   Section 10.12 Amendment and Waiver....................................    71
   Section 10.13 Knowledge...............................................    71
   Section 10.14 Schedules and Exhibits..................................    71
   Section 10.15 Counterparts............................................    71
   Section 10.16 Entire Agreement........................................    72

                                    EXHIBITS:

Exhibit 1.1(a) - Company Charter Amendment
Exhibit 2.5 - Officers of the Surviving Company
Exhibit 6.16 - Rule 145 Affiliate Letter
Exhibit 7.2(d) - Registration Rights Agreement
Exhibit 7.3(h) - Lock-up Agreement
Exhibit 9.1 - Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of October 11, 2006, among REIS, INC., a Delaware corporation (the "Company"), Wellsford Real Properties, Inc., a Maryland corporation ("Parent"), and Reis Services LLC, a Maryland limited liability company and wholly owned subsidiary of Parent ("Merger Subsidiary").

                                   WITNESSETH:

     WHEREAS, (a) the Board of Directors of Parent and Parent, as the sole member of Merger Subsidiary have approved this Agreement and deem it advisable and in the best interests of their stockholders and sole member, respectively, to consummate the merger provided for herein, in which the Company will merge with and into Merger Subsidiary (the "Merger"), on the terms set forth herein and (b) the Board of Directors of Parent has recommended that the Parent's stockholders approve the issuance of the Parent Common Stock (as hereinafter defined) in the Merger;

     WHEREAS, the Board of Directors of the Company has: (a) determined that the Merger is advisable, fair to and in the best interests of the stockholders of the Company; (b) approved this Agreement and the transactions contemplated hereby; and (c) recommended that the Company's stockholders adopt this Agreement and approve the Merger, on the terms set forth herein;

     WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent's willingness to enter into this Agreement, the Parent is entering into a voting agreement (the "Voting Agreement") with each of Lloyd Lynford ("Lynford") and Jonathan Garfield ("Garfield") pursuant to which, among other things, each of Lynford and Garfield has agreed, subject to the terms and conditions therein, to vote or deliver written consents with respect to all shares of capital stock of the Company owned by such shareholder in favor of adoption of this Agreement and approval of the transactions contemplated hereby (including the Merger and the Company Charter Amendment (as hereinafter defined));

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and Merger Subsidiary are entering into an (a) employment agreement with Lynford, pursuant to which, among other things, Lynford shall be appointed President and Chief Executive Officer of Parent and the Surviving Company and
(b) employment agreement with Garfield, pursuant to which, among other things, Garfield shall be appointed Executive Vice President of Parent and the Surviving Company; and

     WHEREAS, for U.S. federal income tax purposes, the parties hereto intend that (a) the Merger will qualify as a "reorganization" within the meaning of
Section 368(a) of the Code (as hereinafter defined), (b) this Agreement shall constitute a plan of reorganization, and (c) the Company and Parent shall each be a party to such reorganization within the meaning of Section 368(b) of the Code.

     NOW, THEREFORE, in consideration of the foregoing, the representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.1.

     "Affiliate" means, as to the Person in question, any Person that directly or indirectly controls, is controlled by, or is under common control with, the Person in question and any successors or assigns of such Person; and the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.

     "Aggregate Merger Consideration" means the Cash Consideration plus the Share Consideration, subject to Section 3.4, constituting the aggregate amount payable to the Holders and to the holders of Plan Options and Non-Plan Options at the Effective Time with respect to the Company Common Stock, the Company Preferred Stock, the Plan Options and the Non-Plan Options.

     "AMEX" means the American Stock Exchange.

     "Business Day" means a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by law to close.

     "Cash Consideration" means $34,579,414, constituting the aggregate amount of the Common Stock Cash Merger Consideration, the Series A Cash Merger Consideration, the Series B Cash Merger Consideration, the Series C Cash Merger Consideration and the Series D Cash Merger Consideration.

     "Company Charter Amendment" means the amendment to the certificate of incorporation of the Company substantially in the form attached hereto as
Exhibit 1.1(a).

     "Company Common Stock" means the Company's common stock, $0.01 par value per share.

     "Company Loan" means the secured loan in the principal amount of $25 million to be made to the Company immediately prior to the Effective Time, for payment of a portion of the Cash Consideration, pursuant to the terms of the Loan Agreement, dated as of the date hereof, between the Bank of Montreal, Chicago Branch, as administrative agent, BMO Capital Markets, as lead arranger, the lenders listed therein, and the Company, as borrower (the "Loan Agreement").

     "Company Material Adverse Effect" means any change, effect or event that is or would be reasonably expected to (a) be materially adverse to the business, assets, results of operations, or financial condition of the Company, or (b) materially impair or delay the ability of the Company to perform its obligations under this Agreement or to consummate the Merger or the transactions contemplated hereby, other than, in each case, any change, effect or event that results from or relates to (i) any change affecting general national, international or regional political, economic, financial or capital market conditions; (ii) any change relating to the Company's industry, so long as such change does not disproportionately affect the Company or its business; (iii) any breach by Parent or Merger Subsidiary of any provision of this Agreement; (iv) any condition described in the Company Disclosure Schedule and (v) any action taken by the Company or any of its Affiliates at the written request of Parent or Merger Subsidiary.

     "Company Preferred Stock" means collectively, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

     "Company Stock" means Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable.

     "Eligible Stockholder" means each Holder other than either of the LG Stockholders or the Wellsford Holder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) which is treated as a single employer with the Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Fundamental Representations" means those representations and warranties of the Company set forth in Sections 4.1, 4.2, 4.3, 4.4(a)(i), 4.14, 4.16, 4.17 and
4.18.

     "Governmental Entity" means any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal or other instrumentality of any foreign or domestic federal, state or local government, with jurisdiction over the business of the Company.

     "Holder" and "Holders" means any and all holders immediately prior to the Effective Time of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock; provided, however, that the Wellsford Holder, holders of Company Common Stock or Company Preferred Stock cancelled pursuant to Section 3.2(f) or 3.2(g), and holders of any Dissenting Shares shall not be considered "Holders."

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Joint Proxy Statement" means a joint proxy statement/prospectus relating to the Company Stockholders Meeting and the Parent Stockholders Meeting, as the same may be amended or supplemented from time to time.

     "Law" means any constitutional provision, statute, ordinance or other law which is duly enacted and enforceable, or any binding interpretation or Order of any Governmental Entity.

     "LG Shares" means the shares of Company Common Stock held by the LG Stockholders on the Election Date.

     "LG Stockholders" means, together, Lynford and Garfield.

     "Liability" or Liabilities" means any and all liabilities and obligations, whether or not required to be disclosed on the Financial Statements in accordance with GAAP, including (a) any indebtedness for borrowed money; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments;
(c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities arising in the ordinary course of business; (d) any obligations as lessee under capitalized leases; (e) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property; (f) any obligations, contingent or otherwise, under banker's acceptance, letters of credit or similar facilities; and (g) any guaranty of any of the foregoing liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable.

     "Order" means any binding and enforceable decree, injunction, judgment, order, ruling, assessment or writ issued by a Governmental Entity.

     "Parent Common Stock" means the common stock of Parent, par value $0.02 per share.

     "Parent Confidentiality Agreement" means the Confidentiality Agreement, dated as of June 5, 2006, by and between Parent and the Company, pursuant to which Parent was provided with certain Company information.

     "Parent Material Adverse Effect" means any change, effect or event that is or would be reasonably expected to (a) be materially adverse to the business, assets, results of operations, or financial condition of Parent, or (b) materially impair or delay the ability of Parent to perform its obligations under this Agreement or to consummate the Merger or the transactions contemplated hereby, other than, in each case, any change, effect or event that results from or relates to (i) any change affecting general national, international or regional political, economic, financial or capital market conditions; (ii) any change relating to Parent's industry, so long as such change does not disproportionately affect Parent or its business; (iii) any breach by the Company of any provision of this Agreement; (iv) any condition described in the Parent Disclosure Schedule and (v) any action taken by the Parent or any of its Affiliates at the written request of the Company.

     "Permit" means any license, permit, variance, authorization, waiver, grant, franchise, concession, exemption, order, registration, approval or certificate of need required to be issued by any Governmental Entity.

     "Permitted Liens" means (a) Liens for Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings,
(b) workers', carriers', suppliers' and mechanics' or other like Liens arising under Law and incurred in the ordinary course of business, (c) immaterial liens that do not interfere, individually or in the aggregate with any other Liens, with the present use of the properties they affect, and (d) those Liens and other matters listed in Section 1.1(a) of the Company Disclosure Schedule.

     "Per Share Cash Consideration" means, with respect to each share of Company Stock, the Common Stock Cash Merger Consideration, the Series A Cash Merger Consideration, the Series B Cash Merger Consideration, the Series C Cash Merger Consideration or the Series D Cash Merger Consideration, as applicable.

     "Per Share Price" means $8.16.

     "Per Share Stock Consideration" means, with respect to each share of Company Stock, the Common Stock Share Merger Consideration, the Series A Share Merger Consideration, the Series B Share Merger Consideration, the Series C Share Merger Consideration or the Series D Share Merger Consideration, as applicable.

     "Person" means any association, corporation, limited liability company, individual, partnership, limited liability partnership, firm, trust or any other entity or organization, including a Governmental Entity.

     "Preferred Stock Merger Consideration" means the aggregate amount of the Series A Merger Consideration, the Series B Merger Consideration, the Series C Merger Consideration and the Series D Merger Consideration.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Share Consideration" means 6,795,266 fully paid and nonassessable shares of Parent Common Stock constituting the aggregate Common Stock Share Merger Consideration and Series A Share Merger Consideration, Series B Share Merger Consideration, Series C Share Merger Consideration and Series D Share Merger Consideration.

     "Securities Laws" means the Exchange Act, the Securities Act, and any applicable state securities and blue sky laws.

     "Subsidiary" when used with respect to any party shall mean any corporation, partnership, limited liability company, business trust or other entity, or joint venture, of which such party or a Subsidiary of such party, directly or indirectly, owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

     "Tax" or "Taxes" means any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, registration, deed, stamp, transfer, alternative or add-on minimum, estimated, environmental, profits, windfall profits, excess profits, transaction, license, lease, service, service use, occupation, severance, energy, unemployment, social security, workers' compensation, capital, premium, and other taxes, assessments, customs, duties, fees, levies, deductions, withholdings or other governmental charges (including any interest, penalty or addition thereto).

     "Treasury Regulations" means the regulations promulgated from time to time under the Code.

     "Wellsford Holder" means Wellsford Capital, a Maryland corporation and Subsidiary of Parent.

     Section 1.2 Other Defined Terms. The following terms have the meanings assigned to such terms on the page of the Agreement set forth below:

Additionally-Elected Parent Shares ........................................   14
Agreement .................................................................    1
Articles of Merger ........................................................    9
BC Escrow Account .........................................................   67
BC Escrow Agreement .......................................................   67
Benefit Plans .............................................................   29
Cash Holdback .............................................................   60
CERCLA ....................................................................   42
Certificate of Merger .....................................................    9
Certificates ..............................................................   19
Change in Control of Parent ...............................................   59
Claim Notice ..............................................................   62
Claims Payment ............................................................   63
Claims Recoveries .........................................................   63
Closing ...................................................................   10
Closing Date ..............................................................   10
COBRA .....................................................................   29
Code ......................................................................   29
Common Stock Cash Merger Consideration ....................................   11
Common Stock Merger Consideration .........................................   11
Common Stock Share Merger Consideration ...................................   11
Company ...................................................................    1
Company Disclosure Schedule ...............................................   22
Company Financial Documents ...............................................   24
Company Intellectual Property .............................................   25
Company Option Plan .......................................................   20
Company Representatives ...................................................   46
Company Stockholder Amendment Approval ....................................   33
Company Stockholder Approval ..............................................   33
Company Stockholder Merger Approval .......................................   33
Company Stockholders Meeting ..............................................   53
Company Superior Proposal .................................................   47
Company Takeover Proposal .................................................   47
Company Termination Fee ...................................................   60

Contract ..................................................................   23
Deductible ................................................................   62
DGCL ......................................................................    9
Dissenting Shares .........................................................   22
Dissenting Stockholder ....................................................   22
Effective Time ............................................................   10
Electing Stockholder ......................................................   14
Election Date .............................................................   18
Election Form Record Date .................................................   17
Employee Agreement ........................................................   28
Environmental Law .........................................................   43
Environmental Permit ......................................................   43
ERISA .....................................................................   29
Escrow Agent ..............................................................   60
Escrow Agreement ..........................................................   60
Escrow Fund ...............................................................   60
Expenses ..................................................................   59
Form of Election ..........................................................   17
Form S-4 ..................................................................   33
FR Cash Holdback ..........................................................   61
FR Escrow Fund ............................................................   61
FR Holdback ...............................................................   61
FR Share Holdback .........................................................   61
GAAP ......................................................................   24
Garfield ..................................................................    1
Hazardous Material ........................................................   43
Holdback ..................................................................   60
Incumbent Director ........................................................   59
Indemnified Parties .......................................................   50
Intellectual Property .....................................................   24
IRS .......................................................................   29
Lazard ....................................................................   39
Leased Property ...........................................................   40
Leased Real Property ......................................................   28
LG Cash Number ............................................................   16
LG Cash Shares ............................................................   16
LG Share Number ...........................................................   16
LG Stock Shares ...........................................................   16
Lien ......................................................................   23
Liens .....................................................................   23
Lynford ...................................................................    1
Material Contracts ........................................................   28
Material Customers ........................................................   32
Max Election Stock Shares .................................................   17
Max LG Cash Shares ........................................................   16
Maximum Elected Share Number ..............................................   14

Merger ....................................................................    1
Merger Subsidiary .........................................................    1
Merger Subsidiary Units ...................................................   35
Min Election Cash Shares ..................................................   17
Min LG Stock Shares .......................................................   16
MLLCA .....................................................................    9
Non-Electing Cash Shares ..................................................   15
Non-Electing Shares .......................................................   14
Non-Electing Stock Shares .................................................   15
Non-Plan Option ...........................................................   21
Notice of a Superior Proposal .............................................   47
Objection Notice ..........................................................   62
Owned Real Property .......................................................   40
Parent ....................................................................    1
Parent Charter Amendment ..................................................   52
Parent Disclosure Schedule ................................................   34
Parent Indemnified Persons ................................................   61
Parent Material Adverse Effect ............................................    4
Parent SEC Reports ........................................................   36
Parent Stockholder Approval ...............................................   39
Parent Stockholders Meeting ...............................................   53
Parent's Expenses .........................................................   60
Payment Fund ..............................................................   18
Permitted Investments .....................................................   19
Plan Option ...............................................................   20
Proprietary Software ......................................................   26
Qualifying Claim ..........................................................   61
Real Property .............................................................   40
Receivables ...............................................................   32
Recoverable Amounts .......................................................   61
Rule 145 Affiliate ........................................................   54
Series A Cash Merger Consideration ........................................   12
Series A Merger Consideration .............................................   12
Series A Preferred Stock ..................................................   11
Series A Share Merger Consideration .......................................   12
Series B Cash Merger Consideration ........................................   12
Series B Merger Consideration .............................................   12
Series B Preferred Stock ..................................................   12
Series B Share Merger Consideration .......................................   12
Series C Cash Merger Consideration ........................................   12
Series C Merger Consideration .............................................   12
Series C Preferred Stock ..................................................   12
Series C Share Merger Consideration .......................................   12
Series D Cash Merger Consideration ........................................   13
Series D Merger Consideration .............................................   13
Series D Preferred Stock ..................................................   13

Series D Share Merger Consideration .......................................   13
Share Holdback ............................................................   60
SOX .......................................................................   54
Stock Election ............................................................   14
Stock Election Ratio ......................................................   17
Stock Election Shares .....................................................   14
Stockholder Representative ................................................   65
Stockholder Representatives ...............................................   65
Stockholder Representatives Indemnity .....................................   66
Surviving Company .........................................................    9
Tax Returns ...............................................................   30
Transfer Taxes ............................................................   68
Voting Agreement ..........................................................    1
Wellsford Shares ..........................................................   14

                                   ARTICLE II

                                   THE MERGER

     Section 2.1 Merger. Subject to the terms and conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law ("DGCL") and the Maryland Limited Liability Company Act ("MLLCA"), at the Effective Time (as defined in Section 2.2), the Company shall be merged with and into Merger Subsidiary. Following the Merger, the separate corporate existence of the Company shall cease and Merger Subsidiary shall continue as the surviving company and a wholly owned subsidiary of Parent (the Merger Subsidiary following the Merger, the "Surviving Company"). At the Effective Time, the Merger will have the other effects provided in the applicable provisions of the DGCL and the MLLCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, powers, immunities and franchises of the Company and Merger Subsidiary will vest in the Surviving Company, and all the debts, liabilities, obligations and duties of the Company and Merger Subsidiary will become the debts, liabilities, obligations and duties of the Surviving Company.

     Section 2.2 Effective Time of the Merger. Subject to the provisions of this Agreement, on the Closing Date, the Company and Merger Subsidiary will cause (i) an appropriate certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, DGCL Section 264 and (ii) appropriate articles of merger (the "Articles of Merger") to be executed and filed with the Secretary of State of the State of Maryland in such form as required by, and executed in accordance with the pursuant to Sections 4A-206 and 4A-703 of the MLLCA. The Merger shall become effective on the date and at the time when the Certificate of Merger has been duly filed with the Department of Assessments and Taxation of the State of Delaware and the Articles of Merger have been filed pursuant to the MLLCA (but not earlier than the Closing Date) or, subject to the DGCL and the MLLCA, such later time as is agreed upon by the parties hereto and specified in the Certificate of Merger and the Articles of Merger (such effective time, the "Effective Time").

     Section 2.3 Closing. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 8.1 and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall be held at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, New York 10104, as promptly as practicable, but in no event later than 10:00 a.m., local time, on the Business Day following satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature will be satisfied at the Closing), unless another time, date and/or place is agreed to in writing by the parties. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     Section 2.4 Articles of Organization and Limited Liability Company Agreement of the Surviving Company. The articles of organization of the Merger Subsidiary as in effect immediately prior to the Effective Time shall be the articles of organization of the Surviving Company. The limited liability company agreement of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the limited liability company agreement of the Surviving Company.

     Section 2.5 Officers of the Surviving Company. The persons set forth on
Exhibit 2.5 hereto shall, from and after the Effective Time, be the officers of the Surviving Company until their respective successors are chosen and have qualified in accordance with the articles of organization and limited liability company agreement of the Surviving Company or as otherwise provided by law.

                                   ARTICLE III

                              CONVERSION OF SHARES

     Section 3.1 Merger Consideration. The Company, Parent and Merger Subsidiary acknowledge and agree, subject to this Article III, as follows:

          (a) The Holders are entitled to receive, in the aggregate, total merger consideration that is payable (i) one-half in shares of the Parent Common Stock (valued at the Per Share Price) and (ii) one-half in cash.

          (b) Wellsford Holder is entitled to receive total merger consideration that is payable 100% in Parent Common Stock.

          (c) Each Holder initially will have the right to receive one-half of the merger consideration to which such Holder is entitled in shares of Parent Common Stock and one-half of the merger consideration to which such Holder is entitled in cash, with each Eligible Stockholder having the right to elect to receive, subject to clause (d) below, all the merger consideration to which such Eligible Stockholder is entitled in shares of Parent Common Stock (in lieu of the corresponding cash amount).

          (d) Each Electing Stockholder will be allocated shares of Parent Common Stock (in lieu of the corresponding cash amount) from the shares of Parent Common Stock to which the LG Stockholders were entitled to receive under clause (a) above, with the corresponding amounts of cash to which the Electing Stockholders were entitled to receive under clause (a) above being allocated to the LG Stockholders (in lieu of the corresponding shares of Parent Common Stock), subject to the limitations that each of the LG Stockholders must receive at least one-third of his merger consideration in shares of Parent Common Stock and the Wellsford Holder must receive all of its merger consideration in shares of Parent Common Stock.

          (e) If the Electing Stockholders, in the aggregate, elect to receive more shares of Parent Common Stock than are permitted by the limitation described in clause (d) above, then the Electing Stockholders will receive shares of Parent Common Stock up to this limitation, with each Electing Stockholder receiving a pro rata number of shares of Parent Common Stock based upon the number of shares of Company Common Stock (on an as-converted basis) held by such Electing Stockholder relative to those shares held by the other Electing Stockholders (and will receive in cash the remaining merger consideration to which such Holder is entitled).

     Section 3.2 Conversion of Shares. Subject to the Cash Holdback, the Stockholder Representatives Indemnity and the Share Holdback as set forth in
Article IX, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any shares of Company Common Stock or Company Preferred Stock.

          (a) Each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time (other than the Company Common Stock to be canceled pursuant to subsections (f) and (g) below and any Dissenting Shares (as defined in Section 3.9)) shall be converted into the right to receive (i) $8.16 in cash (the "Common Stock Cash Merger Consideration"), payable to the holder thereof without interest, or (ii) 1.0000 share of Parent Common Stock (the "Common Stock Share Merger Consideration" and together, with the Common Stock Cash Consideration collectively referred to as the "Common Stock Merger Consideration") in the manner provided by the election and allocation procedures set forth in Section 3.3, payable upon surrender of the certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock. All such Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration for each share of Company Common Stock upon the surrender of such certificates in accordance with Section 3.4 and cash in lieu of fractional shares of Parent Common Stock in accordance with Section 3.4(c). Any payment made pursuant to this Section 3.2(a) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

          (b) Each share of the Company's Series A Preferred Stock, $0.01 par value per share ("Series A Preferred Stock"), issued and outstanding immediately prior to the Effective Time (other than the Series A Preferred Stock to be canceled pursuant to subsections (f) and (g) below and any Dissenting Shares) shall be converted into (i) $463.11 in cash (the "Series A Cash Merger Consideration"), payable to the holder thereof without interest, or (ii) 56.75 shares of Parent Common Stock (the "Series A Share Merger Consideration" and, together, with the Series A Cash Merger Consideration, collectively referred to as the "Series A Merger Consideration") in the manner provided by the election and allocation procedures set forth in
Section 3.3, payable upon surrender of the certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Series A Preferred Stock. All such Series A Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates previously evidencing such shares of Series A Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Series A Merger Consideration for each share of Series A Preferred Stock upon the surrender of such certificates in accordance with Section 3.4 and cash in lieu of fractional shares of Parent Common Stock in accordance with Section 3.4(c). Any payment made pursuant to this Section 3.2(b) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

          (c) Each share of the Company's Series B Preferred Stock, $0.01 par value per share ("Series B Preferred Stock"), issued and outstanding immediately prior to the Effective Time (other than the Series B Preferred Stock to be canceled pursuant to subsections (f) and (g) below and any Dissenting Shares) shall be converted into the right to receive (i) $272.00 in cash (the "Series B Cash Merger Consideration"), payable to the holder thereof without interest, or
(ii) 33.33 shares of Parent Common Stock (the "Series B Share Merger Consideration" and, together, with the Series B Cash Merger Consideration, collectively referred to as the "Series B Merger Consideration") in the manner provided by the election and allocation procedures set forth in Section 3.3, payable upon surrender of the certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Series B Preferred Stock. All such Series B Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates previously evidencing such shares of Series B Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Series B Merger Consideration for each share of Series B Preferred Stock upon the surrender of such certificates in accordance with
Section 3.4 and cash in lieu of fractional shares of Parent Common Stock in accordance with Section 3.4(c). Any payment made pursuant to this Section 3.2(c) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

          (d) Each share of the Company's Series C Preferred Stock, $0.01 par value per share ("Series C Preferred Stock"), issued and outstanding immediately prior to the Effective Time (other than the Series C Preferred Stock to be canceled pursuant to subsections (f) and (g) below and any Dissenting Shares) shall be converted into the right to receive (i) $205.65 in cash (the "Series C Cash Merger Consideration"), payable to the holder thereof without interest, or
(ii) 25.20 shares of Parent Common Stock (the "Series C Share Merger Consideration" and, together, with the Series C Cash Merger Consideration, collectively referred to as the "Series C Merger Consideration") in the manner provided by the election and allocation procedures set forth in Section 3.3, payable upon surrender of the certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Series C Preferred Stock. All such Series C Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates previously evidencing such shares of Series C Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Series C Merger Consideration for each share of Series C Preferred Stock upon the surrender of such certificates in accordance with Section 3.4 and cash in lieu of fractional shares of Parent Common Stock in accordance with Section 3.4(c). Any payment made pursuant to this Section 3.2(d) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

          (e) Each share of the Company's Series D Preferred Stock, $0.01 par value per share ("Series D Preferred Stock"), issued and outstanding immediately prior to the Effective Time (other than the Series D Preferred Stock to be canceled pursuant to subsections (f) and (g) below and any Dissenting Shares) shall be converted into the right to receive (i) $253.42 in cash (the "Series D Cash Merger Consideration"), payable to the holder thereof without interest, or
(ii) 31.06 shares of Parent Common Stock (the "Series D Share Merger Consideration" and, together, with the Series D Cash Merger Consideration, collectively referred to as the "Series D Merger Consideration") in the manner provided by the election and allocation procedures set forth in Section 3.3, payable upon surrender of the certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Series D Preferred Stock. All such Series D Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates previously evidencing such shares of Series D Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Series D Merger Consideration for each share of Series D Preferred Stock upon the surrender of such certificates in accordance with
Section 3.4 and cash in lieu of fractional shares of Parent Common Stock in accordance with Section 3.4(c). Any payment made pursuant to this Section 3.2(e) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

          (f) Notwithstanding the foregoing, each share of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time that is held by the Company as treasury stock, shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and cease to exist, and no payment or distribution shall be made with respect thereto.

          (g) Notwithstanding the foregoing, each share of Company Common Stock or Company Preferred Stock, if any, held of record by Parent or Merger Subsidiary (other than in each case, shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and cease to exist, and no payment shall be made with respect thereto.

          (h) If between the date of this Agreement and the Effective Time: (i) the outstanding shares of Company Common Stock or any series of Company Preferred Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the Per Share Cash Consideration and Per Share Stock Consideration with respect to the series and/or class of Company Stock that has been changed shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or similar event; or (ii) the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the Per Share Stock Consideration for the Company Common Stock and the Company Preferred Stock shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or similar event. Notwithstanding the foregoing, except as expressly contemplated by this Section 3.2(h), nothing in Section 3.2 hereof shall be deemed to require an increase in either the aggregate amount of Cash Consideration or the aggregate amount of Share Consideration to be paid to holders of Company Stock in the Merger (not including cash in lieu of fractional shares).

     Section 3.3 Consideration Election.

          (a) Stock Election. Notwithstanding the provisions of Section 3.2(a),
(b), (c), (d) and (e), but subject to the election and allocation procedures set forth in this Section 3.3, each Eligible Stockholder will be entitled, with respect to all but not less than all of the Company Stock held by such Eligible Stockholder, to make an election (a "Stock Election") to receive the Per Share Stock Consideration in lieu of the Per Share Cash Consideration applicable to all of such holder's Company Stock.

          (b) Defined Terms. When used in this Agreement, the following terms shall have the following meanings:

               (i) "Electing Stockholder" means any Eligible Stockholder who makes a Stock Election in accordance with the provisions of Section 3.3(a).

               (ii) "Stock Election Share" means each share of Company Common Stock or Company Preferred Stock as to which an Electing Stockholder has made a valid Stock Election under Section 3.3(a), and "Stock Election Shares" means all such shares.

               (iii) "Wellsford Shares" means the shares of Company Common Stock and Company Preferred Stock held by the Wellsford Holder.

               (iv) "Non-Electing Shares" means any shares of Company Common Stock or Company Preferred Stock held by an Eligible Stockholder that are not Stock Election Shares.

               (v) "Additionally-Elected Parent Shares" means one-half of the number of shares of Parent Common Stock into which the Stock Election Shares would be converted assuming that each Stock Election Share was converted into the Per Share Stock Consideration applicable thereto (without taking into account any allocation or adjustment under Section 3.3(c)).

               (vi) "Maximum Elected Share Number" means one-sixth of the aggregate number of shares of Parent Common Stock into which the LG Shares would be converted assuming that each LG Share was converted into the Per Share Stock Consideration applicable thereto (without taking into account any allocation or adjustment under Section 3.3(c)).

          (c) Election Adjustments. The allocation among the holders of Company Stock of rights to receive the applicable Per Share Stock Consideration and the applicable Per Share Cash Consideration in the Merger will be made as follows:

               (i) Wellsford Shares. The Wellsford Shares shall be converted into the right to receive the Per Share Stock Consideration applicable thereto.

               (ii) Non-Electing Shares. The Non-Electing Shares shall be converted into merger consideration as follows:

                    (A) one-half of (I) the Non-Electing Shares that are Company Common Stock, (II) the Non-Electing Shares that are Series A Preferred Stock,
(III) the Non-Electing Shares that are Series B Preferred Stock, (IV) the Non-Electing Shares that are Series C Preferred Stock and (V) the Non-Electing Shares that are Series D Preferred Stock (in each case rounded down to the nearest whole share) will, as of the Effective Time, be converted into the right to receive the Per Share Cash Consideration applicable thereto (collectively, the "Non-Electing Cash Shares"); and

                    (B) one-half of (I) the Non-Electing Shares that are Company Common Stock, (II) the Non-Electing Shares that are Series A Preferred Stock,
(III) the Non-Electing Shares that are Series B Preferred Stock, (IV) the Non-Electing Shares that are Series C Preferred Stock and (V) the Non-Electing Shares that are Series D Preferred Stock (in each case rounded up to the nearest whole share) will, as of the Effective Time, be converted into the right to receive the Per Share Stock Consideration applicable thereto (the "Non-Electing Stock Shares").

The Surviving Company will allocate to each holder of Non-Electing Shares in each series and/or class of Company Stock one-half of the total number of such holder's Non-Electing Shares in such series or class in Non-Electing Cash Shares and one-half of the total number of such holder's Non-Electing Shares in such series or class in Non-Electing Stock Shares; provided, however, if any holder of Non-Electing Shares in such series and/or class owns an odd number of shares in such series and/or class of Company Stock, the Surviving Company, in its sole discretion, may allocate to each such holder (i) one more such Non-Electing Stock Share and one less such Non-Electing Cash Share or (ii) one more such Non-Electing Cash Share and one less such Non-Electing Stock Shares as the Surviving Company deems necessary.

               (iii) Stock Election Shares and LG Shares (When
Additionally-Elected Parent Shares Less Than or Equal to Maximum Elected Share Number). If the number of Additionally-Elected Parent Shares is less than or equal to the Maximum Elected Share Number, then the Stock Election Shares and the LG Shares shall be converted into merger consideration as follows:

                    (A) Each Stock Election Share will, as of the Effective Time, be converted into the right to receive the Per Share Stock Consideration applicable thereto.

                    (B) When used in this Agreement, the following terms shall have the following meanings:

                         (I) "LG Cash Number" means the sum of (X) the number of
shares equal to the Additionally-Elected Parent Shares and (Y) one-half of the total number of LG Shares; provided that if the total number of LG Shares is an odd number then the LG Cash Number shall be increased by 0.5.

                         (II) "LG Share Number" means the total number of LG
Shares minus the LG Cash Number.

                    (C) The LG Shares shall be converted into merger consideration as follows:

                         (I) the number of LG Shares equal to the LG Cash Number
will, as of the Effective Time, be converted into the right to receive the Common Stock Cash Merger Consideration (collectively, the "LG Cash Shares"); and

                         (II) the number of LG Shares equal to the LG Share
Number will, as of the Effective Time, be converted into the right to receive the Common Stock Share Merger Consideration (collectively, the "LG Stock Shares").

The Surviving Company will allocate to each LG Stockholder a pro rata number of LG Cash Shares and LG Stock Shares based upon the number of shares of Company Common Stock held by such LG Stockholder relative to those shares held by the other LG Stockholder; provided, however, the Surviving Company, in its sole discretion, may allocate to each LG Stockholder (i) one more such LG Stock Share and one less such LG Cash Share or (ii) one more such LG Cash Share and one less such LG Stock Share as the Surviving Company deems necessary.

               (iv) Stock Election Shares and LG Shares (When
Additionally-Elected Parent Shares Greater Than Maximum Elected Share Number). If the number of Additionally-Elected Parent Shares is greater than the Maximum Elected Share Number, then the Stock Election Shares and the LG Shares shall be converted into merger consideration as follows:

                    (A) The LG Shares shall be converted into merger consideration as follows:

                         (I) two-thirds of the LG Shares will, as of the
Effective Time, be converted into the right to receive the Common Stock Cash Merger Consideration (collectively, the "Max LG Cash Shares"); and

                         (II) one-third of the LG Shares will, as of the
Effective Time, be converted into the right to receive the Common Stock Share Merger Consideration (collectively, the "Min LG Stock Shares").

The Surviving Company will allocate to each LG Stockholder a pro rata number of Max LG Cash Shares and Min LG Stock Shares based upon the number of shares of Company Common Stock held by such LG Stockholder relative to those shares held by the other LG Stockholder; provided, however, the Surviving Company, in its sole discretion, may allocate to each LG Stockholder (i) one more such Min LG Stock Share and one less such Max LG Cash Share or (ii) one more such Max LG Cash Share and one less such Min LG Stock Share as the Surviving Company deems necessary.

                    (B) When used in this Agreement, "Stock Election Ratio" means the ratio of (i) (x) the total number of shares of Share Consideration, minus (y) the Share Consideration issuable in respect of the Non-Electing Stock Shares and the Wellsford Shares, minus (z) the number of the Min LG Stock Shares over (ii) the total number of shares of Share Consideration.

                    (C) The Stock Election Shares shall be converted into merger consideration as follows:

                         (I) all Stock Election Shares equal to the Stock
Election Ratio of (v) the Stock Election Shares that are Company Common Stock,
(w) the Stock Election Shares that are Series A Preferred Stock, (x) the Stock Election Shares that are Series B Preferred Stock, (y) the Stock Election Shares that are Series C Preferred Stock and (z) the Stock Election Shares that are Series D Preferred Stock (in each case rounded up to the nearest whole share (the shares referred to in clauses (v), (w), (x), (y) and (z) being referred to collectively as the "Max Election Stock Shares") will, as of the Effective Time, be converted into the right to receive the Per Share Stock Consideration applicable thereto; and

                         (II) all Stock Election Shares that are not Max
Election Stock Shares under subsection (I) above (collectively, the "Min Election Cash Shares") will, as of the Effective Time, be converted into the right to receive the Per Share Cash Consideration applicable thereto.

The Surviving Company will allocate to each holder of Stock Election Shares in each series and/or class of Company Stock, (x) a number of Max Election Stock Shares in such series and/or class equal to the Stock Election Ratio multiplied by the total number of such holder's Stock Election Shares in such series or class and (y) the remainder of such holder's Stock Election Shares in such series or class in Min Election Cash Shares; provided, however, the Surviving Company, in its sole discretion, may allocate to each such holder (i) one more such Max Election Stock Share and one less such Min Election Cash Share or (ii) one more such Min Election Cash Share and one less such Max Election Stock Share as the Surviving Company deems necessary.

          (d) Parent shall (i) prepare a form of election, which form shall be subject to the reasonable approval of the Company (the "Form of Election"), and
(ii) mail such Form of Election to the holders of record of shares of Company Stock as of the record date for the Company Stockholders Meeting (the "Election Form Record Date"), together with the Joint Proxy Statement, which Form of Election shall be used by each record holder of Company Stock who wishes to make a Stock Election with respect to all Company Stock held by such holder. Parent and the Company shall make available one or more Forms of Election as may be reasonably requested by all persons who become holders of record of Company Stock between the Election Form Record Date and the Election Date. Any such holder's Stock Election shall have been properly made only if Parent shall have received at its designated office, by 5:00 p.m., New York City time, on or before the Election Date, a Form of Election properly completed and signed and accompanied by such letter of transmittal and certificates for the Company Common

Stock and Company Preferred Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Parent (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to Parent within three NASDAQ trading days after the date of execution of such guarantee of delivery). As used herein, the "Election Date" means the Business Day that is the second Business Day prior to the Company Stockholders Meeting; provided, however, that if the Closing Date is more than five Business Days after the Company Stockholders Meeting then the Election Date shall be extended to a date reasonably agreed upon by Parent and the Company, which date shall be announced by Parent in a news release delivered to Dow Jones News Service and which date shall be at least five Business Days following the date of such news release.

          (e) Any Form of Election may be revoked by the stockholder submitting it to Parent only by written notice received by Parent prior to 5:00 p.m., New York City time, on the Election Date. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the Company Common Stock and Company Preferred Stock to which such Form of Election relates shall be retained for processing by Parent pursuant to Section 3.4.

          (f) The determination of Parent shall be binding as to whether or not a Stock Election has been properly made or revoked pursuant to this Section 3.3. If Parent determines that any Stock Election was not properly made, such shares shall be treated as shares that were Non-Electing Shares at the Election Date and the holder of such shares shall not be treated as an Electing Stockholder, and such shares shall be exchanged in the Merger pursuant to Section 3.3(c)(ii). Parent and the Company may, upon mutual agreement, make such rules as are consistent with this Section 3.3 for the implementation of the Stock Elections provided for herein as shall be necessary or desirable fully to effect such Stock Elections.

     Section 3.4 Exchange of Certificates; Payment for Shares.

          (a) The Surviving Company shall act as exchange agent for the Holders and the Wellsford Holder in connection with the Merger. Immediately prior to the Effective Time, and subject to the deposit by the Company in a Company account of the proceeds of the Company Loan, Parent shall deposit, or cause to be deposited in such Company account for the benefit of the Holders (other than Dissenting Shares and shares to be canceled pursuant to Sections 3.2(f) and (g))
(x) an amount in cash equal to the Cash Consideration (minus an amount equal to the proceeds of the Company Loan) payable pursuant to this Article III, less (A) the Cash Holdback to be deposited with the Escrow Agent pursuant to Section 9.1,
(B) the FR Cash Holdback to be deposited with the Escrow Agent pursuant to
Section 9.1 and (C) the Stockholder Representatives Indemnity to be deposited with Bryan Cave LLP pursuant to Section 9.5, and (y) a certificate representing the shares of Parent Common Stock being issued hereunder less the Share Holdback and the FR Share Holdback (such cash funds and certificate so deposited with or for the account of the Company, the "Payment Fund"). Such funds held by the Company shall not be used for any purpose except as expressly provided in this Agreement. Any interest, dividends or other income earned from investment of the cash portion of the Payment Fund shall be for the account of the Surviving Company. Such cash portion of the Payment Fund shall (i) be deposited in interest-bearing money market or custodial accounts at Wachovia Bank, N.A., US Trust Company, N.A., JPMorgan Chase Bank, the Bank of New York, N.A., or Key Bank, N.A. or (ii) invested in obligations of, or guaranteed by, the United States of America, in commercial paper obligations receiving the highest investment grade rating from both Moody's Investors Services, Inc. and Standard & Poor's, a division of McGraw Hill, Inc., or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1,000,000,000 (collectively, "Permitted Investments"); provided, however, that the maturities of Permitted Investments shall be such as to permit the Surviving Company to make prompt payment to the holders of shares of Company Common Stock or Company Preferred Stock pursuant to the Merger.

          (b) Promptly after the Effective Time, and in any event no later than two Business Days following the Effective Time, the Surviving Company will mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock and Company Preferred Stock (the "Certificates"), whose shares were converted pursuant to Section 3.1 into the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, respectively, and who did not previously submit such materials pursuant to Section 3.3(d) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of such Certificates to the Surviving Company) and shall be in such form and have such other provisions as the Company and Merger Subsidiary may reasonably specify and
(ii) instructions for use of the letter of transmittal in effecting the surrender of the Certificates in exchange for payment of the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, respectively. Upon surrender of a Certificate for cancellation to the Surviving Company, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Common Stock Merger Consideration or the applicable Preferred Stock Merger Consideration for each share of Company Common Stock or Company Preferred Stock, respectively, formerly represented by such Certificate, without any interest (other than pursuant to Article IX), less any required withholding of taxes (including (i) a certificate representing the number of whole shares of Parent Common Stock, if any, to which such Holder is entitled, and (ii) a check representing the amount of cash, if any, to which such Holder shall be entitled), and the Certificate so surrendered shall forthwith be canceled. The Common Stock Merger Consideration or the Preferred Stock Merger Consideration (less the pro rata portion of the Stockholder Representatives Indemnity, the Holdback and the FR Holdback) will be delivered by the Surviving Company as promptly as practicable following the Election Date and the surrender of a Certificate and the related transmittal documents, duly executed. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, the Common Stock Merger Consideration or Preferred Stock Merger Consideration and any dividends or other distributions to which such holder is entitled, may be issued with respect to such Company Common Stock or Company Preferred Stock, to such a transferee if the Certificates representing such Company Common Stock or Company Preferred Stock are presented to the Surviving Company (or if lost, stolen or destroyed, the procedures set forth in Section 3.7 are complied with), accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          (c) No fractional shares of Parent Common Stock shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional shares of Parent Common Stock pursuant to this Agreement, each holder of Company Common Stock and Company Preferred Stock shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Per Share Price by (ii) the fractional amount of the Parent Common Stock which such holder would otherwise be entitled to receive under this Article III.

          (d) Until surrendered as contemplated by this Section 3.4, each Certificate (other than Dissenting Shares and shares to be canceled pursuant to Sections 3.2(f) and (g)) shall be deemed at any time after the Effective Time to represent only the right to receive the Common Stock Merger Consideration or the applicable Preferred Stock Merger Consideration, as contemplated by this Section
3.4. Except as set forth in Article IX, no interest shall be paid or will accrue on any Common Stock Merger Consideration or Preferred Stock Merger Consideration, payable to holders of Certificates pursuant to the provisions of this Article III.

          (e) Neither Parent nor the Surviving Company shall be liable to any holder of shares for any Common Stock Merger Consideration or Preferred Stock Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

     Section 3.5 Stock Options.

          (a) Prior to the Effective Time, the Company shall take all necessary action by an appropriate committee of the Board of Directors of the Company, to cause each Plan Option (as defined in this clause (a)) to convert to the right to receive as a result of the occurrence of the Merger a cash payment pursuant to Section 5.10 of the Company's 1999 Stock Option Plan, as amended (the "Company Option Plan"), such that at the Effective Time, each Plan Option outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be canceled and only entitle the holder thereof to receive as soon as reasonably practicable after the surrender thereof, cash in an amount equal to the product of (i) the amount, if any, by which $8.16 exceeds the per share exercise price of such Plan Option, times (ii) the number of shares of Company Common Stock into which such Plan Option is exercisable, all as set forth in Section 3.5(a) of the Company Disclosure Schedule; provided that any such payment shall be net of all withholding taxes required by law to be withheld by the Company. For purposes of this Agreement, "Plan Option" shall mean an outstanding option to purchase Company Common Stock granted under the Company Option Plan.

          (b) Prior to the Effective Time, the Company shall take all action by appropriate committee of the Board of Directors of the Company, to cause each Non-Plan Option (as defined in this clause (b)) to convert to the right to receive as a result of the occurrence of the Merger a cash payment pursuant to the terms of each such Non-Plan Option such that immediately after the Effective Time, each Non-Plan Option outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be canceled and only entitle the holder thereof to receive as soon as reasonably practicable after the surrender thereof, cash in an amount equal to the product of (i) the amount, if any, by which $8.16 exceeds the per share exercise price of such Non-Plan Option, times (ii) the number of shares of Common Stock into which such Non-Plan Option is exercisable, all as set forth in Section 3.5(b) of the Company Disclosure Schedule; provided that any such payment shall be net of all withholding taxes required by law to be withheld by the Company. For purposes of this Agreement, "Non-Plan Option" shall mean an outstanding option to purchase Company Common Stock which is not granted pursuant to the Company Option Plan.

          (c) Subject to clause (a) above, promptly following receipt by the Surviving Company after the Closing of a Plan Option from each holder thereof, such holder shall be entitled to receive in exchange therefor from the Surviving Company such payment as provided in this Section 3.5 and set forth in Section 3.5(a) of the Company Disclosure Schedule. The holder of a Plan Option shall not be entitled to any further payments under this Agreement or otherwise with respect to any Plan Option held by such holding, including, without limitation, by reason of any distribution of the Holdback or any other escrowed funds.

          (d) Subject to clause (b) above, promptly following receipt by the Surviving Company after the Closing of a Non-Plan Option from each holder thereof, such holder shall be entitled to receive in exchange therefor from the Surviving Company such payment as provided in this Section 3.5 and set forth in
Section 3.5(b) of the Company Disclosure Schedule. The holder of a Non-Plan Option shall not be entitled to any further payments under this Agreement or otherwise with respect to any Non-Plan Option held by such holder, including, without limitation, by reason of any distribution of the Holdback or any other escrowed funds.

     Section 3.6 Withholding. The Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Preferred Stock or any holder of a Plan Option or Non-Plan Option such amounts as the Surviving Company is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Preferred Stock or the holder of a Plan Option or Non-Plan Option in respect of which such deduction and withholding was made by the Surviving Company.

     Section 3.7 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Surviving Company will issue in exchange for such lost, stolen or destroyed Certificate the Common Stock Merger Consideration or Preferred Stock Merger Consideration deliverable in respect thereof as determined in accordance with this Article III, provided that the Person to whom such consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Company a written indemnity agreement in form and substance reasonably satisfactory to the Surviving Company against any claim that may be made against the Surviving Company with respect to the Certificate claimed to have been lost, stolen or destroyed.

     Section 3.8 Stock Transfer Books. After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company, they shall be canceled and their holders shall be entitled to the rights provided herein.

     Section 3.9 Appraisal Rights. Shares of Company Common Stock and Company Preferred Stock that have not voted for adoption of this Agreement and with respect to which appraisal has been properly demanded in accordance with Section 262 of the DGCL ("Dissenting Shares") will not be converted into the right to receive the Common Stock Merger Consideration or Preferred Stock Merger Consideration, as applicable, at or after the Effective Time unless and until the holder of such shares (a "Dissenting Stockholder") withdraws such demand for such appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal, but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL. If a holder of Dissenting Shares withdraws such demand for appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder's Dissenting Shares will cease to be a Dissenting Share and will be converted as of the Effective Time into and represent the right to receive the Common Stock Merger Consideration or the applicable Preferred Stock Merger Consideration, as appropriate, without interest thereon. The Company shall give Parent and Merger Subsidiary prompt notice of any demands for appraisal, attempted withdrawals of such demands and any other instruments received by the Company relating to stockholders' rights of appraisal, and, prior to the Effective Time, Parent and Merger Subsidiary shall have the right to participate in, and after the Effective Time the Surviving Company shall have the right to direct, all negotiations and proceedings with respect to such demands except as required by applicable law.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Subsidiary that the statements contained in this Article IV are true and correct as of the date hereof and will be true and correct as of the Closing Date except as set forth herein or in the disclosure letter separately delivered by the Company to Parent and Merger Subsidiary on the date hereof (the "Company Disclosure Schedule").

     Section 4.1 Organization and Good Standing. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a corporation in the jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect.

     Section 4.2 Capitalization.

          (a) The authorized and outstanding capital stock of the Company is as set forth on Section 4.2(a) of the Company Disclosure Schedule.

          (b) Except as set forth on Section 4.2(b) of the Company Disclosure Schedule, all of the issued and outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights.

          (c) Except as set forth in Section 4.2(c) of the Company Disclosure Schedule, as of the date hereof, there are no (i) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, convertible securities or other rights, agreements, arrangements or commitments obligating the Company to issue or sell any shares of capital stock of, or any other equity interest in, the Company, (ii) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of, or interests in, the Company or (iii) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company.

     Section 4.3 Authorization; Validity of Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of its stockholders as contemplated by Section 6.14(b) hereof, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of the Company and, other than the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Subsidiary, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to or limited by (a) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting the rights of creditors' generally and (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     Section 4.4 No Conflicts; Consents.

          (a) Except as set forth in Section 4.4 of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement will not, and the consummation by the Company of the transactions contemplated hereby will not, (i) violate the provisions of its certificate of incorporation or by-laws,
(ii) violate any material mortgage, note, indenture, lease, license, agreement, contract or other instrument or obligation ("Contract") to which the Company is a party or by which it or its assets are bound, (iii) assuming compliance by the Company with the matters referred to in clause (b) below, violate any Order or Law applicable to the Company on the date hereof, or (iv) result in the creation of any mortgage, lien, pledge, charge, security interest or any encumbrance (each a "Lien" and, collectively, the "Liens") upon any of the assets owned or used by the Company, except in the case of clauses (ii) or (iii) above, where such violation would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) No consent, waiver, approval, authorization, order of, registration, declaration or filing with, or notice to any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby, except for such authorizations, consents, waivers, approvals, orders, registrations, declarations, filings and notices (i) as may be required under the DGCL and the MLLCA, (ii) as may be required under the HSR Act, (iii) as may be required to be filed under the Securities Laws, or (iv) the failure to obtain which would not, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 4.5 Financial Information.

          (a) The Company has previously made available to Parent (i) audited financial statements of the Company for the years ended October 31, 2003, October 31, 2004 and October 31, 2005 and (ii) unaudited financial statements of the Company for the eight-month period ending June 30, 2006, a copy of which unaudited financial statements are set forth in Section 4.5(a) of the Company Disclosure Schedule (collectively, the "Company Financial Documents"). The Company Financial Documents are consistent with the books and records of the Company, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as otherwise noted therein and except that the quarterly financial statements are subject to year-end adjustments and do not contain all footnote disclosures required by GAAP) and fairly present in all material respects the consolidated financial position and the consolidated statements of operations and cash flows of the Company as at the dates thereof or for the periods presented therein.

          (b) Since October 31, 2005, there are no Liabilities which were incurred by the Company or for which the Company has become liable except for
(i) those Liabilities set forth in the Company Financial Documents, (ii) those Liabilities incurred in the ordinary course of business and (iii) those Liabilities set forth in Section 4.5(b) of the Company Disclosure Schedule.

     Section 4.6 Subsidiaries. The Company does not have any direct or indirect Subsidiaries or any equity interest in any other Person.

     Section 4.7 Intellectual Property.

          (a) For the purposes of this Agreement: (i) "Intellectual Property" means collectively (A) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents and patent applications, (B) all registered trademarks, registered trade dress, registered service marks, trademark applications, trade dress applications and service mark applications and unregistered trademarks, service marks, trade dress, logos, trade names, fictitious names, brand names, brand marks, domain names and corporate names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (C) all copyrights, registered and unregistered, and all applications, registrations, and renewals in connection therewith, (D) all mask works and all applications, registrations, and renewals in connection therewith, (E) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (F) all computer software and databases (including, without limitation, data, source codes and related documentation and the computer software described in Section 4.7(g)), (G) all other proprietary rights, and (H) all copies and tangible embodiments thereof (in whatever form or medium); and (ii) "Company Intellectual Property" means all Intellectual Property owned, used or held for use by the Company.

          (b) To the Company's knowledge, the Company owns all right, title and interest in and to, or has a valid license to use, all material Company Intellectual Property, free and clear of all Liens (other than Permitted Liens). To the Company's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property by any other Person. To the Company's knowledge, neither the Company Intellectual Property nor the use thereof infringes upon or violates the rights of any other Person. Except as set forth in Section 4.7(b)(i) of the Company Disclosure Schedule, the Company has not received any notice or claim alleging any unauthorized use or infringement by the Company of any Intellectual Property of any other Person, and no suit, claim, action or proceeding is pending, or to the Company's knowledge, is threatened to such effect. Except as set forth in
Section 4.7(b)(ii) of the Company Disclosure Schedule, the Company is not obligated and does not have any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property with respect to the use thereof, nor to the Company's knowledge will any such obligation or liability arise as a result of the consummation of the transactions contemplated by this Agreement.

          (c) Section 4.7(c) of the Company Disclosure Schedule sets forth a complete list of all material registered and unregistered Company Intellectual Property owned by the Company. All such Company Intellectual Property is valid, enforceable and subsisting, and owned in the name of the Company. The consummation of the transactions contemplated by this Agreement will not alter or impair the Company's rights in and to the Company Intellectual Property, and the application, registration and maintenance of the Company Intellectual Property, including payment of all fees, are in good standing and fully paid.

          (d) Section 4.7(d)(i) of the Company Disclosure Schedule sets forth a complete list of all material contracts, licenses and agreements to which the Company is a party with respect to any Company Intellectual Property, all of which are in full force and effect. To the Company's knowledge, the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of the contracts, licenses and agreements set forth on Section 4.7(d)(i) of the Company Disclosure Schedule. Except as set forth on Section 4.7(d)(ii) of the Company Disclosure Schedule, to the Company's knowledge, the Company is in material compliance with, and has not breached any material term of, the contracts, licenses and agreements set forth on Section 4.7(d)(i) of the Company Disclosure Schedule and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in material compliance with, and have not breached any material term of, such contracts, licenses and agreements.

          (e) The Company has maintained a customary business practice requiring each employee, consultant and contractor having access to the Company's confidential or proprietary Company Intellectual Property to execute confidentiality or similar agreements and, except as set forth on Section 4.7(e) of the Company Disclosure Schedule, all current and former employees, consultants and contractors of the Company have executed such an agreement. Except as set forth in Section 4.7(e) of the Company Disclosure Schedule, to the Company's knowledge, no current or former employee, consultant or contractor has breached such confidentiality or similar agreement.

          (f) Except as set forth on Section 4.7(f) of the Company Disclosure Schedule, to the extent that any material work or invention has been developed or created by a third party for the Company, to the Company's knowledge, the Company has obtained exclusive ownership of all material Intellectual Property in such work or invention by operation of law or by valid assignment.

          (g) Section 4.7(g)(i) of the Company Disclosure Schedule sets forth a correct and complete list of: (i) all software owned by or developed on behalf of the Company (the "Proprietary Software"); and (ii) any other material software used by the Company. The Company owns all right, title and interest in and to the Reis Subscriber Edition, Portfolio Valuation and Sales Comparables products, and all other material Proprietary Software and to the knowledge of the Company without infringement of any intellectual property or other rights of any other Person. Except as set forth on Section 4.7(g)(ii) of the Company Disclosure Schedule, the source code for all Proprietary Software is maintained in confidence and has not been disclosed to any Person.

     Section 4.8 Legal Compliance.

          (a) Except as set forth in Section 4.8(a) of the Company Disclosure Schedule, the Company is operating its business in compliance in all material respects with all applicable Laws (including the USA Patriot Act of 2001), rules and regulations.

          (b) Except as set forth in Section 4.8(b) of the Company Disclosure Schedule, the Company has not received since October 31, 2002, a written notice or other written communication (or, to the knowledge of the Company, any oral notice or other communication) alleging a possible violation by the Company of any Law applicable to the business or operations of the Company. It is the intent of the parties hereto that this representation and warranty is not applicable to matters relating to employee benefit matters, Taxes or environmental matters, which are the subject of Sections 4.14, 4.16, and 4.17, respectively.

     Section 4.9 Contracts.

          (a) Section 4.9(a) of the Company Disclosure Schedule includes a true and complete list of each Contract to which the Company is a party which:

               (i) involves aggregate payments to the Company in excess of $150,000 per annum or $300,000 in the aggregate;

               (ii) involves aggregate payments by the Company in excess of $20,000 per annum or $100,000 in the aggregate;

               (iii) relates to the employment of any individual employee of the Company whose annual base salary is $100,000 or greater;

               (iv) is (A) a lease relating to the Leased Real Property or (B) a lease (whether "capitalized" or "operating" for purposes of GAAP) of any property, whether real, personal or mixed, with Liability in excess of $20,000;

               (v) involves an investment by the Company in or loan to any partnership, limited liability company, joint-venture or any other Person in excess of $50,000;

               (vi) involves a non-compete provision or any other provision that restricts the Company with respect to the geographical area of operations or scope or type of business of the Company or contains any "non-solicitation" or "no-hire" provision that restricts the Company;

               (vii) is a Contract under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person (other than trade debt incurred in the ordinary course of business);

               (viii) is a Contract under which (A) any Person has directly or indirectly guaranteed Liabilities of the Company or (B) the Company has directly or indirectly guaranteed Liabilities of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

               (ix) provides for indemnification of any Person by the Company, other than in the ordinary course of business;

               (x) is a Contract pursuant to which the Company grants or is granted any license or other rights to use any of the assets of the Company or any rights of joint use with respect to any of such assets;

               (xi) is a Contract with or involving any stockholder or any Affiliate (other than the Company) of the Company or of any stockholder;

               (xii) is for the disposition of any significant portion of the assets or business of the Company or is an agreement for the acquisition, directly or indirectly, of the assets or business of any other Person; or

               (xiii) relates to any acquisition or disposition of any capital stock or equity interest of the Company.

          (b) Each Contract set forth in Section 4.9(a) of the Company Disclosure Schedule (collectively, the "Material Contracts"), is in full force and effect and enforceable in accordance with its terms and neither the Company nor, to the Company's knowledge, any other party thereto is in default under any Material Contract, except where any such failure to be in full force and effect or enforceable, or any such default, would not have a Company Material Adverse Effect.

     Section 4.10 Real Property - Owned and Leased.

          (a) The Company does not own any real property.

          (b) Section 4.10 of the Company Disclosure Schedule lists (i) the address of each parcel of real property leased by the Company (the "Leased Real Property"), and (ii) the identity of the lessor and lessee of each such parcel of Leased Real Property.

          (c) The Company has delivered to Parent true and complete copies of all leases and subleases listed in Section 4.10 of the Company Disclosure Schedule pursuant to which the Company leases the Leased Real Property. Except as set forth in Section 4.10 of the Company Disclosure Schedule, each such lease or sublease is valid, binding and enforceable against the Company and in full force and effect. The Company has not received written notice that it is in default under the terms of any such lease or sublease.

     Section 4.11 Personal Property. Except as set forth in Section 4.11 of the Company Disclosure Schedule, the Company owns good and marketable title to all tangible personal property assets and valid title to all intangible assets, free and clear of all Liens, other than Permitted Liens.

     Section 4.12 Insurance. Section 4.12 of the Company Disclosure Schedule sets forth a true and complete list of all insurance policies maintained by the Company as of September 19, 2006, covering the business of the Company, indicating the types of insurance, identity of insurers, premium amounts and coverage (including applicable deductibles).

     Section 4.13 Labor and Employee Matters.

          (a) Section 4.13 of the Company Disclosure Schedule contains a list of the following information for each full-time and part-time employee (including any employee who is on a leave of absence) of the Company as of October 9, 2006: name, job title and annual base salary or hourly wage. The Company has delivered or made available to Parent true copies of all agreements between an officer or employee of the Company and the Company concerning terms and conditions of employment ("Employee Agreement"). The Company is not a party or subject to any labor union or collective bargaining agreement. There are no pending labor disputes, work stoppages, requests for representation, pickets, work slow-downs, and to the Company's knowledge, no such labor disputes, work stoppages, requests for representations, pickets or work slow-downs.

          (b) Each individual who renders services to the Company who is classified by the Company as having the status of an independent contractor is properly so classified.

     Section 4.14 Employee Benefits.

          (a) Section 4.14(a) of the Company Disclosure Schedule lists any plan, contract, program, policy or arrangement for the benefit of the employees of the Company under which the Company has any liability, whether direct or indirect, contingent or otherwise, including, (i) any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
(ii) any profit-sharing, deferred compensation, bonus, stock option, severance or change in control plan, and (iii) any plan, contract, program, policy or arrangement providing for fringe benefits that are maintained or contributed to by the Company for the benefit of its employees (the "Benefit Plans") and Employee Agreements. True and complete copies of all Benefit Plans and related Company agreements have been made available to Parent. Each Benefit Plan has been established, administered and funded in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended through the date hereof and any rules and regulations promulgated thereunder (the "Code"), and each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service of the United States (the "IRS") as to its qualified status and nothing has occurred since the date of such determination that would reasonably be expected to result in the loss of such qualification. None of the Benefit Plans (i) is or has been subject to Title IV of ERISA or Section 412 of the Code, and neither the Company nor any ERISA Affiliate has, or could reasonably be expected to incur, any material liability under Title IV of ERISA or Section 412 of the Code, (ii) has, and no fiduciary under any such benefit plan has, engaged in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which no exemption has been complied with under Section 408 of ERISA or 4975 of the Code, or (iii) has been the subject of any inquiry, investigation or audit by any Governmental Entity, and, to the Company's knowledge, no such inquiry, investigation or audit has been threatened.

          (b) With respect to any Benefit Plans which are "group health plans" under Section 4980B of the Code or Section 607(i) of ERISA, there has been timely compliance with all material requirements imposed by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA") and the Company has no knowledge of any Liabilities that could be expected to be incurred arising from the Company's obligations under COBRA or any similar state law. Except as may be required by COBRA, no Benefit Plan provides any benefits to or on behalf of any persons (or their dependents) who have retired or otherwise separated from service from the Company or who may in the future retire or otherwise separate service from the Company. Each "group health plan" is in material compliance with the Health Insurance Portability and Accountability Act and the regulations promulgated thereunder.

          (c) The Company has paid or caused to be paid all amounts, if any, required under applicable law or the terms of any Benefit Plan and no claims for payment with respect to any Benefit Plans (other than benefits payable on claims in the ordinary course) have been brought or, to the Company's knowledge, threatened and, to the Company's knowledge, there is no basis for any such claims. With respect to each Benefit Plan, all required payments, premiums and contributions have been made or properly accrued. Except as set forth in Section 4.14(c) of the Company Disclosure Schedule, the transactions contemplated by this Agreement will not cause the acceleration of vesting in, or payment of, any benefits under any Benefit Plan and shall not otherwise accelerate or increase any Liabilities under any Benefit Plan.

     Section 4.15 Litigation. Except as set forth in Section 4.15 of the Company Disclosure Schedule, there is no suit, claim, action or proceeding pending or, to the Company's knowledge, threatened in writing against or affecting the Company. Except as set forth in
Section 4.15 of the Company Disclosure Schedule, there is no unsatisfied judgment, penalty or award against the Company. The Company is in compliance in all material respects with each decree, injunction, judgment, order or writ entered, issued or rendered by any Governmental Entity to which the Company is subject.

     Section 4.16 Tax Matters.

          (a) All returns, declarations, reports, claims for refund, or information returns or statements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof ("Tax Returns") required to have been filed by the Company prior to the Closing Date have been or will have been filed, and each such Tax Return is true, correct and complete in all material respects. All Taxes required to be paid by the Company have been paid.

          (b) Except as set forth in Section 4.16(b) of the Company Disclosure Schedule, there is no audit, action, suit, proceeding, investigation or claim currently pending or, to the Company's knowledge, threatened in writing against the Company in respect of any Taxes. There are no Liens on any of the assets of the Company that relate to Taxes, other than Liens for Taxes not yet due and payable.

          (c) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any third party.

          (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) Since January 1, 2002, no written claim has been made by any Tax authority in a jurisdiction where the Company has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction, nor to the Company's knowledge is any such assertion threatened.

          (f) There is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns. The Company is not a party to or bound by any agreement, whether written or unwritten, providing for the sharing, allocation or payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters. No closing agreement pursuant to Section 7121 of the Code (or any other provision of state, local, or foreign Tax law), private letter ruling, technical advice memorandum, or similar agreement or ruling has been entered into, or been requested by or with respect to the Company.

          (g) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (h) The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

          (i) The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. The Company has not entered into, or otherwise participated (directly or indirectly) in any "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4(b) or has received a written opinion from a tax advisor that was intended to provide protection against a tax penalty.

          (j) None of the Company's existing employment agreements with its employees has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law).

          (k) The Company (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (ii) does not have any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

          (l) The Company has not taken any action and has no knowledge of any facts, agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     Section 4.17 Environmental Matters. Except for any matter that would not have a Company Material Adverse Effect, (a) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no Action is pending, or to the knowledge of the Company, threatened against the Company with respect to any Environmental Laws (as hereinafter defined); and (b) the Company is in compliance with all, and has no material Liability under, Environmental Laws, and possesses all material permits, authorizations, licenses, exemptions and other governmental authorizations required for its current operations under applicable Environmental Laws.

     Section 4.18 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 4.19 Accounts. Section 4.19 of the Company Disclosure Schedule is a true and complete list of the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which the Company has an account, including cash contribution or cash concentration accounts, and the identification number of each.

     Section 4.20 Related Party Transactions. Except as set forth in Section
4.14 or Section 4.20 of the Company Disclosure Schedule, no employee, director, officer, stockholder, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act of the Company (a) has outstanding any indebtedness, liabilities or other similar obligations to the Company other than indebtedness to any individual not exceeding $10,000 in connection with expense advances and similar arrangements, or (b) owns any property or right, tangible or intangible, which is used in the business of the Company.

     Section 4.21 Customers. Section 4.21 of the Company Disclosure Schedule sets forth the 25 largest customers of the Company by revenue for the rolling 12-month period ended June 30, 2006 (the "Material Customers"). Except as set forth in Section 4.21 of the Company Disclosure Schedule, no such customer has terminated or materially adversely changed its relationship with the Company nor has the Company received written notification that any such customer intends to terminate or materially adversely change its relationship with the Company. There are no currently pending or, to the Company's knowledge, threatened disputes between the Company and any of the Material Customers that could materially and adversely effect the relationship between the Company and any such customer.

     Section 4.22 Accounts Receivable; Evidences of Indebtedness. Section 4.22 of the Company Disclosure Schedule sets forth all accounts receivable as of August 31, 2006, promissory notes, contract rights, commercial paper, debt securities and other rights to receive money ("Receivables") of the Company showing the name of the account debtor, maker or obligor, the unpaid balance, the age of the Receivable and, if applicable, the maturity date, the interest rate and the collateral securing the obligation. Except as set forth on Section
4.22 of the Company Disclosure Schedule or in the Company Financial Documents, to the Company's knowledge all Receivables are undisputed, legal, valid and binding obligations of the obligors and the Company has not (i) written off, cancelled, committed or become obligated to cancel or write off any Receivables;
(ii) disposed of or transferred any Receivables; or (iii) acquired or permitted to be created any Receivables except in the ordinary course of its business consistent with past practice.

     Section 4.23 Absence of Certain Changes. Since October 31, 2005, the Company has conducted its business only in the ordinary course of business consistent with past practice and, since such date, there has not been any change, event, circumstance or development that individually or in the aggregate has had, or is reasonably likely to have, a Company Material Adverse Effect.

     Section 4.24 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has by the requisite vote of those directors present (a) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of the Company and has approved the same, (b) recommended, subject to the fiduciary duties of the Company's Board of Directors, that the holders of the shares of Company Common Stock and Company Preferred Stock adopt this Agreement and the transactions contemplated herein and (c) resolved to submit this Agreement to the Company's stockholders for adoption.

     Section 4.25 Required Vote by Company Stockholders. The affirmative vote of the holders of: (a) a majority in voting power of (i) Company Common Stock and Company Preferred Stock (on an as converted basis) voting together as a single class, (ii) Series C Preferred Stock (on an as-converted basis), voting as a separate class, and (iii) Series D Preferred Stock (on an as-converted basis), voting as a separate class, is the only vote of any class of capital stock of the Company required by the DGCL, the certificate of incorporation or the bylaws of the Company to adopt and approve this Agreement and the Merger (the "Company Stockholder Merger Approval"); and (b) a majority in voting power of (i) Company Common Stock and Company Preferred Stock (on an as-converted basis), voting together as a single class,

(ii) Company Preferred Stock (on an as-converted basis), voting as a single class, (iii) Series A Preferred Stock (on an as-converted basis), voting as a separate class, (iv) Series B Preferred Stock (on an as-converted basis), voting as a separate class, (v) Series C Preferred Stock (on an as-converted basis), voting as a separate class, and (vi) Series D Preferred Stock (on an as-converted basis), voting as a separate class, is the only vote necessary to adopt the Company Charter Amendment (the "Company Stockholder Amendment Approval", and clauses (a) and (b) together, the "Company Stockholder Approval").

     Section 4.26 Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) registration statement to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company's stockholders and Parent's stockholders or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 4.27 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc. dated the date of this Agreement, to the effect that, as of such date and subject to the considerations set forth therein, the Aggregate Merger Consideration is fair, from a financial point of view, to the Holders.

     Section 4.28 Full Disclosure. This Agreement (including the Company Disclosure Schedule) does not, (a) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(b) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     Section 4.29 No Other Representations or Warranties. Except as expressly set forth herein and in the Company Disclosure Schedule, the Company has not made, nor shall be deemed to have made, any representations or warranties to Parent or Merger Subsidiary in or pursuant to this Agreement or otherwise.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         OF PARENT AND MERGER SUBSIDIARY

     Parent and Merger Subsidiary, jointly and severally, represent and warrant to the Company that the statements contained in this Article V are true and correct as of the date hereof and will be true and correct as of the Closing Date except (i) as set forth herein or in the disclosure letter separately delivered by Parent and Merger Subsidiary to the Company on the date hereof (the "Parent Disclosure Schedule") or (ii) as set forth in any Parent SEC Reports filed with the SEC since January 1, 2005.

     Section 5.1 Organization and Good Standing.

          (a) The Parent is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland, has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the failure to be so qualified would not have a Parent Material Adverse Effect.

          (b) Merger Subsidiary is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Maryland. Merger Subsidiary was formed solely for the purposes of engaging in the transactions contemplated by this Agreement, and since its date of incorporation, has not engaged in any activities nor conducted its operation other than in connection with or as contemplated by this Agreement. Merger Subsidiary has all requisite limited liability company power to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     Section 5.2 Authority; Validity of Agreement.

          (a) Parent has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the issuance of the Parent Common Stock as contemplated by this Agreement, have been duly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby other than the approval of the stockholders of Parent to the issuance of the Parent Common Stock as contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of Parent, enforceable against it in accordance with its terms, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (b) Merger Subsidiary has the requisite limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Merger Subsidiary of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Managers of Merger Subsidiary, and no other proceedings on the part of Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement by Merger Subsidiary and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Subsidiary and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of Merger Subsidiary, enforceable against it in accordance with its terms, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     Section 5.3 Capitalization.

          (a) The authorized capital stock of Parent consists of (i) 2,000,000 shares of Series A 8% convertible redeemable preferred stock, $.01 par value per share, (ii) 98,825,000 shares of Parent Common Stock, and (iii) 175,000 shares of Class A-1 common stock, $.02 par value per share. As of September 30, 2006 there were (1) 6,471,179 shares of Parent Common Stock issued and outstanding,
(2) no shares of Class A-1 common stock issued and outstanding, and (3) no shares of Series A 8% convertible redeemable preferred stock issued and outstanding. All such outstanding shares of Parent are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The total equity interests in Merger Subsidiary consists of 100 outstanding membership units ("Merger Subsidiary Units"). All Merger Subsidiary Units are validly issued, fully paid, nonassessable and free of preemptive rights. Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. Except as set forth in the Parent SEC Reports and in other filings made by Parent with the SEC, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate Parent to issue, transfer or sell any shares of Parent Common Stock or Merger Subsidiary Units or make any payments in lieu thereof other than options or warrants granted to employees, directors, consultants and licensors after the date of the most recent Parent SEC Report.

          (b) The Parent Common Stock to be issued pursuant to this Agreement will, upon issuance in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights of any nature.

     Section 5.4 Subsidiaries. All outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Parent (including, without limitation, Merger Subsidiary) (i) have been validly issued and are fully paid and nonassessable and (ii) are free and clear of all Liens. All outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each Subsidiary of Parent (including, without limitation, Merger Subsidiary) are beneficially owned, directly or indirectly by Parent. No Subsidiary of Parent owns, either directly or indirectly, any shares of capital stock of Parent. Parent does not, directly or indirectly, own capital stock or other equity interest in any Person other than its Subsidiaries and the Company.

     Section 5.5 No Conflicts; Consents.

          (a) The execution and delivery by each of Parent and Merger Subsidiary of this Agreement do not, and the consummation by each of Parent and Merger Subsidiary of the transactions contemplated hereby will not, (i) violate the provisions of the articles of incorporation or by-laws of Parent or the articles of organization or limited liability company agreement of Merger Subsidiary,
(ii) violate any Contract to which either of Parent or Merger Subsidiary is a party or by which it or its assets is bound, (iii) to Parent's knowledge, assuming compliance by each of Parent and Merger Subsidiary with the matters referred to in Section 5.5(b), violate any order, writ, injunction, decree, or Law applicable to either Parent or Merger Subsidiary on the date hereof, or (iv) result in the creation of any Liens upon any of the assets owned or used by either of Parent or Merger Subsidiary, except in the case of clauses (ii), (iii) or (iv) where such violation or Lien would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          (b) No consent, waiver, approval, authorization, order of, registration, declaration or filing with, or notice to any Governmental Entity is required to be obtained or made by or with respect to Parent or Merger Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby, except for such authorizations, consents, waivers, approvals, orders, registrations, declarations, filings and notices (i) as may be required under the DGCL and the MLLCA, (ii) as may be required under the HSR Act, (iii) as required under the Securities Laws, or (iv) the failure to obtain which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     Section 5.6 SEC Documents.

          (a) Parent has timely filed with the SEC all forms, reports and documents required to be filed by Parent since January 1, 2004 under the Exchange Act including, without limitation, (i) all Annual Reports on Form 10-K,
(ii) all Quarterly Reports on Form 10-Q, and (iii) all Current Reports on Form 8-K (collectively, the "Parent SEC Reports"), all of which were prepared in compliance in all material respects with the applicable requirements of the Exchange Act. As of their respective dates, the Parent SEC Reports (A) complied in all material respects with the applicable requirements of the Securities Laws and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated statements of net assets in liquidation and changes in net assets in liquidation and each of the consolidated statements of operations, cash flows and stockholders' equity included in or incorporated by reference into the Parent SEC Reports (including any related notes and sections) fairly presents the results of operations, cash flows and stockholders' equity, as the case may be, of Parent and its consolidated subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year end audit adjustments which would not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

          (b) Parent and its Subsidiaries have designed and maintain a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Parent (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by it in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to the Parent's management as appropriate to allow timely decisions regarding required disclosure, and (ii) has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date hereof, to the Parent's auditors and the audit committee of the Parent's Board of Directors (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Parent's ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent's internal controls over financial reporting. Parent has made available to the Company a summary of any such disclosure made by management to the Parent's auditors and audit committee since January 1, 2004.

     Section 5.7 No Undisclosed Liabilities. Except as disclosed on Section 5.7 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has any Liabilities of a nature required by GAAP to be reflected in a consolidated balance sheet (or equivalent statement) or the notes thereto, except Liabilities that (i) are accrued or reserved against in the most recent financial statements included in the Parent SEC Reports filed prior to the date hereof or are reflected in the notes thereto, (ii) were incurred in the ordinary course of business since June 30, 2006, (iii) are incurred pursuant to the transactions contemplated by this Agreement, or (iv) have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business.

     Section 5.8 Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Parent's stockholders and the Company's stockholders or at the time of the Parent Stockholders Meeting or the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

     Section 5.9 Absence of Certain Changes or Events. Except as disclosed on
Section 5.9 of the Parent Disclosure Schedule or in the Parent SEC Reports filed prior to the date of this Agreement, since June 30, 2006, Parent and its Subsidiaries have conducted their respective businesses only in the ordinary course of business and, since such date, there has not been any change, event, circumstance or development that individually or in the aggregate has had, or is reasonably likely to have, a Parent Material Adverse Effect.

     Section 5.10 Compliance with Applicable Laws.

          (a) Except as disclosed in the Parent SEC Reports, the Parent and its Subsidiaries are, and have been, in compliance with all applicable Laws (including the Sarbanes-Oxley Act and the USA Patriot Act of 2001), except where any such non-compliance, individually or in the aggregate, would not reasonably be expected to have or result in a Parent Material Adverse Effect. The operations of the Parent and its Subsidiaries have not been and are not being conducted in violation of any Permit necessary for the conduct of their respective businesses as currently conducted, except where any such violations, individually or in the aggregate, would not reasonably be expected to have or result in a Parent Material Adverse Effect.

          (b) Parent and its Subsidiaries hold all Permits necessary for the conduct of their respective businesses as currently conducted, except where the failure to hold such Permits, individually or in the aggregate, would not reasonably be expected to have or result in a Parent Material Adverse Effect.

     Section 5.11 Litigation. Except as set forth in Section 5.11 of the Parent Disclosure Schedule or as disclosed in the Parent SEC Reports filed prior to the date hereof, there is no suit, claim, action or proceeding pending or, to the Parent's knowledge, threatened in writing against or affecting the Parent or Merger Subsidiary. There is no unsatisfied judgment, penalty or award against the Parent or Merger Subsidiary. Each of the Parent and Merger Subsidiary is in compliance in all material respects with each decree, injunction, judgment, order or writ entered, issued or rendered by any Governmental Entity to which Parent or Merger Subsidiary is subject.

     Section 5.12 Transactions with Affiliates. Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, there are no outstanding amounts payable to or receivable from, or advances by Parent or any of its Subsidiaries to, and neither Parent nor any of its Subsidiaries is or was otherwise a creditor or debtor to, or party to or otherwise bound by any contract, agreement, arrangement, understanding, undertaking, commitment, obligation or promise, with, any stockholder holding more than 5% of the outstanding securities of Parent, director or officer of Parent or any of its Subsidiaries, or any member of their immediate families, other than (i) payment of regular salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Parent or its Subsidiaries and (iii) for other standard employee benefits made generally available to all employees. Since June 30, 2006, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of similar transactions, agreements, arrangements or understandings to which Parent or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

     Section 5.13 Financing. Subject to the Company obtaining the Company Loan, Parent and Merger Subsidiary have sufficient funds available (either through internal sources or through existing credit arrangements) to pay the Aggregate Merger Consideration as of the Effective Time, and all payments potentially required under Article III and to perform their obligations hereunder and the obligations of the Surviving Company and its Subsidiaries following the Effective Time.

     Section 5.14 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of Lazard Ltd. ("Lazard"), dated the date of this Agreement, to the effect that, as of such date and subject to the considerations set forth therein, the Aggregate Merger Consideration is fair, from a financial point of view, to Parent.

     Section 5.15 Brokers. Except for Lazard, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Subsidiary.

     Section 5.16 Board Recommendation and Actions. The Board of Directors of Parent, at a meeting duly called and held, has by the requisite vote of those directors present (a) approved this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, (b) determined that the issuance of Parent Common Stock as contemplated by this Agreement are fair to and in the best interests of the stockholders of Parent and has approved the same, (c) recommended, subject to such Board of Director's fiduciary duties, that the holders of Parent Common Stock approve the issuance of Parent Common Stock as contemplated by this Agreement and (d) determined to abandon Parent's plan of liquidation (as more fully described in the Parent SEC Reports) immediately prior to the Effective Time, subject to the consummation of the Merger.

     Section 5.17 Required Vote By Parent Stockholders. The affirmative vote at the Parent Stockholders Meeting of a majority of the votes entitled to be cast by the holders of outstanding shares of Parent Common Stock is the only vote of the stockholders of Parent necessary to issue the shares of Parent Common Stock as contemplated by this Agreement (collectively, the "Parent Stockholder Approval").

     Section 5.18 Prior Knowledge. If Parent or Merger Subsidiary had knowledge prior to the execution of this Agreement that any representation or warranty of the Company contained in this Agreement was not true and correct as of the date hereof, neither Parent nor Merger Subsidiary may assert such breach of a representation and warranty as a basis not to consummate the transactions contemplated by this Agreement.

     Section 5.19 No Other Representations or Warranties. Except as expressly set forth herein, Parent and Merger Subsidiary have not made nor shall be deemed to have made, any representations or warranties to the Company in or pursuant to this Agreement or otherwise.

     Section 5.20 Access to Information. Each of Parent and Merger Subsidiary is entering into this Agreement with the benefit only of those representations and warranties specifically set forth in Article IV of this Agreement and no other representations or warranties from the Company or its representatives. Each of Parent and Merger Subsidiary has conducted such due diligence examination of the Company and its assets, business, liabilities, operations, investments and prospects as it has determined to be appropriate or necessary.

     Section 5.21 Tax Matters. Neither Parent nor Merger Subsidiary has taken any action or knows of any facts, agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Merger Subsidiary is (and will be, at the time of the Closing) an entity disregarded as an entity separate from Parent for federal income tax purposes, as contemplated by Treasury Regulations Section 301.7701-3.

     Section 5.22 Real Property.

          (a) A true and correct list and the location of (i) each parcel of real property owned by Parent or one of its Subsidiaries is set forth on
Schedule 5.22(a)(i) (collectively, the "Owned Real Property"). Parent or one of its Subsidiaries has good, valid, marketable and insurable title in fee simple to all the Owned Real Property, free and clear of all encumbrances, liens, charges or other restrictions of any kind or character, except for Permitted Real Property Liens. For purposes of this Agreement, the term "Permitted Real Property Liens" shall mean (i) liens reflected in Schedule 5.22(a)(ii), (ii) liens consisting of zoning or planning restrictions, easements, and other customary restrictions or limitations on the use of real property or other liens, changes or encumbrances, none of which materially detracts from the value of, or impair the use of, such property by Parent or its Subsidiaries in the operation of their business, or the development or marketability of such real property; or (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and payable.

          (b) Schedule 5.22(b) attached hereto sets forth a list of all leases and subleases under which the Company or one of its Subsidiaries is the lessor, lessee or occupant of any real property (the "Leased Property", and together with the Owned Real Property, the "Real Property"). The Company or one of its Subsidiaries has good, valid, marketable and insurable leasehold title to all such Leased Property, free and clear of all encumbrances, liens, charges or other restrictions of any kind or character, except for Permitted Real Property Liens or as set forth in the terms of any Lease. Each lease, sublease or other agreement set forth in Schedule 5.22(b) is in full force and effect, and no notice alleging any material default under any such lease or sublease, which has not been cured, has been received by the Company or any of its Subsidiaries from any other party to such lease or sublease or has been delivered by the Company or any of its Subsidiaries to any such other party.

          (c) Valid policies of title insurance have been issued insuring Parent's or its Subsidiaries' fee simple interests in the Owned Real Property, and such policies are subject only to the matters set forth therein or on the Parent Disclosure Schedules, and such policies, including all special endorsements issued in connection therewith, are, at the date hereof, in full force and effect and such policies will be enforceable by Parent after the Effective Time.

          (d) Neither Parent nor any of its Subsidiaries are a party to or subject to any pending, or, to the knowledge of Parent, any threatened, Order enjoining or restraining it from conducting any business or completing any scheduled re-subdivision, condominiumization, replatting or development or construction on or in respect of any of the Owned Real Property. Parent is not in receipt of any written notice of any violation of any material federal, state or municipal Law affecting any material portion of any Real Property issued by any Governmental Entity, other than such violations which would not reasonably be expected to result in a Parent Material Adverse Effect.

          (e) To the knowledge of Parent, (i) there are no material structural defects in the Owned Real Property and all structures located on the Real Property are maintained in good operating condition and repair (with the exception of normal wear and tear) and in accordance with all applicable Laws and (ii) there is no physical damage to any of the Real Property for which there is no insurance in effect covering the cost of the restoration (subject to deductibles) as of the date hereof.

          (f) Neither Parent nor any of its Subsidiaries have received any written notice to the effect that (i) any condemnation or material rezoning or other land use proceedings are pending or threatened with respect to any of the Real Property where the fair market value of the object of such proceeding exceeds $150,000 (ii) any zoning, building, condominium, re-subdivision or similar or other Law has been or currently is being violated, except those violations which, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect, or (iii) that they are in material breach under any land use, development or construction agreement or under any escrow, impound, or contribution agreement entered into with any Governmental Entity or utility company.

          (g) All work to be performed, payments to be made and actions to be taken by Parent or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification, re-subidvision, condominium replatting or other similar action relating to any of Owned Real Property has been performed, paid or taken, as the case may be, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

     Section 5.23 Environmental Matters.

          (a) Except as set forth in Section 5.23 of the Parent Disclosure
Schedule:

               (i) Parent and each of its Subsidiaries possess all Environmental Permits (as defined below) currently required under applicable Environmental Laws (as defined below) to conduct their business and are, and within the last five years, have been, in compliance with the terms and conditions of such Environmental Permits, except where such failures to possess or comply, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, nor has Parent received written notice that any Environmental Permits possessed by Parent or any of its Subsidiaries and material to their business will be revoked, suspended or will not be renewed;

               (ii) except as would not reasonably be expected to have a Parent Material Adverse Effect, the execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby will not affect the validity or require the transfer of any Environmental Permits, and will not require any notification, registration, reporting, filing, investigation, or remediation under any Environmental Law, including any transfer law;

               (iii) Parent and each of its Subsidiaries are currently in compliance, and within applicable statutory and regulatory time limitations, have complied, with all applicable Environmental Laws, except where such failures to comply would not, individually or in the aggregate, reasonably be expected to have Parent Material Adverse Effect;

               (iv) except as would not reasonably be expected to have a Parent Material Adverse Effect, (A) there is currently no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, notice or demand letter, or request for information pending or, to the knowledge of Parent, threatened, which asserts liability under any applicable Environmental Law against Parent or any of its Subsidiaries; and (B) neither Parent nor any of its Subsidiaries has received written notice of actual or potential liability or of violations under any applicable Environmental Law that remains outstanding and has not been resolved, including, but not limited to, any liability that Parent or its Subsidiaries may have retained or assumed either contractually or by operation of law;

               (v) as of the date hereof, no property or facility currently, or to the knowledge of Parent, formerly owned, operated or leased by Parent or any of its present or former Subsidiaries, or by any respective predecessor in interest, is listed or has been formally proposed in writing by any Governmental Entity for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the United States Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), or on any comparable foreign or state list established under any applicable Environmental Law;

               (vi) to the knowledge of Parent, (A) there as has been no disposal, spill, discharge or release of any Hazardous Material (as defined below), on, at, or under any property presently or formerly owned, leased or operated by Parent, any of its Subsidiaries, or any predecessor in interest, except for such disposals, spills, discharges and releases that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect; and (B) there are no Hazardous Materials located in, at, on, or under such facility or property, or at any other location, in either case that could reasonably be expected to require material expenditures by Parent or its Subsidiaries for investigation, removal, remedial or corrective action or that would reasonably likely result in material liabilities of, or losses, damages or costs to Parent or any of its Subsidiaries under any Environmental Law;

               (vii) except as would not reasonably be expected to have a Parent Material Adverse Effect, (A) there has not been any underground or aboveground storage tanks or other underground storage receptacles or related piping, or any impoundment or other disposal area in each case containing Hazardous Materials located on any facility or property owned, leased or operated by Parent, any of its Subsidiaries or respective predecessors in interest, except in compliance with Environmental Laws during the period of such ownership, lease or operation, and (B) no asbestos-or polychlorinated biphenyls have been used or disposed of or have been located at, on, or under any such facility or property during the period of such ownership, lease or operation, except in compliance with any applicable Environmental Laws; and

               (viii) to the knowledge of Parent, no lien has been recorded against any properties, assets or facilities currently owned, leased or operated by Parent or any of its Subsidiaries under applicable Environmental Law.

          (b) For purposes of this Agreement:

               (i) "Environmental Law" shall mean CERCLA, the Resource Conservation and Recovery Act of 1976, as amended, and any other applicable federal, state, local, or foreign statute, rule, regulation, code order, judgment, directive, ordinance, decree or common law as now or previously in effect and regulating, relating to, or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release or discharge of any Hazardous Material into the environment, the generation, handling, treatment, storage, transport or disposal of any Hazardous Material, or otherwise concerning pollution or the protection of the outdoor or indoor environment, or the protection of human health and safety from any Hazardous Material.

               (ii) "Environmental Permit" shall mean any permit, license, approval, consent or other authorization by a federal, state, local or foreign government or regulatory entity pursuant to any applicable Environmental Law.

               (iii) "Hazardous Material" shall mean any pollutant, contaminant or hazardous, toxic, or dangerous waste, substance, constituent or material, defined or regulated as such in, or for purposes of, any applicable Environmental Law, including, without limitation, any asbestos, any petroleum, petroleum product or oil (including crude oil or any fraction thereof), any radioactive substance, any pesticide, any polychlorinated biphenyls, any lead-based paint, any chemical, any microbial matter, and any other substance that can give rise to liability under any applicable Environmental Law, or is regulated or classified by reason of its toxicity, carcinogenicity, ignitability, corrosivity, reactivity or other characteristic under any applicable Environmental Law.

                                   ARTICLE VI

                                    COVENANTS

     Section 6.1 Access. Subject to the Confidentiality Agreement, applicable laws and doctrines of attorney-client privilege, between the date hereof and the Closing Date, the Company shall permit Parent and its respective representatives (which term shall be deemed to include its independent accountants and counsel) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the business of the Company, to the properties, books and records of the Company as Parent may from time to time reasonably request. Upon a termination of this Agreement pursuant to Section 8.1, Parent, Merger Subsidiary and their respective representatives shall return (and hold confidential) all information provided pursuant to this Section 6.1 pursuant to the procedures set forth in the Parent Confidentiality Agreement.

     Section 6.2 Interim Operations of the Company. The Company covenants and agrees that, except as (a) contemplated or permitted by this Agreement or set forth in Section 6.2 of the Company Disclosure Schedule, (b) required by applicable Law, by any Contracts of the Company disclosed in Section 4.9 of the Company Disclosure Schedule or by any Plan or Employee Agreement disclosed in
Section 4.14 of the Company Disclosure Schedule, or (c) agreed to in writing by Parent or Merger Subsidiary, after the date hereof and prior to the Effective
Time:

               (i) the business of the Company shall be conducted only in the ordinary course consistent with past practices and the Company shall use its reasonable efforts to preserve its business organization intact and maintain existing relations with customers, suppliers, employees and creditors;

               (ii) the Company shall not amend its certificate of incorporation or by-laws;

               (iii) the Company shall not (A) split, combine or reclassify or recapitalize any shares of its capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any of its capital stock; (B) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company other than issuances of shares of Company Common Stock pursuant to securities, options, warrants, calls, commitments or rights existing and outstanding at the date hereof and disclosed to Parent or Merger Subsidiary in the Company Disclosure Schedules; (C) incur any long-term indebtedness or short-term indebtedness other than under credit facilities existing on the date hereof and other than financing and other equipment leases entered into in the ordinary course of business (other than the incurrence of debt in connection with the payment of the Cash Consideration and the cash payable to the holders of the Plan Options and the Non-Plan Options); (D) grant, create, incur or suffer any Liens (other than Permitted Liens) that did not exist on the date hereof; (E) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock; or (F) other than in the ordinary course of business, make loans or advances or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity;

               (iv) the Company shall not (A) except (1) pursuant to the terms of any of the employment agreements set forth in Section 4.9 of the Company Disclosure Schedule (including, without limitation, discretionary bonuses as provided in such employment agreements consistent with past practice), (2) for fiscal year-end and discretionary bonuses to employees (other than executive officers and directors) consistent with past practice, (3) to reflect promotions to employees (other than executive officers and directors), grant or announce any material general or individual increase in the compensation payable or to become payable by the Company to any employee or director of the Company; (B) adopt, amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable to any employee or director of the Company under any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock appreciation right, restricted stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; (C) enter into or amend in any material respect any existing employment or severance agreement with, or, except in accordance with the existing written policies of the Company or existing contracts or agreements, grant any severance or termination pay to any employee of the Company; (D) create any new bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock appreciation right, restricted stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (E) pay, loan or advance (other than the payment of compensation, directors' fees or reimbursement of expenses in the ordinary course of business) any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement with, any of its officers or directors;

               (v) the Company shall not acquire or agree to acquire, directly or indirectly, by merging or consolidating with, or by purchasing any equity interest in, or any portion of the assets of, or by any other manner, any Person or business (other than inventory or other items in the ordinary course of business);

               (vi) the Company shall not change the accounting principles used by it unless required by GAAP or as a result of changes in GAAP;

               (vii) the Company shall not enter into an agreement with respect to the disposition of any of, or license, lease or other encumbrance of any of, its assets, or any release or relinquishment of any Material Contract rights, other than in the ordinary course of business;

               (viii) the Company shall not (A) enter into any new Contract (including, without limitation, any new Contract that would fit within the definition of Material Contract if in effect on the date hereof) or (B) terminate, amend, modify or waive compliance of any provision in any existing Material Contract, which termination, amendment, modification or waiver would be material to the Company, other than such Contracts entered into, terminated, amended or modified in the ordinary course of business and any renewals or extensions of any Contracts existing on the date hereof;

               (ix) the Company shall not make or change any Tax election or method of Tax accounting, release, assign, settle or compromise any Tax liability, change any Tax accounting period, file any amended Tax return, enter into any closing agreement or waive any statute of limitations for any Tax claim or assessment unless required by any changes in tax laws or regulations or by the issuance of cases, rulings or similar authorities after the date of this Agreement;

               (x) the Company shall not (A) dispose of or permit to lapse any rights to the use of any material Company Intellectual Property owned or held by the Company, (B) except pursuant to written confidentiality agreements entered into between the Company and third parties, dispose of or disclose to any Person, any trade secret, formula, process, technology or know-how of the Company not heretofore a matter of public knowledge or (C) fail to have any new employee or consultant enter into the Company's standard non-disclosure agreement to protect the Company Intellectual Property;

               (xi) the Company shall not make or agree to make any new capital expenditure or expenditures (other than in the ordinary course of business consistent with past practice or as set forth in the Company's capital expenditures budget (a copy of which has been provided to Parent));

               (xii) the Company will not enter into an agreement, contract, commitment or arrangement or authorize to do any of the foregoing set forth in this Section 6.2(i) through (xi).

     Section 6.3 No Solicitation by the Company.

          (a) From and after the date of this Agreement until the termination of this Agreement, the Company shall, and will use its best efforts to cause its officers, directors, employees and other representatives and agents (collectively, "Company Representatives") to, immediately cease and cause to be terminated immediately all existing activities, discussions and negotiations with any parties conducted heretofore with respect to, or that would reasonably be expected to lead to, any Company Takeover Proposal. From and after the date of this Agreement until the termination of this Agreement, the Company shall not, and will use its reasonable best efforts to cause its Company Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or take any action designed to, or which would reasonably be expected to, facilitate any inquiries or the making of a Company Takeover Proposal, (ii) approve or recommend or propose to approve or recommend, or enter into any agreement, arrangement or understanding with respect to any Company Takeover Proposal (other than a confidentiality agreement entered into in accordance with the provisions of this Section 6.3(a)) or (iii) other than informing Persons of the existence of the provisions contained in clause (i) of this sentence, participate in any discussions or negotiations regarding, or furnish or disclose to any Person (other than a party to this Agreement) any non-public information or data with respect to the Company in connection with any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that at any time prior to obtaining the Company Stockholder Merger Approval, (1) in response to a Company Takeover Proposal (A) that has not been solicited, initiated or knowingly encouraged by the Company or any Company Representative and (B) that the Board of Directors of the Company determines in good faith (after consultation with outside counsel) may reasonably be expected to constitute or constitutes a Company Superior Proposal (as defined below), and which Company Takeover Proposal was made after the date hereof and did not otherwise result, directly or indirectly, from a breach by the Company of this
Section 6.3, and (2) after the Company gives Parent written notice of such determination (which notice shall include the material terms of such Company Takeover Proposal and the identity of the person making it) the Company may, subject to compliance with this Section 6.3(a), directly or indirectly, (x) furnish information with respect to the Company to the Person making such Company Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement (which agreement shall be no more favorable, in any material respect, to such Person than the Parent Confidentiality Agreement), and
(y) participate in discussions or negotiations with the Person making such Company Takeover Proposal (and its representatives) regarding such Company Takeover Proposal.

          (b) The Company shall not be entitled to terminate this Agreement pursuant to Section 8.1(e) unless: (1) it has provided to Parent written notice of the receipt of such Company Superior Proposal (such notice to Parent, a "Notice of a Superior Proposal"), which Notice of a Superior Proposal shall (i) be delivered to Parent not less than three Business Days (exclusive of the Business Day of delivery to Parent of the Notice of Superior Proposal) prior to the date of termination pursuant to Section 8.1(e), (ii) advise Parent that the Company has received a Company Takeover Proposal (or amendment or supplement thereto) which it believes constitutes a Company Superior Proposal and which it intends to accept and, with respect to which, enter into a definitive agreement, and (iii) include a copy of any written offer or proposal describing the Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the person making such Company Superior Proposal; and (2) during such three Business Day period, Parent shall not have agreed in writing to amend the terms of the Merger such that the terms and conditions thereof are no less favorable to the Company and its stockholders as those set forth in the Company Superior Proposal.

          (c) Nothing in this Section 6.3 shall prohibit the Company from making any disclosure to the stockholders of the Company if, in the good faith judgment of the Company (after consultation with outside counsel), failure to so disclose would be inconsistent with the fulfillment of its fiduciary duties or other obligations under applicable law.

          (d) As used herein: (i) "Company Superior Proposal" means a Company Takeover Proposal from any Person that the Board of Directors of the Company determines in its good faith judgment (after consultation with outside counsel), taking into account all legal, financial and regulatory and other aspects of the proposal and the Person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (A) would be more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated by this Agreement, (B) for which financing, to the extent required, is then committed or may reasonably be expected to be committed and (C) is reasonably likely to receive all required governmental approvals on a timely basis; and (ii) "Company Takeover Proposal" means any bona fide written proposal or offer from any Person relating to any (A) direct or indirect lease, acquisition or purchase of all or substantially all of the assets of the Company, (B) direct or indirect acquisition or purchase of equity securities of the Company representing 50 % or more of the combined voting power of the Company, (C) any tender offer or exchange offer that if consummated would result in any Person beneficially owning equity securities of the Company representing 50% or more of the combined voting power of the Company, or (D) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

     Section 6.4 Regulatory Approvals.

          (a) The Company and Parent shall, as promptly as practicable, but in no event later than 15 Business Days following the date hereof, file with the United States Federal Trade Commission and the United States Department of Justice the pre-merger notification and report form required for the Merger pursuant to the HSR Act. Each of the Company and Parent shall furnish to each other's counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. Parent shall be responsible for all filing fees payable in connection with such filings and for any local counsel fees.

          (b) The Company and Parent shall use their commercially reasonable efforts promptly to obtain any clearance required under the HSR Act for the consummation of the Merger and the other transactions contemplated hereby and shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity and shall comply promptly with any such inquiry or request.

          (c) The parties hereto agree to instruct their respective counsel to cooperate with each other and use commercially reasonable efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act at the earliest practicable dates. Such commercially reasonable efforts and cooperation include counsel's undertaking (i) to promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Entity regarding any such filings or applications or any such transaction, and (ii) to confer with each other regarding appropriate contacts with and response to personnel of such Governmental Entity. No party hereto shall independently participate in any meeting or discussion with any Governmental Entity in respect of any such filings, applications, investigation or other inquiry without giving the other party hereto prior notice of the meeting and, to the extent permitted by the relevant Governmental Authority, the opportunity to attend and participate (which, at the request of any of the parties, shall be limited to outside antitrust counsel only).

          (d) In addition to obtaining any clearance required under the HSR Act, between the date of this Agreement and the Closing Date, each of the Company and Parent will (i) cooperate with one another and take all reasonable steps to obtain, as promptly as practicable, all other approvals and Permits of any Governmental Entities required of either party to consummate the transactions contemplated by this Agreement and (ii) provide such other information and communications to any Governmental Entity as may be reasonably requested. All documents required to be filed by any of the parties or any of their respective Affiliates with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby will comply in all material respects with the provisions of applicable Law.

     Section 6.5 Public Announcements. Neither Parent and Merger Subsidiary, on the one hand, nor the Company, on the other hand, nor any of their respective Affiliates, shareholders, partners or co-investors shall, without the approval of the other party, issue any press releases or otherwise make any public statements with respect to the transactions contemplated hereby, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or stock market, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each party may make internal announcements to its employees that are consistent with the parties' prior public disclosures regarding the Merger and the other transactions contemplated hereby. Notwithstanding the foregoing, if such an announcement is required by applicable law or any listing agreement with a national securities exchange or quotation system, the party required to make such announcement shall provide notice to and a copy of such as promptly as practicable in advance of such announcement and, to the extent practicable, take the views of the other party in respect of such announcement into account prior to making such announcement. Nothing herein shall prevent reasonable pre-Closing communication between the Company and its clients for the purpose of responding to client concerns regarding the effect of the transactions contemplated by this Agreement on service delivery.

     Section 6.6 Employee Benefits.

          (a) Parent and Merger Subsidiary hereby agree to assume, honor and maintain without any amendment to the terms of such Benefit Plan or other agreement which would be materially adverse to participants in such Benefit Plan as a group, and cause the Surviving Company to assume, honor and maintain without any amendment to the terms of such Benefit Plan or other agreement which would be materially adverse to participants in such Benefit Plan as a group (except as may be required by applicable law), for a period of one year immediately following the Effective Time, each Benefit Plan and each other agreement identified in Section 6.6 of the Company Disclosure Schedule for the benefit of the employees of the Company, and to make required payments when due under each such Benefit Plan and Employee Agreement.

          (b) Notwithstanding Section 6.6(a), the Surviving Company shall have the right to terminate any Benefit Plan to the extent that it continues to provide, for a period of one year immediately following the Effective Time, the participants in such Benefit Plan with a benefit that is no less favorable to such participants as a group than the benefit currently provided under such Benefit Plan.

          (c) Except as set forth in Section 6.7, no employee of the Company who becomes an employee of the Surviving Company following the Effective Time (a "Continuing Employee") shall be deemed to be a third-party beneficiary to this Agreement. Nothing in this Section 6.6 or elsewhere in this Agreement shall be construed to create a right of any Company employee to employment with the Surviving Company following the Effective Time, and employment of any Continuing Employee shall be "at-will" except as otherwise may be provided in any of the employment agreements set forth in Section 4.9 of the Company Disclosure Schedule. Nothing in this Section 6.6 or elsewhere in this Agreement shall be construed to amend any Benefit Plan except to the extent that Section 6.10 shall be deemed to amend (i) the Amended and Restated Employment Agreement, dated as of July 25, 2003, between the Company and Lynford, and (ii) the Amended and Restated Employment Agreement, dated as of July 25, 2003, between the Company and Garfield.

     Section 6.7 Directors' and Officers' Insurance and Indemnification.

          (a) The articles of organization and limited liability company agreement of the Surviving Company shall contain the provisions with respect to indemnification no less favorable to directors and officers than those set forth in Article SIXTH of the Company's certificate of incorporation and Article VIII of the Company's bylaws on the date of this Agreement and shall provide for indemnification to the fullest extent permitted by and in accordance with the MLLCA, as applicable, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time (provided that in the event any claim is asserted or made within such six-year period, all rights to indemnification in respect of any such claim shall continue until final disposition of any such claim) in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

          (b) Parent agrees that at all times after the Effective Time it shall, and shall cause Parent, the Surviving Company and its Subsidiaries to, (i) indemnify each person who is now, or has been at any time prior to the date hereof, a director or officer of the Company (collectively, the "Indemnified Parties"), to the full extent permitted by applicable law, Article SIXTH of the Company's certificate of incorporation and Article VIII of the Company's bylaws on the date of this Agreement, with respect to any claim, liability, loss, damage, cost or expense, whenever asserted or claimed, based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time, and (ii) advance expenses to any Indemnified Party for the defense by such Indemnified Party of any such claim, liability, loss, damage, cost or expense upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to indemnification pursuant to applicable law. Parent shall cause the Surviving Company to purchase and maintain in effect for not less than six years after the Effective Time (1) policies of directors' and officers' liability insurance and (2) policies of liability insurance for the Stockholder Representatives, which insurance shall contain coverage and other terms and conditions that are mutually acceptable to Parent and the Stockholder Representatives with respect to matters existing or occurring at or prior to the Effective Time; provided that in no event shall the Surviving Company be obligated to pay premiums in excess of $65,000 per annum for such insurance. If the Surviving Company or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, or if Parent sells or otherwise disposes of all or substantially all of its equity interest in the Surviving Company or otherwise disposes of control of the Surviving Company, then and in each such case proper provision shall be made so that the successors and assigns of the Surviving Company, Parent or both, as the case may be, assume the obligations set forth in this Section 6.7 for the benefit of the directors and officers of the Company immediately prior to the Effective Time and for the benefit of the Stockholder Representatives. The provisions of this Section 6.7 are intended to be for the benefit of, and enforceable by, each officer and director of the Company immediately prior to the Effective Time and his or her heirs and representatives and each Stockholder Representative and his heirs and representatives, and nothing herein shall affect any indemnification rights that any such party and his or her heirs and representatives may have under the certificate of incorporation or bylaws of the Company or any contract or applicable law and shall be enforceable by all such parties.

     Section 6.8 Consents. Parent and Merger Subsidiary each acknowledge that certain consents and waivers with respect to the transactions contemplated hereby may be required from parties to Contracts to which the Company is a party and that such consents and waivers have not been obtained. Prior to the Closing, the Company shall cooperate with Parent and Merger Subsidiary, upon the request of Parent and Merger Subsidiary, in any reasonable manner in connection with Parent and Merger Subsidiary giving notice to third parties and obtaining any such consents and waivers; provided, however, that such cooperation shall not include any requirement of the Company or any of its Affiliates to expend money, commence, defend or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party. Except as provided in the preceding sentence, the Company and its Affiliates shall not have any liability whatsoever to Parent and Merger Subsidiary arising out of or relating to the failure to obtain any consents or waivers that may be required in connection with the transactions contemplated hereby or because of the termination of any Contract as a result thereof. Parent and Merger Subsidiary further agree that (subject to the first sentence of this section) no representation, warranty or covenant of the Company contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (a) the failure to obtain any such consent or waiver, (b) any such termination or (c) any suit, action or other proceeding commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such consent or any such termination.

     Section 6.9 Further Action. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other instruments or papers as may be required to carry out the provisions of this Agreement and to consummate and render effective the transactions contemplated by this Agreement.

     Section 6.10 [Intentionally Omitted]

     Section 6.11 Certain Tax Matters.

          (a) The parties hereto agree that, pursuant to Treasury Regulation
Section 1.1502-76(b)(1)(ii)(B), the tax deductions resulting from the payments to be made pursuant to Section 3.5 of this Agreement shall be allocable to the portion of the Company's day after the Merger and, accordingly, shall be treated for federal income tax purposes as occurring at the beginning of the day after the Closing Date. The parties hereto agree not to take any action inconsistent with the foregoing.

          (b) None of the Company, Parent or Merger Subsidiary shall take any action that would prevent the parties hereto from treating (A) the Merger as a "reorganization" under Section 368(a) of the Code or (B) Parent and the Company as each a party to the reorganization under Section 368(b) of the Code.

          (c) For purposes of applying Treasury Regulations Section 1.368-1(e)(2), the parties hereto agree that the Agreement provides (i) for 61.59% (by value) of the proprietary interests in the Company to be exchanged for Parent Common Stock, based on the Company Stock outstanding as of the date hereof, and (ii) for a minimum of 60.64% (by value) of the proprietary interests in the Company to be exchanged for Parent Common Stock, based on the Company Stock that would be outstanding as of the Effective Time assuming the exercise, prior to the Effective Time, of all Plan Options and Non-Plan Options that are currently exercisable or that may become exercisable prior to the Effective Time.

     Section 6.12 Name Changes. Parent and Company shall cooperate and take any and all action as may be necessary to cause the name of Parent to be changed to "Reis, Inc." immediately following the Closing, including the filing with the State Department of Assessments and Taxation of the State of Maryland an amendment to the articles of incorporation of Parent to reflect such name change (the "Parent Charter Amendment").

     Section 6.13 Governance of Parent. Prior to the Effective Time, Parent's Board of Directors shall take such action as may be necessary to cause (a) the number of directors that will comprise the full Board of Directors of Parent at the Effective Time to be not less than nine (9) and (b) Lynford and Garfield to be appointed to such Board of Directors effective as of the Effective Time and to belong to the class of directors designated as the class of directors whose terms expire at the 2007 annual meeting of Parent's stockholders and one individual (to be mutually agreed upon by Parent and the Company prior to Closing) to be appointed to such Board of Directors effective as the Effective Time and to belong to the class of directors designated as the class of directors whose terms expire at the 2009 annual meeting of Parent's stockholders, in accordance with Parent's certificate of incorporation.

     Section 6.14 Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings.

          (a) Form S-4 Proxy Statement. As soon as practicable following the date of this Agreement, Parent shall prepare, together with the Company, and file with the SEC the Joint Proxy Statement and Parent shall prepare, together with the Company, and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus, and each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Each of the Company and Parent shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to maintain the effectiveness of the Form S-4 through the Effective Time and to ensure that it complies in all material respects with the applicable provisions of the Exchange Act or Securities Act. The Company shall use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Parent shall use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the registration and issuance of Parent Common Stock in the Merger and the Company and Parent shall furnish all information concerning themselves and their respective stockholders as may be reasonably requested in connection with any such action. The information provided and to be provided by Parent and the Company, respectively, (i) for use in the Form S-4, at the time the Form S-4 becomes effective, shall be true and correct in all material respects and shall not omit to state a material fact required to be stated therein or necessary in order to make such information, in the light of the circumstances in which the statements therein were made, not misleading and (ii) for use in the Joint Proxy Statement, on the date the Joint Proxy Statement is mailed to the Company's stockholders and on the date of the Company's Stockholder Meeting (as defined below), shall be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information, in the light of the circumstances in which the statements therein were made, not misleading. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to the Joint Proxy Statement will be made by the Company or Parent, in each case, without providing the other parties and their respective counsel the reasonable opportunity to review and comment thereon. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Joint Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Joint Proxy Statement, the Form S-4 or the Merger. Parent will advise the Company promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order or the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. If at any time prior to the Effective Time any information relating to the Company Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and the parties shall cooperate in the prompt filing with the SEC of an appropriate amendment or supplement describing such information and, to the extent required by Law, in the disseminating the information contained in such amendment or supplement to the stockholders of each of the Company and Parent.

          (b) Stockholders Meetings.

               (i) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") in accordance with applicable Law, the Company's certificate of incorporation and bylaws for the purpose of obtaining the Company Stockholder Approval and (A) the Board of Directors of the Company shall recommend to its stockholders the adoption of this Agreement and the Company Charter Amendment, and the Company shall include in the Joint Proxy Statement such recommendation and (B) the Company shall use its reasonable best efforts to solicit and obtain such approval and adoption; provided that nothing herein shall prohibit the directors of the Company from changing such recommendation or failing to use such best efforts to obtain such approval if the directors of the Company have determined in good faith (after consultation with outside counsel) that such action is necessary for such directors to comply with their fiduciary duties to the Company's stockholders under applicable law.

               (ii) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Stockholders Meeting") in accordance with applicable Law, Parent's articles of incorporation and bylaws for the purpose of obtaining the Parent Stockholder Approval and (A) the Board of Directors of Parent shall recommend to its stockholders the issuance of the shares of Parent Common Stock as contemplated by this Agreement, and Parent shall include in the Joint Proxy


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

Statement such recommendation and (B) Parent shall use its reasonable best efforts to solicit and obtain such approval and adoption.

               (iii) Each of Parent and the Company agrees to use its reasonable best efforts to hold the Parent Stockholders Meeting and the Company Stockholders Meeting on the same day.

     Section 6.15 Listing. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the AMEX, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date. Parent shall use reasonable best efforts to cause the Parent Common Stock to be approved for listing on the NASDAQ as promptly as practicable after the Closing Date.

     Section 6.16 Affiliate Letters. At least 30 days prior to the Closing Date, the Company shall deliver to Parent a list of names and addresses of the executive officers, directors and those persons who were, in the Company's reasonable judgment, at the record date for the Company Stockholders Meeting, its "affiliates" for purposes of Rule 145 under the Securities Act (each such person, a "Rule 145 Affiliate"). The Company shall use all reasonable efforts to deliver or cause to be delivered to Parent prior to the Closing Date, from each of the Rule 145 Affiliates of the Company identified in the foregoing list, a Rule 145 Affiliate Letter in the form attached hereto as Exhibit 6.16. Parent shall be entitled to place legends as specified in such Rule 145 Affiliate Letters on the certificates evidencing any Parent Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement and to issue appropriate stock transfer instructions to the transfer agent for the Parent Common Stock consistent with the terms of such Rule 145 Affiliate Letter.

     Section 6.17 Sarbanes-Oxley Act Compliance. Between the date of this Agreement and the Closing, the Company shall take all actions reasonably requested by Parent and shall use reasonable best efforts to cooperate with Parent to work toward enabling the Parent to satisfy its obligations under the Sarbanes-Oxley Act ("SOX") after the Closing. Without limiting the foregoing, such actions shall include (i) allowing Parent's officers and consultants access, during normal business hours, to the Company's officers and accountants with respect to SOX matters, and (ii) implementing, to the extent practicable, the reasonable recommendations of Parent and its consultants to progress towards establishing internal controls over financial reporting and disclosure controls and procedures as are necessary or appropriate to enable Parent to satisfy its obligations under SOX after the Closing.

     Section 6.18 Parent Option Plans. Parent shall, as soon as practicable following the Effective Date, register any stock with the Securities and Exchange Commission issuable under the Wellsford Real Properties, Inc. 1997 Management Incentive Plan and the Wellsford Real Properties, Inc. 1998 Management Incentive Plan, if it has not been registered.

                                   ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

     Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

          (a) The Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained and the Company Charter Amendment shall have become effective.

          (b) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Order or Law which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger and there shall be no suit, action or proceeding by a Governmental Entity seeking to restrain, enjoin or prohibit the Merger; provided, however, this condition may not be asserted by a party to this Agreement if such party shall have failed to use its best efforts to prevent the entry of any such injunction or other Order and to appeal any injunction or other Order that may be entered.

          (c) Other than the filings of the (i) Certificate of Merger in accordance with the DGCL and (ii) Articles of Merger in accordance with the MLLCA, all authorizations, consents and approvals of all Governmental Entities required to be obtained prior to consummation of the Merger shall have been obtained, except for such authorizations, consents and approvals the failure to which to be obtained would not be reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

          (d) Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

          (e) No Order or Law entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction or prohibition shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger or (ii) which otherwise is reasonably likely to have a Company Material Adverse Effect or Parent Material Adverse Effect; provided, that each of Parent and the Company shall have used its best efforts to prevent the entry of any such Order or Law and to appeal as promptly as possible any such Order or Law that may be entered.

          (f) The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop under or proceedings seeking a stop order.

          (g) Parent and the Company shall each have received written opinions from their respective tax counsel (King & Spalding LLP and Bryan Cave LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code and that each of Parent and the Company will be "a party to a reorganization" as described in and pursuant to Section 368(b) of the Code. The parties to this Agreement agree to make such customary representations as requested by such counsel for the purpose of rendering such opinions, including representations set forth in certificates of officers of Parent and the Company and any relevant Subsidiaries thereof.

     Section 7.2 Conditions to the Company's Obligation to Effect the Merger. The obligations of the Company to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by the Company:

          (a) The representations and warranties of Parent and Merger Subsidiary contained herein shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, unless such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date, except to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect (provided that any representation or warranty that is qualified by a materiality or Parent Material Adverse Effect qualification shall not be further qualified hereby).

          (b) Parent shall have performed all obligations and complied with all covenants set forth in this Agreement that are required to be performed or complied with by it at or prior to the Closing in all material respects.

          (c) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by a duly authorized officer, to the effect that each of the conditions specified in clauses (a) and (b) of this Section 7.2 is satisfied in all respects.

          (d) Parent shall have entered into a registration rights agreement substantially in the form attached hereto as Exhibit 7.2(d) with Lynford and Garfield.

          (e) Parent and Escrow Agent shall have executed the Escrow Agreement.

          (f) Each of Lynford and Garfield shall have been fully and unconditionally released from any and all guaranties set forth in Section 7.2(f) of the Company Disclosure Schedule.

          (g) Parent and Merger Subsidiary shall have delivered or made available, as applicable, to the Company a copy of (i) a certificate from the Maryland State Department of Assessments and Taxation dated a date not more than two Business Days prior to the Closing Date, attesting to the incorporation, existence and good standing of Parent and the organization, existence and good standing of the Merger Subsidiary, and (ii) a copy, certified by the Maryland State Department of Assessments and Taxation as of a date not more than ten days prior to the Closing Date, of the Parent's articles of incorporation and the Merger Subsidiary's articles of organization and all amendments thereto.

     Section 7.3 Conditions to Parent and Merger Subsidiary's Obligations to Effect the Merger. The obligations of Parent and Merger Subsidiary to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by Parent:

          (a) The representations and warranties of the Company contained herein shall be true and correct, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, unless such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date, except to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect (provided that any representation or warranty that is qualified by a materiality or Company Material Adverse Effect qualification shall not be further qualified hereby).

          (b) The Company shall have performed all obligations and complied with all covenants set forth in this Agreement that are required to be performed or complied with by it at or prior to the Closing in all material respects.

          (c) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by a duly authorized officer, to the effect that each of the conditions specified in clauses (a) and (b) of this Section 7.3 is satisfied in all respects.

          (d) The Company shall have delivered to Parent a statement pursuant to Treasury Regulations Section 1.1445-2(c)(3), duly executed by an officer of the Company and in a form reasonably acceptable to Parent, certifying that no class of Company Stock is a U.S. real property interest.

          (e) The Stockholder Representatives and the Escrow Agent shall have executed the Escrow Agreement.

          (f) No more than 5% of the outstanding Company Common Stock and Company Preferred Stock (on an as-converted basis), together as a single class, will be subject to appraisal under Section 262 of the DGCL.

          (g) Prior to the Closing Date, the Company shall have delivered or made available, as applicable, to Parent and Merger Subsidiary all of the following: a copy of (i) a certificate from the Delaware Secretary of State dated a date not more than two Business Days prior to the Closing Date, attesting to the incorporation, existence and good standing of the Company, and
(ii) a copy, certified by the Delaware Secretary of State a date not more than ten days prior to the Closing Date, of the Company's Certificate of Incorporation and all amendments thereto.

          (h) Each of Lynford and Garfield shall have executed and delivered a lock-up agreement, in substantially the form attached hereto as Exhibit 7.3(h), pursuant to which Lynford and Garfield agree not to sell their shares of Parent Common Stock received in the Merger for a period of nine months.

          (i) Proceeds of the Company Loan shall have been obtained on the terms and conditions described in the Loan Agreement.


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

                                  ARTICLE VIII

                          TERMINATION PRIOR TO CLOSING

     Section 8.1 Termination. Anything herein to the contrary notwithstanding, this Agreement may be terminated and the transactions hereby may be abandoned at any time prior to the Closing Date:

          (a) by mutual agreement of the Company and Parent;

          (b) by the Company or Parent at any time after April 30, 2007 if the Merger shall not have been consummated on or before such date; provided that the right to terminate the Agreement under this clause (b) shall not be available to any party whose breach of a representation, warranty, covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to be consummated on or before such date;

          (c) at any time prior to the Closing Date, by the Company or Parent in the event of either: (i) a breach by the Company, on the one hand, or Parent, on the other hand, of any representation or warranty contained herein such that the conditions set forth in Section 7.2(a) or 7.3(a), respectively, would not be satisfied, and which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, or (ii) a breach by the Company, on the one hand, or Parent, on the other hand, of any of the covenants or agreements contained herein such that the conditions set forth in Section 7.2(b) or 7.3(b), respectively, would not be satisfied, and which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach;

          (d) by the Company or Parent, by written notice to the other party, if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, which Order or other action is final and non-appealable;

          (e) by written notice of the Company if, prior to receipt of the Company Stockholder Approval, the Company receives a Company Superior Proposal; provided, however, that such termination shall not be effective until such time as payment of the Company Termination Fee required by Section 8.3(b) shall have been made by the Company; and provided, further, that the Company's right to terminate this Agreement under this Section 8.1(e) shall not be available if the Company is then in breach of Section 6.3;

          (f) by written notice of either the Company or Parent if either (i) the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting or (ii) the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders Meeting;

          (g) by written notice of Parent, given prior to the Company Stockholder Meeting, if (i) the Company's Board of Directors fails to recommend the adoption of this Agreement in accordance with the terms of Section 6.14(b)(i) or (ii) the Company's Board of Directors has withdrawn or changed its recommendation to stockholders of the Company pursuant to Section 6.14(b)(i) in a manner adverse to the Parent; provided, however, that if the


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Company has provided written notice stating that either of the events in clause
(i) or (ii) above has occurred, then Parent shall provide its written notice within five Business Days of receipt of such notice from the Company; and

          (h) by written notice of the Company in the event of a Change in Control of Parent. For the purposes hereof, a "Change in Control of Parent" shall mean the occurrence of any of the following: (i) there shall have occurred a change in control of Parent of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act whether or not Parent is then subject to such reporting requirement, (ii) any merger or consolidation of Parent in which Parent is not the continuing or surviving corporation or pursuant to which shares of Parent's Common Stock would be converted into cash, securities or other property, other than a merger of Parent in which the holders of the Parent's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Parent, or the liquidation or dissolution of Parent, (iv) any tender offer or exchange offer that if consummated would result in any Person beneficially owning equity securities of Parent representing 50% or more of the combined voting power of Parent or (v) a change in the composition of Parent's Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. An "Incumbent Director" is a director who either (A) is a director of Parent as of the date hereof, or (B) is elected, or nominated for election, to the Parent's Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination. For purposes of the preceding, individuals who are elected pursuant to clause (B) also shall be considered Incumbent Directors.

     Section 8.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 8.1, all future obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained is this Article VIII and in Article X shall survive any such termination. Subject to Section 8.3, a termination under Section 8.1 shall not relieve any party of any liability for a willful breach of any covenant under this Agreement or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach.

     Section 8.3 Fees and Expenses.

          (a) Except as provided in this Section 8.3 or elsewhere in this Agreement, all Expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that each of Parent and the Company will bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees). As used in this Agreement, "Expenses" includes all out-of-pocket fees and expenses (including all fees and expenses of accountants, investment bankers, counsel, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.


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          (b) In the event that this Agreement is terminated pursuant to Section
8.1(e), then the Company shall pay Parent concurrently with the termination (i) a non-refundable fee equal to $500,000 (the "Company Termination Fee") and (ii) Parent's out-of-pocket fees and expenses, upon reasonable substantiation thereof, not to exceed $3,500,000 in the aggregate (the "Parent's Expenses"), each payable by wire transfer of same day funds to an account designated in writing to the Company by Parent or, if Parent fails to designate such account, by certified or bank check.

          (c) In the event that this Agreement is terminated pursuant to Section 8.1(g), or (h), then the Company shall pay Parent the Parent's Expenses concurrently with termination and, if within six months of such effective date of termination pursuant to Section 8.1(g) or (h) the Company consummates a transaction that would have qualified as a Company Takeover Proposal prior to the termination of this Agreement, then the Company shall pay Parent the Company Termination Fee concurrently with the consummation of such transaction.

          (d) In the event that this Agreement (i) is terminated pursuant to
Section 8.1(f)(ii), then Parent shall be liable for any and all of the costs and expenses itemized on Schedule 8.3(d) (collectively, the "Loan Expenses") or (ii) is terminated for any other reason, then each of Parent and the Company shall be liable for one-half of any and all Loan Expenses. Promptly following such termination, Parent and the Company shall calculate and reconcile the total amount of the Loan Expenses paid or payable by each party and, to the extent required pursuant hereto, each such party shall pay by wire transfer of same day funds to an account designated in writing to the other party such amounts as are owed hereunder or, if such party fails to designate such account, by certified bank check. Notwithstanding the foregoing, Parent shall not be liable pursuant to this Section 8.3(d) for any Loan Expenses if the Company draws amounts available under the Loan Agreement for purposes other than the payment of Cash Consideration and the Commitment Fees (as defined in Section 2.3(a) of the Loan Agreement) incurred prior to termination of this Agreement; provided, however, that the Company shall only draw amounts under the Loan Agreement to pay such Commitment Fees if it does not have cash available between the date of this Agreement and the Closing Date to make such required payments. In the event that
(i) this Agreement has terminated, (ii) Parent has made payments to the Company pursuant to this Section 8.3(d) and (iii) the Company subsequently draws amounts available under the Loan Agreement, then the Company shall promptly reimburse Parent for any and all such amounts previously paid by it.

                                   ARTICLE IX

                                 INDEMNIFICATION

     Section 9.1 Holdback. The Company agrees that (a) (i) $2,593,456 of the Cash Consideration (the "Cash Holdback") shall be deposited in an interest-bearing escrow account and (ii) 317,825 shares of the Share Consideration (the "Share Holdback" and together with the Cash Holdback, the "Holdback") shall be deposited in an escrow account (together with any additional monies and shares received by the Escrow Agent, as hereinafter defined, for inclusion in such accounts and any interest earned thereon, the "Escrow Fund") pursuant to the terms and conditions of an Escrow Agreement, substantially in the form of Exhibit 9.1 hereto (the "Escrow Agreement"), dated as of the Closing Date, among the Stockholder Representatives, Parent and


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The Bank of New York, as escrow agent (the "Escrow Agent") and (b) (i)
$1,500,000 of the Cash Consideration (the "FR Cash Holdback") shall be deposited in an interest-bearing escrow account and (ii) 183,824 shares of the Share Consideration (the "FR Share Holdback" and, together with the FR Cash Holdback, the "FR Holdback") shall be deposited in an escrow account (together with any additional monies and shares received by the Escrow Agent for inclusion in such accounts and any interest earned thereon, the "FR Escrow Fund") pursuant to the terms and conditions of the Escrow Agreement; provided, however, that for purposes of this Article IX only, the term "Share Consideration" shall not included any shares of Parent Common Stock constituting the merger consideration to which Wellsford Holder is entitled. Any dividends and distributions on Parent Common Stock while the Share Holdback is held in the Escrow Fund or the FR Share Holdback is held in the FR Escrow Fund, shall be included in the Escrow Fund or the FR Escrow Fund, as the case may be, and retained by the Escrow Agent until such Share Holdback or FR Share Holdback is released pursuant to the terms of the Escrow Agreement. The Holdback and FR Holdback shall be deposited with the Escrow Agent concurrently with payment of the Payment Fund (less the Holdback, the FR Holdback and the Stockholder Representatives Indemnity) to the Company pursuant to Section 3.4. The cash included in the Escrow Fund and the FR Escrow Fund shall be invested as provided in the Escrow Agreement. The Escrow Fund and the FR Escrow Fund shall not be used for any purpose except as expressly provided in this Agreement and the Escrow Agreement. Parent and Merger Subsidiary hereby acknowledge and agree that the Holdback shall, after the Closing Date, be their (and the Surviving Company's) sole and exclusive source of recovery for breaches of representations, warranties and covenants of the Company except in the case of fraud and breaches of the Fundamental Representations. Notwithstanding the foregoing, the ability of Parent and/or the Surviving Company to seek recovery for any damages claimed for breaches of any of the Fundamental Representations shall be governed by and subject to the terms and provisions of Section 9.2.

     Section 9.2 Recoverable Amounts.

          (a) Subject to the provisions hereof, Parent and Surviving Company and their respective officers, directors and employees (the "Parent Indemnified Persons") shall be entitled to be indemnified for and recover from the Escrow Fund and, with respect to fraud and breaches of the Fundamental Representations, from the FR Escrow Fund, any liability, loss, damage, cost or other expense (including reasonable attorneys' fees) incurred by any Parent Indemnified Person arising out of any breach by the Company of any representation or warranty (including, without limitation, the Fundamental Representations) or covenant of the Company set forth in this Agreement ("Recoverable Amounts"), provided, however, that no Parent Indemnified Person shall be entitled to be paid any amounts under this Section 9.2 other than on account of Qualifying Claims. For purposes of this Agreement, a "Qualifying Claim" shall mean a claim (i) for recovery of Recoverable Amounts, and (ii) submitted prior to the date that is 18 months after the Closing Date (except that any claim with respect to the Fundamental Representations may be made at any time prior to the date that is 24 months after the Closing Date). Subject to the provisions hereof, the Escrow Agent shall only be obligated to pay, and Parent Indemnified Persons shall only be entitled to recover, the amount of each Qualifying Claim, net of Claims Recoveries (as defined in Section 9.2(e)(ii)) actually received or to be received by any of them at the time such Qualifying Claim is otherwise payable hereunder. The parties hereto acknowledge that even if a claim at any time qualifies as a Qualifying Claim hereunder, no payment from the


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Escrow Fund shall be made in respect of any such Qualifying Claim (other than claims for breaches of the Fundamental Representations) unless, at the time payment is otherwise to be made hereunder, the amount to be paid on account of all such Qualifying Claims (without considering Claim Recoveries) in fact exceeds or has exceeded $900,000 (the "Deductible"), in which event the aggregate amount to be paid on account of all such Qualifying Claims shall be for the amount of such Qualifying Claims in excess of the Deductible.

          (b) With respect to Qualifying Claims in respect of the Fundamental Representations, except in the case of fraud, the aggregate amount payable to the Parent Indemnified Persons pursuant to this Article IX shall not exceed the amount of the FR Escrow Fund plus the amount of the Escrow Fund so long as there are any monies and/or shares of Parent Common Stock therein, provided, however, that so long as there are any monies and/or shares of Parent Common Stock in the Escrow Fund, any Parent Indemnified Person must first make Qualifying Claims against and exhaust the Escrow Fund before making a Qualifying Claim against the FR Escrow Fund.

          (c) In order to assert a claim under this Section 9.2, as soon as reasonably possible after Parent obtains knowledge of a Qualifying Claim (provided that the failure to give such notice may limit the right to indemnification, but only if, and only to the extent that such failure adversely affects the Holders) but in any event not later than the date that is 18 months after the Closing Date (except with regard to claims with respect to the Fundamental Representations which must be asserted pursuant to the terms of this
Article IX not later than the date that is 24 months after the Closing Date) Parent shall give written notice (a "Claim Notice") to the Stockholder Representatives appointed pursuant to Section 9.4, with a copy to the Escrow Agent of such claim, which Claim Notice shall set forth the facts and circumstances giving rise to such claim, the amount of Recoverable Amounts asserted with respect thereto, and the basis for concluding that such claim is a Qualifying Claim. Upon and after becoming aware of any event which could reasonably be expected to give rise to any claim hereunder, Parent and the Surviving Company shall (i) promptly and diligently pursue all commercially reasonable alternative sources of recovery for such claim, including but not limited to any applicable insurance policies that the Parent and/or the Surviving Company have in place, indemnifications or any other third party arrangements which would offset or recoup such Recoverable Amounts, and (ii) keep the Stockholder Representatives reasonably informed at all times of the status of any such event or claim. Any Recoverable Amounts to which a Parent Indemnified Person is entitled hereunder shall be paid out of the Escrow Fund or the FR Escrow Fund, as applicable, 50% in cash and 50% in Parent Common Stock (with each share of Parent Common Stock valued at the Per Share Price). If at such time (A) there is no cash remaining in the Escrow Fund or the FR Escrow Fund, as the case may be, any such Recoverable Amounts shall be paid out of any shares of Parent Common Stock remaining in the Escrow Fund or the FR Escrow Fund, as the case may be, or (B) no shares of Parent Common Stock remaining in the Escrow Fund or the FR Escrow Fund, as applicable, any such Recoverable Amounts shall be paid out of any cash remaining in the Escrow Fund or the FR Escrow Fund, as applicable.

          (d) If the Escrow Agent does not receive a written notice of objection (the "Objection Notice") from the Stockholder Representatives on or before the twentieth Business Day following delivery of the Claim Notice to the Escrow Agent and the Stockholder Representatives, pursuant to the terms of the Escrow Agreement, the Escrow Agent shall deliver


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to Parent the amount of Recoverable Amount asserted with respect thereto. If the
Escrow Agent receives an Objection Notice within such 20-Business Day period, pursuant to the terms of the Escrow Agreement, it shall continue to hold the amount of Recoverable Amounts asserted with respect to such Claim Notice in the Escrow Fund or the FR Escrow Fund, as the case may be, and shall not distribute the same except pursuant to written instructions executed and delivered by each of Parent and the Stockholder Representatives or by depositing such funds with a court of competent jurisdiction.

          (e) For purposes of this Agreement, the following terms shall have the following meanings:

               (i) "Claims Payment" shall mean the total amount of monies and shares of Parent Common Stock paid to Parent pursuant to a Claim Notice and
Section 9.2.

               (ii) "Claims Recoveries" shall mean the total amount of any insurance and indemnity actually received by Parent or the Surviving Company for any Qualifying Claim, excluding any Claims Payments.

          (f) Notwithstanding anything herein to the contrary, in the event Parent or Surviving Company receives Claims Recoveries:

               (i) other than for Qualifying Claims with respect to Fundamental Representations prior to the date that is 18 months after the Closing Date, then promptly after receipt thereof, Parent or the Surviving Company, as the case may be, shall pay to the Escrow Agent for deposit in the Escrow Fund an amount payable 50% in cash and 50% in Parent Common Stock (with each share of Parent Common Stock valued at the Per Share Price), equal to such Claims Recoveries, provided that in the event that such payment is not made to the Escrow Agent, the amount of any Claims Payments thereafter made by the Escrow Agent to Parent or the Surviving Company, as the case may be, shall be reduced by an amount equal to such Claims Recoveries not so paid;

               (ii) other than for Qualifying Claims with respect to Fundamental Representations on or after the date that is 18 months after the Closing Date and on or before 36 months after the Closing Date, then promptly after receipt thereof, Parent or the Surviving Company, as the case may be, shall distribute to the Holders pursuant to Section 3.4 an amount, payable in 50% cash and 50% Parent Common Stock (with each share of Parent Common Stock valued at the Per Share Price), equal to such Claims Recoveries;

               (iii) for Qualifying Claims with respect to Fundamental Representations prior to the date that is 24 months after the Closing Date, then promptly after receipt thereof, Parent or the Surviving Company, as the case may be, shall pay to the Escrow Agent for deposit in the FR Escrow Fund an amount payable 50% in cash and 50% in Parent Common Stock (with each share of Parent Common Stock valued at the Per Share Price), equal to such Claims Recoveries, provided that in the event that such payment is not made to the Escrow Agent, the amount of any Claims Payments thereafter made by the Escrow Agent to Parent or the Surviving Company, as the case may be, shall be reduced by an amount equal to such Claims Recoveries not so paid; and


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               (iv) for Qualifying Claims with respect to Fundamental
Representations on or after the date that is 24 months after the Closing Date and on or before 42 months after the Closing Date, then promptly after receipt thereof, Parent or the Surviving Company, as the case may be, shall distribute to the Holders pursuant to Section 3.4 an amount, payable in 50% cash and 50% Parent Common Stock (with each share of Parent Common Stock valued at the Per Share Price), equal to such Claims Recoveries.

          (g) Upon delivery of a Claim Notice asserting a Qualifying Claim based upon a claim made by third parties against the Parent Indemnified Persons, the Stockholder Representatives may elect to direct the defense of such claim (including the selection of counsel and settlement of the claim), provided the Stockholder Representatives shall keep Parent and the Surviving Company reasonably informed of the status of the claim at all stages of the proceedings thereof. Parent and the Surviving Company shall provide the Stockholder Representatives with such cooperation and assistance as is reasonably necessary to ensure the proper and adequate defense of such claim, including, without limitation, providing access to and copies of relevant books and records of the Surviving Company. The Stockholder Representatives shall be entitled to settle and otherwise resolve any such claim, provided that the Stockholder Representatives shall not consent to a settlement of or the entry of any judgment against the Surviving Company arising from any such claim unless (i) the settlement or judgment is solely for money damages and the Parent and Parent Indemnified Persons are released from any liability with regard to any such claim, or (ii) Parent or the Surviving Company consents thereto, which consent shall not be unreasonably withheld or delayed. Parent and the Surviving Company shall not settle or otherwise resolve any claims without the prior written consent of the Stockholder Representatives in each instance.

     Section 9.3 Release of Escrow Fund and FR Escrow Fund.

          (a) In the event that on or prior to the date that is 18 months after the Closing Date, no Claim Notices have been given pursuant to the terms and conditions of Section 9.2 where the underlying claim has not been resolved, then on the date that is 18 months after the Closing Date, or as soon as possible thereafter, the Escrow Agent shall deliver to the Surviving Company the balance of the Escrow Fund including any interest or dividends earned thereon or distributions made with respect thereto for distribution by the Surviving Company to the Holders in the same proportion and manner as the Common Stock Merger Consideration and the Preferred Stock Merger Consideration were required to be distributed.

          (b) In the event that on or prior to the date that is 18 months after the Closing Date, one or more Claim Notices have been given pursuant to the terms and conditions of Section 9.2 where the underlying claim has not been resolved, then on the date that is 18 months after the Closing Date, or as soon as possible thereafter, and from time to time thereafter, the Escrow Agent shall deliver to the Surviving Company the balance of the Escrow Fund (including any interest or dividends earned on such portion or distributions made with respect to such portion) for distribution by the Surviving Company to the Holders in the same proportion and manner as the Common Stock Merger Consideration and the Preferred Stock Merger Consideration were required to be distributed to the extent it exceeds any Recoverable Amounts claimed but not yet paid due to a Claim Notice for Qualifying Claims having been delivered


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(including any interest earned on such monies so delivered and any dividends or distributions earned on such Parent Common Stock so delivered).

          (c) In the event that on or prior to the date that is 24 months after the Closing Date, no Claim Notices with respect to Fundamental Representations been given pursuant to the terms and conditions of Section 9.2 where the underlying claim has not been resolved, then on the date that is 24 months after the Closing Date, or as soon as possible thereafter, the Escrow Agent shall deliver to the Surviving Company the balance of the FR Escrow Fund (including any interest or dividends earned thereon or distributions with respect thereto) for distribution by the Surviving Company to the Holders in the same proportion and manner as the Common Stock Merger Consideration and the Preferred Stock Merger Consideration were required to be distributed.

          (d) In the event that on or prior to the date that is 24 months after the Closing Date, one or more Claim Notices with respect to Fundamental Representations have been given pursuant to the terms and conditions of Section
9.2 where the underlying claim has not been resolved, then on the date that is 24 months after the Closing Date, or as soon as possible thereafter, and from time to time thereafter, the Escrow Agent shall deliver to the Surviving Company the balance of the FR Escrow Fund (including any interest or dividends earned on such portion or distributions with respect to such portion) for distribution by the Surviving Company to the Holders in the same proportion and manner as the Common Stock Merger Consideration and the Preferred Stock Merger Consideration were required to be distributed to the extent it exceeds any Recoverable Amounts claimed but not yet paid due to a Claim Notice for Qualifying Claims with regard to the Fundamental Representations having been delivered (including any interest earned on such monies so delivered and any dividends or distributions earned on such Parent Common Stock so delivered).

     Section 9.4 Stockholder Representatives. Upon the adoption of this Agreement by the requisite vote of the holders of the Company Common Stock and the Company Preferred Stock, each of Lynford and Garfield (together, the "Stockholder Representatives" and each, a "Stockholder Representative") shall be irrevocably appointed to act as the representatives for the Holders with respect to matters requiring any action or decision by the Holders following the Closing, and the Stockholder Representatives are hereby authorized by the Holders to take any and all such actions and make any decisions necessary or desirable in connection with all matters arising under this Agreement or the Escrow Agreement, the transactions contemplated hereby or thereby or arising with regard to the Company before or after the Closing, including, without limitation, the defense and/or settlement of any claims and any matters under
9.2. In furtherance of the foregoing, the Stockholder Representatives may by written notice to the Escrow Agent, with a copy to Parent, request payment for or reimbursement of any and all costs and expenses, including reasonable legal fees and expenses, paid or payable by any of the Stockholder Representatives in connection with any matters requiring any action by the Stockholder Representatives as provided in this Article IX including, without limitation, the defense and/or settlement of any claims or under the Escrow Agreement, and the Escrow Agent shall promptly upon receipt of any such written notice make such payment to the Stockholder Representatives. Any notice or other communication to be delivered to the Stockholder Representatives shall be delivered to each of them pursuant to Section 10.8 and any notice or other communication to be signed by the Stockholder Representatives shall be valid and binding if signed by either of the


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Stockholder Representatives. Any decision, act, consent, or instruction of the
Stockholder Representatives shall constitute a decision of all of the Holders and shall be final binding and conclusive upon each Holder. Parent and the Surviving Company shall be entitled to rely on such appointment and treat the Stockholder Representatives as the duly appointed representatives for the Holders. If any Stockholder Representative shall be unable to serve, the remaining Stockholder Representative shall appoint a replacement therefor, and if at any time only one Stockholder Representative is then serving, then such Stockholder Representative is authorized to act alone pursuant to this Section
9.4. Each Stockholder Representative, by execution hereof, confirms such appointment and authority and acknowledges that, in acting as the representative of the Holders, the Stockholder Representatives may rely upon, and shall not be liable to any Holder for acting or refraining from acting upon, an opinion of counsel, certificate of auditors or other certificates, statement, instrument, opinion, report, notice, request, consent, order, arbitrator's award, appraisal, bond other paper or document reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties. No Stockholder Representative shall incur any liability to any Holder with respect to any action taken or suffered by him in his capacity as Stockholder Representative in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized. In addition, no Stockholder Representative shall incur any liability to any Holder for any action or inaction except his own fraud or willful misconduct. Each Stockholder Representative may perform his duties as Stockholder Representatives either directly or by or through his agents or attorneys and no Stockholder Representative shall be responsible to any other Holder for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by him hereunder or for any action or inaction by any other Stockholder Representative. Adoption of this Agreement and the Merger by the requisite vote of the holders of the Company Common Stock and Company Preferred Stock shall constitute the agreement of (a) all Holders to the terms and provisions of this Agreement including, without limitation, this Section 9.4, (b) each Holder to defend, indemnify and hold harmless, severally and not jointly (based upon the pro rata portion of the Aggregate Merger Consideration to which such Holder is entitled pursuant to this Agreement), each Stockholder Representative from, against and in respect of any and all claims, liabilities, obligations, costs, expenses, deficiencies and damages incurred, sustained, suffered, paid or payable by such Stockholder Representative in connection with acting as a Stockholder Representative and any action or inaction taken by the Stockholder Representatives under this Agreement other than any such claims, liabilities, costs, expenses or damages to the extent arising from such Stockholder Representative's fraud or willful misconduct, and (c) each Holder to waive any and all claims, known or unknown, or conflicts of interest arising out of or relating to the Stockholders Representatives being appointed officers and directors of the Surviving Company and/or of Parent.

     Section 9.5 BC Escrow Account.

          (a) In order to secure the obligation of the Holders to indemnify the Stockholder Representatives against any and all claims, liabilities, obligations, costs, expenses, deficiencies or damages incurred, sustained, suffered, paid or payable by any Stockholder Representative in connection with this Agreement and the Escrow Agreement, the transactions contemplated hereby or thereby or the Company, the Company and the Holders agree that, $500,000 (the "Stockholder Representatives Indemnity") of the Aggregate Merger Consideration shall be deposited (consisting of 50% cash and 50% Parent Common Stock, with each share


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valued at the Per Share Price) in escrow with Bryan Cave LLP (the "BC Escrow
Account"), with the cash portion of the Stockholder Representatives Indemnity being held in an interest bearing escrow account, in accordance with and pursuant to the terms and conditions of an escrow agreement, dated as of the Closing Date, among the Stockholder Representatives and Bryan Cave LLP (the "BC Escrow Agreement"). All such monies and shares in the BC Escrow Account shall be available for indemnification pursuant to Section 9.4 and any payments to which the Stockholder Representatives are entitled pursuant to Section 9.4 and as determined in the sole discretion of the Stockholder Representatives. The Stockholder Representatives Indemnity shall be deposited by Parent with Bryan Cave LLP concurrently with the payment of the Payment Fund (less the Holdback, the FR Holdback and the Stockholder Representatives Indemnity) to the Company pursuant to Section 3.4. The Stockholder Representatives Indemnity shall not be the Stockholder Representatives' sole and exclusive source of recovery for any claims, liabilities, obligations, costs, expenses, deficiencies or damages incurred, sustained, suffered, paid or payable by any Stockholder Representative in connection with acting as a Stockholder Representative and, to the extent that any claims of the Stockholder Representatives for indemnification pursuant to Section 9.4 exceed the Stockholder Representatives Indemnity, the Stockholder Representatives shall have recourse against the Holders for any such excess amounts.

          (b) Adoption of this Agreement by the requisite vote of the Company Common Stock and the Company Preferred Stock shall constitute the agreement of all Holders to the terms and provisions of the BC Escrow Agreement. All such monies in the BC Escrow Account shall be invested and released as provided in the BC Escrow Agreement and shall not be used for any other purpose except as expressly provided herein and in the BC Escrow Agreement.

          (c) Parent and Merger Subsidiary acknowledge and agree that neither Parent nor the Surviving Company shall have any right, claim or title to any funds in the BC Escrow Account.

     Section 9.6 Tax Treatment. The parties hereto hereby agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Aggregate Merger Consideration, unless otherwise required by applicable law.

                                    ARTICLE X

                                     GENERAL

     Section 10.1 Usage.

          (a) All terms defined herein have the meanings assigned to them herein for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined. "Include," "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are, in fact, followed by such words or words of like import. "Writing," "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form. Any instrument or law defined or referred to herein means such instrument or law as from time to time amended, modified or


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supplemented, including (in the case of instruments) by waiver or consent and
(in the case of any law) by succession of comparable successor laws and includes (in the case of instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are, unless the context otherwise requires, also to its successors and assigns. Any term defined herein by reference to any instrument or law has such meaning whether or not such instrument or law is in effect.

          (b) References in an instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument. References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural and vice versa. For avoidance of doubt, the parties agree that the terms "material," "materiality," or "materially" as used in this Agreement with an initial lower case "m" shall have their respective, customary and ordinary meanings, without regard to the meanings ascribed to "Company Material Adverse Effect" and "Parent Material Adverse Effect" in Section 1.1.

     Section 10.2 Survival. Subject to Article IX, the respective representations and warranties of Parent, Merger Subsidiary and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time shall survive until the date that 18 months from the Closing Date; provided, however, that the Fundamental Representations and the representations and warranties in Sections 5.1, 5.2, 5.3 and 5.5(a)(i) shall survive until the date that is 24 months from the Closing Date. Subject to
Article IX, the covenants and agreements of the parties hereto (including the Surviving Company after the Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

     Section 10.3 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement (collectively, "Transfer Taxes") shall be paid by Parent when due, and Parent will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges.

     Section 10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

     Section 10.5 Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of any state or federal court located within the County of New York in the State of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, and agrees to commence any such action, suit or proceeding only in such courts. Each party hereto further agrees that service of any process, summons, notice or document by United States registered mail to such party's respective address set forth herein shall be effective service of process for any such action, suit or proceeding. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     Section 10.6 Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     Section 10.7 Notices. Any notice or other communication hereunder must be given in writing and shall be deemed delivered (a) upon delivery if sent by facsimile transmission (confirmed by any of the methods that follow in clauses
(b) or (c) hereof), (b) upon delivery if sent by overnight courier service (with proof of service) or hand delivery and (c) three days after mailing by certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

If to Company:          Reis, Inc.
                        530 Fifth Avenue
                        New York, NY 10036
                        Attention: Lloyd Lynford
                        Telecopier No.: (212) 921-2533
                        Telephone No.: (212) 921-1122

with copies to:         Bryan Cave LLP
                        1290 Avenue of the Americas
                        New York, NY 10104
                        Attention: Renee E. Frost
                        Telecopier No.: (212) 541-4630
                        Telephone No.: (212) 541-2000

If to Parent or
Merger Subsidiary:      Wellsford Real Properties, Inc.
                        535 Madison Avenue, 26th Floor
                        New York, NY 10022
                        Attention: Mark P. Cantaluppi
                                   James J. Burns
                        Telephone No.: (212) 838-3400
                        Telecopier No.: (212) 421-7244
with copies to:         King & Spalding LLP
                        1185 Avenue of the Americas
                        New York, NY 10036
                        Attention: Michael J. O'Brien
                                   Stephen M. Wiseman
                        Telecopier No.: (212) 556-2222
                        Telephone No.: (212) 556-2100

If to the Stockholder
Representatives         Mr. Lloyd Lynford
                        Mr. Jonathan Garfield
                        c/o Reis, Inc.
                        530 Fifth Avenue
                        New York, NY 10036
                        Telecopier No.: (212) 921-2533
                        Telephone No.: (212) 921-1122

with copies to:         Bryan Cave LLP
                        1290 Avenue of the Americas
                        New York, NY 10104
                        Attention: Renee E. Frost
                        Telecopier No.: (212) 541-4630
                        Telephone No.: (212) 541-2000

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date received.

     Section 10.8 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by law shall remain in full force and effect provided that the essential terms and conditions of this Agreement for the parties hereto remain valid, binding and enforceable and provided that the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. In event of any such determination, the parties hereto agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by law, the parties hereto hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

     Section 10.9 Representation by Counsel; No Inferences. The parties hereto each acknowledge that each party has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in any portions of this Agreement against the party that drafted it has no application and is expressly waived. If any provision of this Agreement is, in the judgment of the trier of fact, ambiguous or unclear, that provision shall be interpreted in a reasonable manner to effect the intent of the parties.

     Section 10.10 Divisions and Headings. The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

     Section 10.11 No Third-party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement other than (a) Lynford and Garfield, to the extent set forth in Section 6.10, (b) the Stockholder Representatives and (c) the Indemnified Parties, to the extent set forth in Section 6.7 (which Section 6.7 is intended for the benefit of such persons covered thereby and may be enforced by such persons). Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

     Section 10.12 Amendment and Waiver. This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule, and any Exhibit attached hereto may be amended only by agreement in writing of all parties hereto. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party hereto to be bound and then only to the specific purpose, extent and instance so provided. No failure on the part of any party hereto to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

     Section 10.13 Knowledge. Whenever any statement herein or in the Company Disclosure Schedule, the Parent Disclosure Schedule, any Exhibit, certificate or other document delivered to any party pursuant to this Agreement is made "to [its] knowledge" or words of similar intent or effect of any party or its representative, the Person making such statement shall be accountable only for facts and other information, which as of the date the representation is given, are actually known or could be known upon a reasonable investigation to the Person making such statement, which (a) with respect to the Company, means any of the persons identified in Section 10.13 of the Company Disclosure Schedule,
(b) with respect to Parent, means any of Jeffrey Lynford, James Burns and Mark Cantaluppi, and (c) with respect to any other Persons that are corporations, any of its executive officers.

     Section 10.14 Schedules and Exhibits. The Company Disclosure Schedule, the Parent Disclosure Schedule, and each Exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although the Company Disclosure Schedule, the Parent Disclosure Schedule and Exhibits need not be attached to each copy of this Agreement. The mere inclusion of an item in a Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents an exception or material fact, event or circumstance or that such item has or may have a Company Material Adverse Effect. Further, any fact or item which is clearly disclosed in any Section of the Company Disclosure
Schedule in such a way as to make its relevance or applicability to information called for by another Section of the Company Disclosure Schedule or other Sections of the Company Disclosure Schedule reasonably apparent shall be deemed to be disclosed on such other Section or Sections, as the case may be, notwithstanding the omission of a reference or cross-reference thereto.

     Section 10.15 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

     Section 10.16 Entire Agreement. This Agreement (including the Exhibits hereto, the Company Disclosure Schedule and the Parent Disclosure Schedule, which are incorporated herein by reference and made a part hereof) and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties hereto, written or oral, with respect to such subject matter.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHERE OF, the parties hereto have caused this Agreement to be executed in multiple originals by their authorized officers, all as of the date and year first above written.

                               WELLSFORD REAL PROPERTIES, INC.


                               By:    /s/ Mark P. Cantaluppi
                                   --------------------------------------------
                               Name:  Mark P. Cantaluppi
                                      ------------------------------------------
                               Title: Chief Financial Officer and Vice President
                                      ------------------------------------------


                               REIS SERVICES, LLC


                               By:    /s/ Mark P. Cantaluppi
                                   --------------------------------------------
                               Name:  Mark P. Cantaluppi
                                      ------------------------------------------
                               Title: Chief Financial Officer and Vice President
                                      ------------------------------------------


                               REIS, INC.

                               By:    /s/ Lloyd Lynford
                                   --------------------------------------------
                               Name:  Lloyd Lynford
                                      ------------------------------------------
                               Title: Chief Executive Officer
                                      ------------------------------------------



Acknowledged and Agreed as of the
date hereof in their individual
capacities as Stockholder
Representatives.

/s/ Lloyd Lynford
------------------------------------
Lloyd Lynford


/s/ Jonathan Garfield
------------------------------------
Jonathan Garfield

                [Signature Page to Agreement and Plan of Merger]

                                                                 Exhibit 1.1(a)

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   REIS, INC.

          Reis, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

          1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the second to last sentence of Article FOURTH(I)(B), Section 6(a) in its entirety and replacing it with the following:

          The Corporation shall mail written notice of any such Liquidation Event, not less than 45 days prior to the payment date stated therein, to each record holder of Preferred Stock; provided, however, that with respect to the merger transaction contemplated by that certain Agreement and Plan of Merger, dated as of October 11, 2006, among the Corporation, Wellsford Real Properties, Inc. and Reis Services, LLC (the "2006 Agreement and Plan of Merger"), no such notice shall be required.

          2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding two new sentences at the end of Article FOURTH(I)(B), Section 6(a) as follows:

          Notwithstanding anything to the contrary contained in this Certificate of Incorporation, in connection with the 2006 Agreement and Plan of Merger and the transactions contemplated thereby, the holders of shares of Preferred Stock shall not be entitled to receive the Preferred Liquidation Amount applicable to such shares but shall instead be entitled to receive the consideration that the holders of such shares would be entitled to receive if such shares had been converted into shares of Common Stock at the applicable Conversion Price therefor as in effect immediately prior to the effective time of the merger contemplated by the 2006 Agreement and Plan of Merger. For the avoidance of doubt, the consideration to which holders of shares of Preferred Stock shall be so entitled to receive shall be subject to all holdbacks and escrow, indemnification and other obligations applicable thereto under the 2006 Agreement and Plan of Merger.

          3. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Reis, Inc. has caused this Certificate to be executed by [NAME], its [OFFICE], on this ___ day of _____, 2007.

                                        REIS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Office:
                                                --------------------------------

                                                                     Exhibit 2.5

                        OFFICERS OF THE SURVIVING COMPANY

Name                 Position
----                 --------
Lloyd Lynford*       President, Chief Executive Officer and Treasurer
Jonathan Garfield*   Executive Vice President and Secretary
Jeffrey Lynford      Executive Vice President
William Sander       Chief Operating Officer and Assistant Secretary
Mark Cantaluppi      Chief Financial Officer and Assistant Secretary
Michael Richardson   Vice President, Sales

* Neither Mr. Lynford nor Mr. Garfield will be appointed to the positions indicated until such time as their respective loans from the Company have been paid in full.

                                                                    EXHIBIT 6.16

                            FORM OF AFFILIATE LETTER

                                                         [_________] [_], 200[ ]

Wellsford Real Properties, Inc.
535 Madison Avenue
26th Floor
New York, NY 10022

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Reis, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of [__________], 2006 (the "Merger Agreement"), by and among Wellsford Real Properties, Inc., a Maryland corporation ("Parent"), Reis Services LLC, a Maryland limited liability company ("Merger Sub"), and the Company, the Company will be merged with and into Merger Sub (the "Merger"), with the Merger Sub surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

     As a result of the Merger, I will receive shares of common stock, par value $0.02 per share, of Parent (the "Parent Common Stock") in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") and Series D preferred stock, par value $0.01 per share, of the Company.

     1. I represent, warrant and covenant to Parent that with respect to the shares of Parent Common Stock I will receive as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Securities Act or the Rules and Regulations.

          B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

          C. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) except as set forth in the Registration Rights Agreement dated as of [__________] between me and Parent (the "Registration Rights Agreement")(1), I may not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 (as such rule may be hereafter amended) promulgated by the Commission under the Securities Act, (ii) such sale, transfer or other disposition has been registered under the Securities Act or (iii) I shall have received opinion of counsel, reasonably acceptable to Parent, or a "no action" letter from the staff of the Commission to the effect that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

          D. I understand that, except as set forth in the Registration Rights Agreement, Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by me or on my behalf under the Securities Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I understand that there will be placed on the certificates for Parent Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

               THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH EITHER THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXCEPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

          F. I understand that unless a sale or transfer of Parent Common Stock issued to me in the Merger is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

----------
(1) Clause (b) will be included only in the Affiliate Letters executed by stockholders who are party to the Registration Rights Agreement.

          G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

          H. It is understood and agreed that certificates with the legends set forth in paragraphs 1(E) and l(F) above will be substituted by delivery of certificates without such legends if (i) evidence or representations reasonably satisfactory to Parent that the Parent Common Stock represented by the certificates are being or have been sold in a transaction made in conformity with the provisions of Rule 145(d)(2) (as that rule may be hereafter amended), (ii) one year shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (iv) two years shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

          I.


                                        ----------------------------------------
                                        Very truly yours,

                                        Name:
                                              ----------------------------------

Agreed and accepted this [___] day
of [_________], 2006, by

WELLSFORD REAL PROPERTIES, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                  Exhibit 7.2(d)

                      FORM OF REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of [Closing Date] among WELLSFORD REAL PROPERTY, INC., a Maryland corporation (the "Company"), Lloyd Lynford ("Lynford") and Jon Garfield ("Garfield", each of Lynford and Garfield individually, with their permitted assigns, a "Shareholder" and together, the "Shareholders").

                                    RECITALS:

     WHEREAS, pursuant to the Merger Agreement, dated as of October 11, 2006 (the "Merger Agreement"), among the Company, Reis Services, LLC and Reis, Inc. ("Reis"), Lynford is acquiring concurrently with the execution and delivery of this Agreement, ______ shares of the Company's common stock, par value $0.02 (the "Common Stock") and Garfield is acquiring ____ shares of Common Stock;

     WHEREAS, concurrently with execution and delivery of the Merger Agreement, the Company entered into a voting agreement (the "Voting Agreement") with each of the Shareholders pursuant to which, among other things, each of the Shareholders has agreed, subject to the terms and conditions therein, to vote or deliver written consents with respect to all shares of capital stock of Reis owned by such Shareholder in favor of approval of the Merger Agreement and the transactions contemplated thereby;

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Shareholders have entered into a lock-up agreement (the "Lock-up Agreement") with the Company pursuant to which each Shareholder has agreed not to sell the shares of Common Shares received in the Merger for a period of nine months from the date hereof;

     WHEREAS, as an inducement to the Shareholders entering into the Voting Agreement and the Lock-up Agreement, the Shareholders have required that the Company agree, and the Company has agreed, to provide the rights set forth in this Agreement; and

     WHEREAS, the consummation of the Closing (as defined in the Merger Agreement) is conditioned upon, among other things, the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1

                                  DEFINITIONS

     1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Adverse Disclosure" means public disclosure of material non-public information, disclosure of which, in the Board's good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in the Shelf Registration Statement or any other Registration Statement filed with the SEC by the Company so that the Shelf Registration Statement or such other Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of the Shelf Registration Statement or such other Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

     "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect on the date hereof.

     "AMEX" means the American Stock Exchange LLC.

     "Board" means the board of directors of the Company.

     "Common Stock" has the meaning set forth in the recitals hereto.

     "Company" has the meaning set forth in the preamble hereto and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

     "Company Public Sale" has the meaning set forth in Section 2.3(a).

     "Demand Registration" has the meaning set forth in Section 2.2(a).

     "Demand Registration Period" has the meaning set forth in Section 2.2(b).

     "Demand Registration Suspension" has the meaning set forth in Section
2.2(c).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

     "Garfield" has the meaning set forth in the preamble hereto.

     "Lynford" has the meaning set forth in the preamble hereto.

     "Merger Agreement" has the meaning set forth in the recitals hereto.

     "Person" means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Prospectus" means the prospectus included in the Shelf Registration Statement or any other Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

     "Qualified Secondary Underwritten Offering" has the meaning set forth in
Section 2.1(c).

     "Registrable Securities" means any shares of Common Stock issued to a Shareholder pursuant to the Merger Agreement, upon original issuance thereof and at all times subsequent thereto, or any securities that may be issued or distributed or be issuable in respect of any Registrable Securities by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) the Shelf Registration Statement or any other Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in the Shelf Registration Statement or such other Registration Statement,
(ii) such Registrable Securities have been distributed pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or are saleable pursuant to Rule 144(k) promulgated by the SEC pursuant to the Securities Act,
(iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act or (iv) such Registrable Securities are sold to the Company.

     "Registration" means a registration with the SEC of the Company's securities for offer and sale to the public under the Shelf Registration Statement or any other Registration Statement. The terms "Register" and "Registering" shall have a correlative meaning.

     "Registration Expenses" has the meaning set forth in Section 2.8.

     "Registration Period" has the meaning set forth in Section 2.1(d).

     "Registration Statement" means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

     "Reis" has the meaning set forth in the recitals hereto.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

     "Shareholder and Shareholders" each have the meaning set forth in the preamble hereto.

     "Shelf Registration Period" has the meaning set forth in Section 2.1(d).

     "Shelf Registration Statement" means a Registration Statement on Form S-3 or any other appropriate form under Rule 415 of the Securities Act (or any similar rule that may be adopted by the SEC from time to time), providing for the resale of Registrable Shares held by the Shareholders.

     "Shelf Registration Suspension" has the meaning set forth in Section
2.1(d).

     "Underwritten Offering" means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

     1.2. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

                                   SECTION 2

                              REGISTRATION RIGHTS

     2.1. Required Shelf Registration. At any time following 90 days prior to the third anniversary of the date of this Agreement, the Shareholders shall have the right to request in writing that the Company (i) prepare and file the Shelf Registration Statement with the SEC as soon as reasonably practicable but no later than the date that is 90 days after the date such request is received by the Company; and (ii) maintain the effectiveness of the Shelf Registration Statement until the earliest to occur of: (A) the completion of the distribution of the Registrable Shares covered by the Shelf Registration Statement in accordance with the intended methods of distribution by the Shareholders as set forth in the Shelf Registration Statement, (B) the date upon which all the Registrable Shares covered by the Shelf Registration Statement have been distributed pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or are saleable pursuant to Rule 144(k) promulgated by the SEC pursuant to the Securities Act, (C) the second anniversary of the date on which the Shelf Registration Statement first became effective, and (D) the date upon which the Shareholders collectively hold less than 10% of Registrable Shares outstanding on the date hereof.

          (a) The Company shall (i) notify each Shareholder of the proposed filing of the Shelf Registration Statement with the SEC at least 30 days prior to the proposed filing date of the Shelf Registration Statement and (ii) afford each Shareholder with the opportunity to include all or any part of the Registrable Shares then owned by such Shareholder in the Shelf Registration Statement.

          (b) In order to exercise a Shareholder's right to include all or any part of the Registrable Shares then owned by him, such Shareholder shall (i) notify the Company of the number of Registrable Shares such Shareholder wishes to include in the Shelf Registration Statement and complete and sign the selling shareholder questionnaire, which shall be in customary form, included in the notice described in Section 2.1(a) hereof within twenty (20) days after the Company gives such notice and (ii) furnish to the Company such information as the Company shall reasonably request in accordance with Section 2.5(b). No Shareholder shall be entitled to be named as a selling shareholder in the Shelf Registration Statement or use the Prospectus forming a part thereof unless such Shareholder complies with this Section 2.1(b).

          (c) If any Shareholder proposes to distribute his Registrable Shares pursuant to the Shelf Registration Statement in an underwritten offering (a "Qualified Secondary Underwritten Offering"), the Company agrees to use its reasonable best efforts to effect the registration and the sale of the Registrable Shares pursuant to two (2) Qualified Secondary Underwritten Offerings, and pursuant thereto the Company shall comply with the registration procedures set forth herein with respect to Underwritten Offerings.

          (d) Effective Registration. The Company shall be deemed to have effected a Registration for purposes of this Section 2.1 if the Shelf Registration Statement is declared effective by the SEC and remains effective for the period specified in Section 2.1 above or, if such Shelf Registration Statement relates to a Qualified Secondary Underwritten Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the "Shelf Registration Period"). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Company. Notwithstanding any provision herein to the contrary, if during the Shelf Registration Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, the Company agrees that it shall extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by one times the number of days such interference is sustained.

          (e) Delay in Filing; Suspension of Registration. (i) If the filing, initial effectiveness or continued use of the Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, (ii) the Company is engaged, or has fixed plans to engage within thirty (30) days of the time of such request, in a firm commitment underwritten offering of its securities, or (iii) the Board of Directors of the Company reasonably determines that such registration and offering would interfere with any material transaction involving the Company, the Company may, upon giving prompt written notice of such action to the Shareholders, delay the filing or initial effectiveness of, or suspend use of, the Shelf Registration Statement (a "Shelf Registration Suspension"); provided, however, that the Company shall not be permitted to exercise a Shelf Registration Suspension (A) more than once during any period in which the Shelf Registration Statement is effective, or (B) for a period exceeding 90 days on any one occasion. Notwithstanding the foregoing, no such delay shall exceed such number of days that the Company determines in good faith to be reasonably necessary. In the case of a Shelf Registration Suspension, the Shareholders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall (1) immediately notify the Shareholders upon the termination of any Shelf Registration Suspension, (2) amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission therein, and (3) furnish to the Shareholders such numbers of copies of the Prospectus as so amended or supplemented as the Shareholders may reasonably request. The limitation on the obligation of the Company to maintain effectiveness of the Shelf Registration Statement imposed by Section 2.1(ii)(C) shall be extended by the number of days of any Shelf Registration Suspension.

          (f) Notwithstanding the foregoing provisions of this Section 2.1, in the event that on the date that the Shareholders request that the Company prepare and file the Shelf Registration Statement in accordance with this
Section 2.1 the Company is not eligible to use a Registration Statement on Form S-3 under the Securities Act pursuant to the rules and regulations of the SEC, then the Company shall not be required to prepare and file the Shelf Registration Statement and the Shareholders will have the right to Demand Registrations (as hereinafter defined) in accordance with Section 2.2.

     2.2. Request. If (and only if) the Company is not required to file the Shelf Registration Statement pursuant to Section 2.1(e), or if the Shelf Registration Statement ceases to be effective during the Shelf Registration Period, as such period may be extended pursuant to this Agreement, then each Shareholder shall have the right to request that the Company file a Registration Statement with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such Shareholder, by delivering a written request thereof to the Company specifying the number of shares of Registrable Securities such Shareholder wishes to register (a "Demand Registration"), provided, however, that the aggregate number of Registrable Securities to be registered pursuant to such Demand Registration constitutes at least 250,000 shares of Common Stock. The Company shall use its commercially reasonable efforts to file the Registration Statement within 60 days and to cause the Registration Statement to become effective in respect of each Demand Registration in accordance with the intended method of distribution set forth in the written request delivered by the Shareholder as expeditiously as possible.

          (a) Limitations on Demand Registration Requests. Subject to Section 2.2(a), the Company shall only be required to effect a maximum of two Demand Registrations for the Shareholders collectively; provided, however, that the Company shall not be required to file (x) more than one such Demand Registration in any twelve-month period; or (y) any such Demand Registration within 120 days following the date of effectiveness of any registration statement relating to a Demand Registration.

          (b) Effective Registration. The Company shall be deemed to have effected a Registration for purposes of this Section 2.2 if the Registration Statement is declared effective by the SEC and remains effective for not less than 120 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn or are no longer Registrable Securities) or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the "Demand Registration Period"). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Company. Notwithstanding any provision herein to the contrary, if during the Registration Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, the Company agrees that it shall extend the period of time during which such Registration Statement shall be maintained effective pursuant to this Agreement by one times the number of days such interference is sustained.

          (c) Delay in Filing; Suspension of Registration. (i) If the filing, initial effectiveness or continued use of such Registration Statement at any time would require the Company to make an Adverse Disclosure, or (ii) the Company is engaged, or has fixed plans to engage within 30 days of the time of such request, in a firm commitment underwritten offering of its securities, the Company may, upon giving prompt written notice of such action to the Shareholders, delay the filing or initial effectiveness of, or suspend use of, the Registration Statement (a "Demand Registration Suspension"); provided, however, that the Company shall not be permitted to exercise a Demand Registration Suspension (A) more than once during any period in which a Demand Registration is effective, or (B) for a period exceeding 60 days on any one occasion. Notwithstanding the foregoing, no such delay shall exceed such number of days that the Company determines in good faith to be reasonably necessary. In the case of a Demand Registration Suspension, the Shareholders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall (1) immediately notify the Shareholders upon the termination of any Demand Registration Suspension, (2) amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission therein, and (3) furnish to the Shareholders such numbers of copies of the Prospectus as so amended or supplemented as the Shareholders may reasonably request. The effectiveness period for any Demand Registration for which the Company has exercised a Demand Registration Suspension shall be increased by the period of time such Registration Suspension is in effect.

          (d) Underwritten Offering. If either Shareholder whose Registrable Securities are included in any offering pursuant to a Registration Statement so elects, such offering of Registrable Securities shall be in the form of an Underwritten Offering, and the Company shall amend or supplement the Registration Statement for such purpose. The Shareholder with such Registrable Securities included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

          (e) Priority of Securities Registered. If the managing underwriter or underwriters of a proposed Underwritten Offering of Registrable Securities included in a Registration pursuant to this Section 2.2 informs the Shareholders with Registrable Securities in such Registration of such class of Registrable Securities in writing that, in its or their opinion, the number of securities requested to be included in such Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Shareholders shall have the right to (i) request the number of Registrable Securities to be included in such Registration be allocated pro rata among the Shareholders to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriter or underwriters, provided that any securities thereby allocated to an Shareholder that exceed such Shareholder's request shall be reallocated among the remaining Shareholder in like manner or
(ii) notify the Company in writing that the Registration Statement shall be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement. In the event a Shareholder notifies the Company that such Registration Statement shall be abandoned or withdrawn and said Shareholder pays the costs and expenses of the Company incurred to date in connection with such Registration Statement, then said Shareholder shall not be deemed to have requested a Demand Registration pursuant to Section 2.2(a) and the Company shall not be deemed to have effected a Demand Registration pursuant to Section 2.2(b). If the underwriter has not limited the number of shares to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not be limited thereby.

     2.3. Piggyback Registrations.

          (a) Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its securities for its own account and/or for the account of any other Persons (a "Company Public Sale") (other than (i) a Registration under Sections 2.1 or
2.2 hereof or (ii) Registrations made on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public) then, as soon as practicable (but in no event less than 15 days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to each Shareholder, and such notice shall offer the Shareholders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Shareholder may request in writing (a "Piggyback Registration"). Subject to Section 2.3(b), the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 15 days after the receipt of any such notice; provided, however, that if, at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company may, at its election, give written notice of such determination to each Shareholder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Shareholder to request that such Registration be effected as a Demand Registration under
Section 2.2, and (ii) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. No registration effected under this Section 2.3 shall relieve the Company of its obligation to effect any Demand Registration under Section 2.2 or to prepare, file and maintain the effectiveness of the Shelf Registration Statement pursuant to
Section 2.1. If the offering pursuant to such Registration Statement is to be underwritten, then each Shareholder making a request for a Piggyback Registration pursuant to this Section 2.3(a) shall, and the Company shall make such arrangements with the underwriters so that each such Shareholder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Shareholder making a request for a Piggyback Registration pursuant to this Section 2.3(a) shall, and the

Company will make such arrangements so that each such Shareholder may, participate in such offering on such basis.

          (b) Right to Withdraw. Each Shareholder shall have the right to withdraw his request for inclusion of his Registrable Securities in any Underwritten Offering pursuant to this Section 2.3(b) at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of his request to withdraw and, subject to the preceding clause, each Shareholder shall be permitted to withdraw all or part of such Shareholder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof; provided, however, no Shareholder may elect to withdraw if, in the opinion of the counsel to the Company, such withdrawal would cause the Company to recirculate a preliminary prospectus to prospective investors in such Underwritten Offering.

          (c) Plan of Distribution. Any participation by a Shareholder in a Registration shall be in accordance with the Company's plan of distribution.

          (d) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs the Company and Shareholders in writing that, in its or their opinion, the number of securities of such class which such Shareholder and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, the securities proposed to be included therein by the Company, and (ii) second, the Registrable Securities requested to be included in such Registration by the participating Shareholders, with such number to be allocated pro rata among the Shareholders based on the relative number of Registrable Securities of such class then held by each such Shareholder (provided that any securities thereby allocated to a Shareholder that exceed such Shareholder's request shall be reallocated among the remaining requesting Shareholders in like manner).

     2.4. Black-Out Periods. In the event of a public sale of the Company's equity securities by the Company in an Underwritten Offering, the Shareholders agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning 7 days before, and ending 180 days (or such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement or the Shelf Registration Statement, as applicable, filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters.

     2.5. Registration Procedures.

          (a) In connection with the Company's Registration obligations under Sections 2.1, 2.2, and 2.3 hereof, the Company will use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company will:

               (i) prepare the required Registration Statement or Shelf Registration Statement, as applicable, including, without limitation, all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing with the SEC the Shelf Registration Statement, any other Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Shareholders, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such Shareholders and their respective counsel, and (y) not file with the SEC any Registration Statement, Shelf Registration Statement or Prospectus or amendment or supplements thereto to which any participating Shareholder or underwriters, if any, shall reasonably object;

               (ii) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement or such other Registration Statement and supplements to the Prospectus as may be (y) reasonably requested by any participating Shareholder (to the extent such request relates to information relating to such Shareholder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement in case of a Registration under Sections 2.1 or 2.2, as applicable, and, in case of a Registration under Section 2.3, for the period necessary for the distribution of securities in accordance with the intended manner of distribution and in order to comply with all requirements of the Securities Act;

               (iii) notify the participating Shareholders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the Shelf Registration Statement or other applicable Registration Statement or any amendment thereto has been filed or becomes effective, when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (B) any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or such other Registration Statement or such Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement, such other Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

               (iv) promptly notify each selling Shareholder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the Shelf Registration Statement, other applicable Registration Statement or the Prospectus included in the Shelf Registration Statement or such other Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Shelf Registration Statement, such other Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, use commercially reasonable efforts to prepare and file with the SEC, and furnish without charge to the selling Shareholder and the managing underwriter or underwriters, if any, an amendment or supplement to the Shelf Registration Statement, such other Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

               (v) use its commercially reasonable efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

               (vi) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Shareholders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and use commercially reasonable efforts to make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

               (vii) furnish to each selling Shareholder and each underwriter, if any, without charge, at least one conformed copy as such Shareholder or underwriter may reasonably request of the Shelf Registration Statement, other applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules;

               (viii) deliver to each selling Shareholder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Shareholder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by each selling Shareholder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) in order to facilitate the disposition of the Registrable Securities by such Shareholder or underwriter;

               (ix) on or prior to the date on which the Shelf Registration Statement other applicable Registration Statement is declared effective, use its commercially reasonable efforts to register or qualify, and cooperate with each selling Shareholder, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of each state and other jurisdiction of the United States as any selling Shareholder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as the Shelf Registration Statement or such other Registration Statement is required to be kept effective pursuant to Sections 2.1(a) and 2.2(c), respectively, and so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the

Registrable Securities covered by the Shelf Registration Statement or other Registration Statement, as applicable, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

               (x) in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each selling Shareholder of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as such selling Shareholder or the underwriter(s), if any, may request at least two business days prior to such sale of Registrable Securities;

               (xi) not later than the effective date of the Shelf Registration Statement or other applicable Registration Statement, provide a CUSIP number for all Registrable Securities and, if necessary, provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

               (xii) in the case of an Underwritten Offering or a Qualified Secondary Underwritten Offering, use commercially reasonable efforts to obtain for delivery to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to such underwriters, as the case may be, and their respective counsel;

               (xiii) in the case of an Underwritten Offering or a Qualified Secondary Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to each selling Shareholder, a cold comfort letter from the Company's independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

               (xiv) use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

               (xv) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Shelf Registration Statement or other applicable Registration Statement from and after a date not later than the effective date of the Shelf Registration Statement or such other Registration Statement;

               (xvi) cause all Registrable Securities covered by the Shelf Registration Statement or other applicable Registration Statement to be listed on each securities exchange on which any of the Company's securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company's securities are then quoted;

               (xvii) provide (A) each Shareholder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the sale or placement agent therefor, if any, (D) counsel for such underwriters or agent, and (E) any attorney, accountant or other agent or representative retained by such Shareholder or any such underwriter, as selected by such Shareholder, the opportunity to participate in the preparation of the Shelf Registration Statement or such other Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto; and for a reasonable period prior to the filing of such registration statement, and throughout the period specified in Sections 2.1(d) and 2.2(b), make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the parties referred to in (A) through (E) above, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with the Shelf Registration Statement or such other Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and with respect to which the Company notifies the foregoing parties in advance of such confidential nature, shall not be disclosed by the foregoing parties unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in the Shelf Registration Statement or such other Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; and

               (xviii) in the case of an Underwritten Offering or Qualified Secondary Underwritten Offering, cause the senior executive officers of the Company to reasonably facilitate, cooperate with and participate in each proposed offering contemplated herein and in customary and reasonable selling efforts related thereto.

          (b) The Company may require each Shareholder to furnish to the Company such material information regarding the proposed distribution by such Shareholder of such Registrable Securities as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Securities, and no Shareholder shall be entitled to be named as a selling shareholder in the Shelf Registration Statement or any other Registration Statement and no Shareholder shall be entitled to use the Prospectus forming a part thereof if such Shareholder does not provide such information to the Company. Each participating Shareholder further agrees to furnish promptly to the Company in writing all information reasonably required from time to time to make the information previously furnished by such Shareholder not inaccurate or misleading.

          (c) Each Shareholder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(a)(iv) hereof, such Shareholder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement or such other Registration Statement until such Shareholder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(iv) hereof, or until such Shareholder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Shareholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Shareholder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the Shelf Registration Statement or other applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by the Shelf Registration or such other Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(iv) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

     2.6. Underwritten Offerings.

          (a) Underwriting Agreements. If requested by the underwriters for any Underwritten Offering requested by Shareholders pursuant to a Registration under
Section 2.2 or Qualified Secondary Underwritten Offering under Section 2.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each Shareholder with Registrable Securities to be included in such Underwritten Offering or Qualified Secondary Underwritten Offering, and the underwriters. Such agreement shall contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.9. Each Shareholder with Registrable Securities to be included in any Underwritten Offering or Qualified Secondary Underwritten Offering by such underwriters shall enter into such underwriting agreement at the request of the Company. All of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Shareholders and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Shareholders. Notwithstanding the foregoing, (x) no Shareholder shall be required in any such underwriting agreement to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Shareholder, such Shareholder's Registrable Securities, such Shareholder's intended method of distribution and any representations required by law, and (y) the liability of each such Shareholder to any underwriter under such underwriting agreement will be limited to liability arising from misstatements or omissions regarding such Shareholder and its intended method of distribution and any such liability shall not exceed an amount equal to the amount of net proceeds such Shareholder derives from such registration; provided, however, that in an offering by the Company in which any Shareholder requests to be included in a Piggyback Registration, the Company shall use its commercially reasonable efforts to arrange the terms of the offering such that the provisions set forth in clauses (x) and (y) of this Section 2.6 are true.

          (b) Participation In Underwritten Registrations. No Shareholder may participate in any Underwritten Offering or Qualified Secondary Underwritten Offering hereunder unless such Shareholder (i) agrees to sell such Shareholder's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     2.7. No Inconsistent Agreements; Additional Rights. The Company will not hereafter, without the written consent of each Shareholder, enter into, and is not currently a party to, any agreement with respect to its securities which is inconsistent with the rights granted to the Shareholders by this Agreement.

     2.8. Registration Expenses Paid By Company. All expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company, including, without limitation, (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, Nasdaq, or AMEX or any other exchange where the securities are listed,
(b) all fees and expenses in connection with compliance with state securities or "Blue Sky" laws, (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (d) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (e) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice,
(f) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (g) reasonable fees and disbursements of one law firm or other counsel selected by the Shareholders of a majority of the Registrable Securities being Registered, not to exceed, in any case, $40,000, (h) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (i) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, and (j) all of the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); provided, however, that the Company shall not be required to pay for any expenses of any Registration begun pursuant to Section 2.1 or Section 2.2, as applicable, if such request is subsequently withdrawn by the participating Shareholders (in which case all participating Shareholders shall bear such expenses), unless the Shareholder making such demand agrees to forfeit their right to one (1) demand registration to which they are entitled pursuant to Section 2.2. All expenses described in clause (a) through (j) of this Section 2.7 are referred to herein as "Registration Expenses." The Company shall not be required to pay any fees and disbursements of underwriters not customarily paid by the issuers of securities, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

     2.9. Indemnification.

          (a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Shareholder, his Affiliates and their respective officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a "Loss" and collectively "Losses") arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any other Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any particular indemnified party in any such case (A) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or any other such Registration Statement in reliance upon and in conformity with written information furnished to the Company by a Shareholder expressly for use in the preparation thereof,
(B) for any amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company, or (C) if and to the extent that, in the case of a sale directly by a Shareholder (including a sale of such Registrable Securities through any underwriter retained by such Shareholder to engage in a distribution solely on behalf of such Shareholder) such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary Prospectus and corrected in a final or amended Prospectus, and such Shareholder failed to deliver a copy of the final or amended Prospectus at or prior to the confirmation of the sale of Registrable Securities to the Person asserting any such Loss in any case where such delivery is required by the Securities Act or any state securities laws. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Shareholder or any indemnified party and shall survive the transfer of such securities by such Shareholder.

          (b) Indemnification by the Selling Shareholder. Each selling Shareholder agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its Affiliates, and their respective directors, officers, shareholders, employees, advisors, agents, each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) and each other Shareholder from and against any Losses resulting from (i) any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any other Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the selling Shareholders shall not be liable to any particular indemnified party in any such case (A) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or any other such Registration Statement in reliance upon and in conformity with written information furnished to the Company by a party other than the Shareholders expressly for use in the preparation thereof, (B) for any amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Shareholders, or (C) if and to the extent that, in the case of a sale directly by a Shareholder (including a sale of such Registrable Securities through any underwriter retained by such Shareholder to engage in a distribution solely on behalf of such Shareholder) such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary Prospectus and corrected in a final or amended Prospectus, and the Company failed to deliver to such Shareholder a copy of the final or amended Prospectus at or prior to the confirmation of the sale of Registrable Securities to the Person asserting any such Loss in any case where such delivery is required by the Securities Act or any state securities laws. In no event shall the liability of any selling Shareholder hereunder be greater in amount than the dollar amount of the net proceeds received by such Shareholder under the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus, the Shelf Registration Statement or other Registration Statement. Each Shareholder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party, such consent not to be unreasonably withheld. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnified party or parties, (y) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

          (d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.9 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and
(b) of this Section 2.9, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.9(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.9(a) and 2.9(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

     2.10. Reporting Requirements; Rules 144 and 144A. From and after the date hereof, the Company shall use its best efforts to be and remain in compliance with the periodic filing requirements imposed under the SEC's rules and regulations, including the Exchange Act, and any other applicable laws or rules, and thereafter shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. If the Company is not required to file such reports, it will, upon the request of any Shareholder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act, and it will take such further action as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. From and after the date hereof, the Company shall forthwith upon request furnish any Shareholder (a) a written statement by the Company as to whether it has complied with such requirements and, if not, the specifics thereof, (b) a copy of the most recent annual or quarterly report of the Company, and (c) such other reports and documents filed by the Company with the SEC as such Shareholder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

                                   SECTION 3

                                 MISCELLANEOUS

     3.1. Term. This Agreement shall terminate upon the Registration of all the Registrable Securities, except for the provisions of Sections 2.9 and 2.10 and all of this Section 3, which shall survive any such termination.

     3.2. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     3.3. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     3.4. Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

          (a)  if to the Company:

               Wellsford Real Properties, Inc.
               535 Madison Avenue, 26th Floor
               New York, NY 10022
               Attention: Mark Cantaluppi
               Facsimile: (212) 838-3400
               Telephone: (212) 421-7244

               with copies to:

               King & Spalding LLP
               1185 Avenue of the Americas
               New York, NY 10036-4003
               Attention: Michael J. O'Brien
                          Stephen M. Wiseman
               Facsimile: (212) 556-2222
               Telephone: (212) 556-2100

          (b)  if to the Shareholders:

               Mr. Lloyd Lynford
               7 Quaker Hill Court East
               Croton-On-Hudson, NY 10520
               Facsimile: ___________________
               Telephone: ___________________

               Mr. Jonathan Garfield
               1 Hudson Street, Apt. 5
               NY, NY 10013
               Facsimile: ___________________
               Telephone: ___________________
               with copies to:

               Bryan Cave LLP
               1290 Avenue of the Americas
               New York, New York 10104
               Attention: Renee E. Frost
               Facsimile: (212) 541-4630
               Telephone: (212) 541-2000

     Each Shareholder, by written notice given to the Company in accordance with this Section 3.4 may change the address to which notices, other communications or documents are to be sent to such Shareholder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five business days after being deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

     3.5. Successors, Assigns and Transferees. This Agreement may not be assigned by the Shareholders without the prior written consent of the Company, except that Shareholders may assign this Agreement solely for estate and tax planning purposes to the extent that such Shareholder is assigning Registrable Shares; provided, however, that any assignee agree in writing to expressly assume all obligations of Shareholders under this Agreement. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     3.6. GOVERNING LAW; SERVICE OF PROCESS; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     (a) To the fullest extent permitted by applicable law, each party hereto
(i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and
(iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     3.7. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     3.8. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

     3.9. Amendment; Waiver.

          (a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company, and the Shareholders.

          (b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     3.10. Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

     3.11. Availability of Agreement. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by each Shareholder upon request at the principal executive offices of the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                        ----------------------------------------
                                        Lloyd Lynford


                                        ----------------------------------------
                                        Jonathan Garfield


                                        WELLSFORD REAL PROPERTIES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                [Signature Page to Registration Rights Agreement]

                                                                  EXHIBIT 7.3(H)

                                LOCK-UP AGREEMENT

     THIS LOCK-UP AGREEMENT (this "Agreement"), is made as of [_____], 200__, by and among WELLSFORD REAL PROPERTIES, INC., a Maryland corporation ("Parent"), and the stockholders of REIS, INC., a Delaware corporation (the "Company"), whose names appear on Schedule A hereto (each, a "Stockholder" and collectively, the "Stockholders").

                                   WITNESSETH:

     WHEREAS, Parent, the Company, and Reis Services, LLC, a Maryland limited liability company ("Merger Sub"), are parties to an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), whereby the Company will merge with and into Merger Sub (the "Merger") and pursuant to which, among other things, the Stockholders are to receive shares of common stock, par value $0.02 per share, of Parent ("Parent Common Stock");

     WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, each Stockholder has agreed not to sell the shares of Parent Common Stock he receives in the Merger pursuant to the terms and conditions of this Agreement; and

     WHEREAS, all other capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants and agreements contained herein and intending to be legally bound, the parties agree as follows:

1 Representations and Warranties of Each Stockholder. Each Stockholder hereby severally and not jointly represents and warrants to Parent as follows:

1.1 Authority Relative to this Agreement. Such Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against him in accordance with its terms, (a) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) subject to general principles of equity. If such Stockholder is married, or marries during the term of this Agreement, and such Stockholder's Shares constitute community property or otherwise require spousal or other approval in order for this Agreement to be legal, valid and binding, this Agreement has been (or, prior to the marriage, will be) approved executed and delivered by, and constitutes (or, prior to the marriage, will constitute) a legal, valid and binding obligation of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms.

1.2 No Conflict. The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority by such Stockholder or (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder.

2    Lock-up Agreement.

2.1 Lock-up Agreement. Each Stockholder hereby agrees that during the period specified in the following paragraph (the "Lock-Up Period"), he will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Parent Common Stock or securities convertible into or exchangeable or exercisable for any shares of Parent Common Stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Parent Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Parent Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Parent. Notwithstanding the foregoing, each Stockholder may pledge his shares of Parent Common Stock as security during the Lock-Up Period; provided, however, that any pledgee must agree in writing to be bound by all terms and conditions of this Agreement as if such pledgee was a party hereto. In addition, each Stockholder agrees that, without the prior written consent of Parent, he will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Parent Common Stock or any security convertible into or exercisable or exchangeable for Parent Common Stock.

2.2 Lock-up Period. The initial Lock-Up Period will commence on the Effective Date of the Merger and continue to and include the date that is nine (9) months after the Effective Date of the Merger.

2.3 Transfers. A transfer of Parent Common Stock by gift, will or intestacy to a family member, affiliate or trust may be made, but only to the extent the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). In furtherance of the foregoing, Parent and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Parent Common Stock if such transfer would constitute a violation or breach of this Agreement.

3    Miscellaneous.

3.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties to it with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

3.2 Parties in Interest. This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

3.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

3.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

3.5 Termination. This Agreement shall lapse and become null and void if the Merger Agreement is terminated in accordance with its terms.

3.6 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

3.7 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

3.8 Governing Law. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to it conflicts of law principles that would require application of another law.

     IN WITNESS WHEREOF, the parties have executed or have caused this Agreement to be executed by their respective officers or other authorized persons thereunto duly authorized as of the date first above written.

                                        PARENT:

                                        WELLSFORD REAL PROPERTIES, INC.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        STOCKHOLDERS:


                                        ---------------------------------------
                                        Lloyd Lynford

                                        Address:
                                        c/o Reis, Inc.
                                        530 Fifth Avenue
                                        New York, NY 10036


                                        ----------------------------------------
                                        Jonathan Garfield

                                        Address:
                                        c/o Reis, Inc.
                                        530 Fifth Avenue
                                        New York, NY 10036

                                                                     Exhibit 9.1

(THE BANK OF NEW YORK LOGO)

                                     FORM OF
                                ESCROW AGREEMENT

                                      among

                         WELLSFORD REAL PROPERTIES, INC.

                                  LLOYD LYNFORD

                                JONATHAN GARFIELD

                                       and

                              THE BANK OF NEW YORK

                           Dated as of _________, 2007

                  ACCOUNT NUMBER(S)____________________________


              SHORT TITLE OF ACCOUNT_______________________________

     ESCROW AGREEMENT made this _______ day of ________ 2007 by and among The Bank of New York, a New York corporation (the "Escrow Agent"), Wellsford Real Properties, Inc., a Maryland corporation ("Parent"), and Lloyd Lynford and Jonathan Garfield (together, the "Stockholder Representatives," and each, a "Stockholder Representative"). Parent, together with the Stockholder Representatives, may hereafter be referred to as the "Parties," and each of Parent and the Stockholder Representatives as a "Party."

     WHEREAS:

     A. Pursuant to the Agreement and Plan of Merger, dated as of __________, 2006 (the "Merger Agreement"), among Parent, Reis Services LLC, a Maryland limited liability company ("Merger Subsidiary"), and Reis, Inc., a Delaware corporation (the "Company"), Parent, Merger Subsidiary and the Company intend to effect a merger of the Company with and into Merger Subsidiary (the "Merger"), and upon consummation of the Merger, the Company will cease to exist and Merger Subsidiary shall continue as the surviving company and a wholly-owned subsidiary of Parent (the "Surviving Company"). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

     B. Pursuant to Section 9.1 of the Merger Agreement, Parent, Merger Subsidiary and the Company have agreed to deposit with the Escrow Agent (a) (i) $________ of the Cash Consideration (the "Cash Holdback") and (ii) [_____] shares of the Share Consideration (the "Share Holdback" and together with the Cash Holdback, the "Escrow Fund"), and (b) (i) $______ of the Cash Consideration (the "FR Cash Holdback"), and (ii) [_______] shares of the Share Consideration (the "FR Share Holdback" and, together with the FR Cash Holdback, the "FR Escrow Fund").

     C. Pursuant to Section 9.2(f) of the Merger Agreement, Parent or the Surviving Company may deposit additional cash and shares of Parent Common Stock, consisting of Claims Recoveries, to the Escrow Agent, which shall become part of the Escrow Fund or the FR Escrow Fund, as applicable.

     D. Pursuant to Section 9.4 of the Merger Agreement, the Stockholder Representatives have been appointed to act on behalf of the Holders as their representatives with respect to, among other matters, this Agreement.

     E. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Escrow Agreement with respect to the Escrow Fund.

     NOW, THEREFORE, IT IS AGREED:

                                I. INSTRUCTIONS:

     1. Escrow Property. On the date hereof, Parent shall deliver to the Escrow Agent (i) the Cash Holdback, payable by wire transfer of immediately available funds for deposit into an escrow account, (ii) the FR Cash Holdback, payable by wire transfer of immediately available funds into an escrow account, (iii) the Share Holdback, and (iv) the FR Share Holdback.

     The foregoing property and/or funds, plus all interest, dividends and other distributions and payments thereon (collectively the "Distributions") received by the Escrow Agent, less any property and/or funds distributed or paid in accordance with this Escrow Agreement, are collectively referred to herein as "Escrow Property."

     2. Investment of Cash Holdback and FR Cash Holdback; Holding of Share Holdback and FR Share Holdback. (a) Within two business days after the date hereof, the Escrow Agent shall cause the Cash Holdback and the FR Cash Holdback deposited with it pursuant to this Agreement to be maintained and invested in one or more of the investment classes listed on Schedule A hereto. Any interest earned on or from the Cash Holdback shall become part of the Escrow Fund and any interest earned on or from the FR Cash Holdback shall become part of the FR Escrow Fund.

          (b) The Escrow Agent shall not be responsible for any interest earned on or from the Cash Holdback or the FR Cash Holdback except for such as is actually received, nor shall the Escrow Agent be responsible for any loss resulting from the investment of the Escrow Fund or the FR Escrow Fund (including, but not limited to, the loss of any interest arising from the sale of any investment prior to maturity) provided such investment is in accordance with the terms of this Agreement.

          (c) The Escrow Agent shall exercise reasonable care in holding the Share Holdback and the FR Share Holdback. The Escrow Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Share Holdback and the FR Share Holdback if the Share Holdback or the FR Share Holdback, as applicable, is accorded treatment substantially equal to that which the Escrow Agent accords its own property, it being understood that the Escrow Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to the Share Holdback or the FR Share Holdback, whether or not the Escrow Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to the Share Holdback or the FR Share Holdback.

     3. Certain Matters Relating to the Share Holdback and the FR Share
Holdback.

          (a) Voting Rights. The Holders entitled to receive shares of Parent Common Stock in the Merger shall have the right to vote the Share Holdback and FR Share Holdback with respect to any matter submitted to a vote of the holders of Parent common stock, pro rata in accordance with the percentage of Parent Common Stock which each such Holder is entitled to receive pursuant to the terms of the Merger Agreement. The Escrow Agent shall not vote the Share Holdback or FR Share Holdback or take any other action with respect thereto unless the Stockholder Representatives have given the Escrow Agent written instructions in that regard.

          (b) Dividends and Distributions. In the case that during the term of this Agreement the Escrow Agent or the Stockholder Representatives, on behalf of any Holder entitled to receive Share Consideration in the Merger, shall receive or shall have credited to it or them, as the case may be, as a dividend or other distribution upon or on account of any of the Share Holdback or FR Share Holdback any (i) cash dividends paid by Parent; (ii) stock dividends in the form of additional shares of Parent Common Stock or other securities of Parent; or
(iii)
any other funds or any property through a distribution by Parent to its stockholders or a capital transaction affecting the Parent Common Stock, the Escrow Agent shall hold, or in the event any of such funds or property are received by the Stockholder Representatives, the Stockholder Representatives shall promptly deposit with the Escrow Agent for the Escrow Agent to hold, such cash or other securities or property, in escrow as part of the Escrow Property in accordance with this Agreement. If, at any time during the term of this Agreement, Parent shall offer to its stockholders a choice between receiving a stock dividend or a cash dividend, the Holders entitled to receive shares of Parent Common Stock in the Merger shall make the determination as to which type of dividend shall be received on the Share Holdback or FR Share Holdback with respect thereto, pro rata in accordance with the percentage of the Share Consideration which each such Holder is entitled to receive pursuant to the terms of the Merger Agreement and shall notify the Stockholder Representatives, who in turn shall notify Parent, which in turn shall notify the Escrow Agent accordingly. Parent shall deliver to the Escrow Agent prior written notice of any dividends or distributions payable to the Share Holdback or the FR Share Holdback upon or on account of any of the Escrow Shares.

          (c) Tax Treatment and Tax Distributions. Parent and the Stockholder Representatives agree that, for U.S. federal and any applicable state and local income tax purposes, Parent shall include the income (if any) on the Escrow Fund and the FR Escrow Fund in its gross income for the taxable year of Parent in which such income is accrued. No later than 30 days following the receipt of cash corresponding to any item of income required to be included by Parent under the previous sentence, the Escrow Agent shall distribute cash to Parent out of the Escrow Fund or the FR Escrow Fund, as applicable, in an amount equal to the product of (i) the amount of income required to be included by Parent and (ii) the highest combined marginal federal, state and local income tax rates imposed on a corporation resident in New York in effect during such taxable year (which information shall be provided in writing to the Escrow Agent pursuant to written instructions from Parent).

     4. Distributions of the Escrow Fund.

          (a) Generally. The Escrow Agent shall hold the Escrow Fund (including all distributions with respect thereto) and shall not deliver any amounts thereof to any party other than (i) pursuant to clauses (b), (c) and (d) below,
(ii) pursuant to written instructions executed and delivered to the Escrow Agent by Parent and a Stockholder Representative, which instructions shall set forth the amount of cash and the amount of shares to be delivered to each party or its designee ("Joint Written Instruction"), (iii) by depositing the Escrow Fund with a court of competent jurisdiction in accordance with the provisions of Article II, Section 9 hereof or with a successor escrow agent in accordance with the provisions of Article II, Section 8(b) hereof or (iv) pursuant to Section 3(c).

          (b) Distribution During Holdback Period. If on or prior to __________, 2008,(1) the Escrow Agent receives from Parent a copy of a notice sent by Parent to the Stockholder Representatives pursuant to Section 9.2(c) of the Merger Agreement requesting a disbursement from the Escrow Fund (a "Claim Notice") together with a certification from Parent certifying that such Claim Notice has been delivered to the Stockholder Representatives

----------
(1)  A date that is 18 months from the date hereof.

concurrently with the delivery of the copy of such Claim Notice to the Escrow Agent pursuant to the terms of the Merger Agreement (a "Certification"), and if:

               (i) the Escrow Agent does not receive written notice objecting to the disbursement from the Escrow Fund (an "Objection Notice") from a Stockholder Representative on or before the twentieth Business Day (as defined below) following delivery of a Claim Notice to the Escrow Agent and the Stockholders Representatives, then the Escrow Agent shall deliver to Parent from the Escrow Fund the amount of funds requested in the Claim Notice (which amount shall be delivered 50% in cash and 50% in shares included in the Share Holdback (which shares shall be valued at a price per share equal to $_______)) within three Business Days after the expiration of such 20 Business Day period; or

               (ii) the Escrow Agent receives an Objection Notice from a Stockholder Representative within such 20 Business Day period, then the Escrow Agent shall not distribute such funds requested in the Claim Notice from the Escrow Fund except (A) pursuant to Joint Written Instructions, or (B) by depositing the amount of Escrow Funds requested in the Claim Notice with a court of competent jurisdiction (which amount shall be delivered 50% in cash and 50% in shares included in the Share Holdback (which shares shall be valued at a price per share equal to $_______)).

          (c) Distribution Following Holdback Period. (i) If on or prior to ________, 2008,(2) the Escrow Agent has not received copies of any Claim Notices (together with Certifications) pursuant hereto, then the entire Escrow Fund shall be delivered to the Surviving Company for distribution to the Holders in the same proportion and manner as the Common Stock Merger Consideration and the Preferred Stock Merger Consideration.

               (ii) If, on or prior to ________, 2008,(3) the Escrow Agent has received copies of one or more Claim Notices (together with Certifications), and no Objection Notices have been delivered within the 20 Business Day period pursuant hereto, then (1) a portion of the Escrow Fund shall be delivered to Parent in an aggregate amount equal to that demanded in such Claim Notices (which amount shall be delivered 50% in cash and 50% in shares included in the Share Holdback (which shares shall be valued at a price per share equal to $_______)), and (2) the balance of the Escrow Fund, if any, shall be delivered to the Surviving Company for distribution to the Holders in the same proportion and manner as the Common Stock Merger Consideration and the Preferred Stock Merger Consideration.

               (iii) If, on or prior to ________, 2008,(4) the Escrow Agent has received copies of one or more Claim Notices (together with Certifications), an Objection Notice has been delivered within the 20 Business Day period pursuant hereto with respect to any such Claim Notice and no Joint Written Instruction has been delivered with respect thereto (each such Claim Notice for which no Joint Written Instruction has been delivered, an "Unresolved Claim Notice"), then (1) the entire Escrow Fund less an amount equal to the aggregate amount

----------
(2)  A date that is 18 months from the date hereof.

(3)  A date that is 18 months from the date hereof.

(4)  A date that is 18 months from the date hereof.

demanded in all Unresolved Claim Notices shall be delivered to the Surviving Company for distribution to the Holders in the same proportion and manner as the Common Stock Merger Consideration and the Preferred Stock Merger Consideration (which amount shall be delivered 50% in cash and 50% in shares included in the Share Holdback (which shares shall be valued at a price per share equal to $________)), and (2) the balance, if any, shall continue to be held by the Escrow Agent pursuant to this Agreement.

          (d) Any distributions to the Surviving Company or to Parent of all or a portion of (1) the Cash Holdback pursuant hereto shall be made by wire transfer to an account or accounts designated by the Surviving Company or Parent, as the case may be, and (2) the Share Holdback pursuant hereto shall be made by Federal Express or other reputable overnight courier or by hand to such address designated by the Surviving Company or Parent, as the case may be.

          (e) For purposes of this Agreement, "Business Day" means a day other than a Saturday, Sunday or other day on which banks located on New York City are authorized or required by law to close.

     5. Distributions of the FR Escrow Fund.

          (a) Generally. The Escrow Agent shall hold the FR Escrow Fund and shall not deliver any amounts thereof to any party other than (i) pursuant to clauses (b), (c) and (d) below, (ii) pursuant to Joint Written Instructions,
(iii) by depositing the FR Escrow Fund with a court of competent jurisdiction in accordance with the provisions of Article II, Section 9 hereof or with a successor escrow agent in accordance with the provisions of Article II, Section 8(b) hereof, or (iv) pursuant to Section 3(c).

          (b) Distributions During the FR Holdback Period. If on or prior to __________, 2009,(5) the Escrow Agent receives from Parent a copy of a notice sent by Parent to the Stockholder Representatives pursuant to Section 9.2(c) of the Merger Agreement (and subject to the proviso set forth in Section 9.2(b) of the Merger Agreement) requesting a disbursement from the FR Escrow Fund (a "FR Claim Notice"), together with a certification from Parent certifying that such FR Claim Notice has been delivered to the Stockholder Representatives concurrently with the delivery of the copy of such FR Claim Notice to the Escrow Agent pursuant to the terms of the Merger Agreement (a "FR Certification"), and if:

               (i) the Escrow Agent does not receive written notice objecting to the disbursement from the FR Escrow Fund (a "FR Objection Notice") from a Stockholder Representative on or before the twentieth Business Day following delivery of a FR Claim Notice to the Escrow Agent and the Stockholders Representatives, then the Escrow Agent shall deliver to Parent from the FR Escrow Fund the amount of funds requested in the FR Claim Notice (which amount shall be delivered 50% in cash and 50% in shares included in the FR Share Holdback (which shares shall be valued at a price per share equal to $________)) within three Business Days after the expiration of such 20 Business Day period; or

----------
(5)  A date that is 24 months from the date hereof.

               (ii) the Escrow Agent receives a FR Objection Notice from a Stockholder Representative within such 20 Business Day period, then the Escrow Agent shall not distribute such funds requested in the FR Claim Notice from the FR Escrow Fund except (A) pursuant to Joint Written Instructions, or (B) by depositing the amount of FR Escrow Funds requested in the FR Claim Notice with a court of competent jurisdiction (which amount shall be delivered 50% in cash and 50% in shares included in the FR Share Holdback (which shares shall be valued at a price per share equal to $________)).

          (c) Distribution Following FR Holdback Period. (i) If on or prior to __________, 2009,(6) the Escrow Agent has not received copies of any FR Claim Notices (together with FR Certifications) pursuant hereto, then the entire FR Escrow Fund shall be delivered to the Surviving Company for distribution to the Holders in the same proportion and manner as the Common Stock Merger Consideration and the Preferred Stock Merger Consideration.

               (ii) If on or prior to __________, 2009,(7) the Escrow Agent has received copies of one or more FR Claim Notices (together with FR Certifications), and no FR Objection Notices have been delivered within the 20 Business Day period pursuant hereto, then (1) a portion of the FR Escrow Fund shall be delivered to Parent in an aggregate amount equal to that demanded in such FR Claim Notices (which amount shall be delivered 50% in cash and 50% in shares included in the FR Share Holdback (which shares shall be valued at a price per share equal to $_______)), and (2) the balance of the FR Escrow Fund, if any, shall be delivered to the Surviving Company for distribution to the Holders in the same proportion and manner as the Common Stock Merger Consideration and the Preferred Stock Merger Consideration.

               (iii) If on or prior to __________, 2009,(8) the Escrow Agent has received copies of one or more FR Claim Notices (together with FR Certifications), a FR Objection Notice has been delivered within the 20 Business Day period pursuant hereto with respect to any such FR Claim Notice and no Joint Written Instruction has been delivered with respect thereto (each such FR Claim Notice for which no Joint Written Instruction has been delivered, a "FR Unresolved Claim Notice"), then (1) the entire FR Escrow Fund less an amount equal to the aggregate amount demanded in all FR Unresolved Claim Notices shall be delivered to the Surviving Company for distribution to the Holders in the same proportion and manner as the Common Stock Merger Consideration and the Preferred Stock Merger Consideration (which amount shall be delivered 50% in cash and 50% in shares included in the FR Share Holdback (which shares shall be valued at a price per share equal to $________)), and (2) the balance, if any, shall continue to be held by the Escrow Agent pursuant to this Agreement.

          (d) FR Fund Payments. Any distributions to the Surviving Company or to Parent of all or a portion of (1) the FR Cash Holdback pursuant hereto shall be made by wire transfer to an account or accounts designated by the Surviving Company or Parent, as the case may be, and (2) the FR Share Holdback pursuant hereto shall be made by Federal Express or

----------
(6)  A date that is 24 months from the date hereof.

(7)  A date that is 24 months from the date hereof.

(8)  A date that is 24 months from the date hereof.

other reputable overnight courier or by hand to such address designated by the Surviving Company or Parent, as the case may be.

     6. Notices and Addresses. All notices, instructions, requests, demands and other communications hereunder shall be in writing, with copies to all of the other parties hereto, and shall be deemed to have been duly given (i) when delivered, if by hand, (ii) when delivered, if sent by Federal Express or other overnight courier service or (iii) five days after the mailing thereof by first class registered or certified mail, return receipt requested, postage prepaid, as follows: (a) if to Parent, to 535 Madison Avenue, 26th Floor, New York, NY 10022, Attention: Mark Cantaluppi, with a copy to King & Spalding LLP, 1185 Avenue of the Americas, New York, NY 10036, Attn: Michael J. O'Brien and Stephen
M. Wiseman; (b) if to the Stockholder Representatives, to Lloyd Lynford, 7 Quaker Hill Court East, Croton-On-Hudson, NY 10520 and Jonathan Garfield, 1 Hudson Street, Apt. 5, New York, NY 10013 with a copy to Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104, Attn: Renee E. Frost, Esq., and (c) if to Escrow Agent, to The Bank of New York, 101 Barclay Street, 8th Floor West, New York, New York 10286, Attn: Odell Romeo or in any case to such other address as a party may determine by delivery of notice pursuant to this paragraph.

     7. Compensation. The Parties shall pay all fees, expenses and charges as per Escrow Agent's fee schedule, which is set forth on Schedule B hereto.

                           II. TERMS AND CONDITIONS:

     1. The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Parties or to which any of the Parties is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from any Party or any entity acting on its behalf. Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

     2. This Agreement is for the exclusive benefit of the Parties and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

     3. If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Fund or the FR Escrow Fund (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Fund or the FR Escrow Fund), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems reasonably appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

     4. (a) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for any consequential, punitive or special damages, (ii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iii) for an amount in excess of the value of the Escrow Fund and the FR Escrow Fund, valued as of the date of deposit.

          (b) If after providing reasonable notice in accordance with Article I,
Section 4, any fees, expenses or costs incurred by, or any obligations owed to, Escrow Agent hereunder are not paid when due, Escrow Agent may reimburse itself therefor from the cash held in the Escrow Fund or the FR Escrow Fund.

          (c) Escrow Agent may consult with legal counsel at the expense of the Parties as to any matter relating to this Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

          (d) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

     5. Escrow Agent shall provide to the Parties monthly statements identifying transactions, transfers or holdings of the Escrow Fund and the FR Escrow Fund.

     6. Notices, instructions, requests, demands and other communications shall be delivered in accordance with Article I, Section 4 hereto. Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it, in good faith, to have been sent or given by any Parties or by a person or persons authorized by the Parties. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

     7. The Parties, jointly and severally, shall be liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising from or in connection with or related to this Escrow Agreement or being the Escrow Agent hereunder, provided, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.

     8. (a) The Parties may remove the Escrow Agent at any time by giving to the Escrow Agent 30 calendar days' prior notice in writing signed by Parent and a Stockholder Representative.

          (b) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Escrow Fund and the FR Escrow Fund, it may do so by delivering the same to any other escrow agent mutually agreeable to Parent and a Stockholder Representative and if no such escrow agent shall be selected, then Escrow Agent may do so by delivering the Escrow Fund and the FR Escrow Fund (a) to any bank or trust company in the Borough of Manhattan, City and State of New York, which is willing to act as escrow agent thereunder in place and instead of Escrow Agent or (b) to the clerk or other proper officer of a court of competent jurisdiction as may be permitted by law within the State, County and City of New York. The fee of any such bank or trust company or court officer shall be borne jointly and severally by Parent and the Stockholder Representatives. Upon such delivery, Escrow Agent shall be discharged from any and all further responsibility or liability with respect to the Escrow Fund and the FR Escrow Fund except as herein provided.

          (c) Upon delivery of the Escrow Fund and the FR Escrow Fund to a successor escrow agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

          (d) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action other than to keep safely all property held in escrow until it shall jointly be directed otherwise in writing by Parent and a Stockholder Representative or by a final judgment of a court of competent jurisdiction.

     9. In the event of any dispute between or conflicting claims by or among the Parties and/or any other person or entity with respect to any portion of the Escrow Fund or the FR Escrow Fund, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such portion of the Escrow Fund or the FR Escrow Fund, as applicable, so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Parties for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Parties.

     10. This Agreement shall be interpreted, construed, enforced and administered in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the Parties hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the City and State of New York. Each of the Parties hereby waives the right to trial by jury. To the extent that any Party may be entitled to claim, for itself or its assets, immunity from execution, attachment (whether before or after judgment) or other legal process in any jurisdiction, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. Each Party waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices in Article I, Section 4, and such service shall be deemed completed 10 calendar days after the same is so mailed.

     11. Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

     12. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

     13. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

     14. This Agreement and the Merger Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

     15. This Agreement shall terminate upon the distribution of all Escrow Property by the Escrow Agent. The provisions of these Terms and Conditions (including, without limitation, Article II, Sections 7 and 19) shall survive termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent.

     16. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "The Bank of New York" by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent.

     17. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

     18. This Escrow Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

     19. The Escrow Agent does not have any interest in the Escrow Fund or the FR Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. The Parties shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Fund and the FR Escrow Fund (upon proof of payment of any such transfer taxes or other taxes by the Escrow Agent) incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned with respect to the Escrow Fund or the FR Escrow Fund and is not responsible for any other reporting.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.

                                        WELLSFORD REAL PROPERTIES, INC., Parent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        Lloyd Lynford, Stockholder
                                        Representative


                                        ----------------------------------------
                                        Jonathan Garfield, Stockholder
                                        Representative

                                        THE BANK OF NEW YORK, as Escrow Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                      [Signature Page to Escrow Agreement]

                                   Schedule A

                              Permitted Investments

1. Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof.

2. Investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.

3. Investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by the administrative agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof.

4. Repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above.

5. Investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (4) above.

                                   Schedule B

                         WELLSFORD REAL PROPERTIES, INC.
                                 ESCROW ACCOUNTS
                                  FEE SCHEDULE
                                OCTOBER 10, 2006

Upon appointment of The Bank of New York ("BNY") as Escrow Agent, Escrow Parties
  shall be responsible for the payment of the fees, expenses and charges as set forth in this Fee Schedule.

                                  GENERAL FEES

ACCEPTANCE FEE - WAIVED

This one time charge is payable at the time of the closing and includes the review and execution of the agreement and all documents submitted in support thereof and establishment of accounts.

ANNUAL ADMINISTRATIVE FEE - $7,000 FOR BOTH ACCOUNTS

An annual fee will cover the duties and responsibilities related to account administration and servicing, which may include maintenance of accounts on various systems, custody and securities servicing, reporting, etc. This fee is payable in advance for the year and shall not be prorated.

INVESTMENT COMPENSATION

With respect to investments in money market mutual funds for which BNY provides shareholder services BNY (or its affiliates) may also receive and retain additional fees from the mutual funds (or their affiliates) for shareholder services as set forth in the Authorization and Direction to BNY to Invest Cash Balances in Money Market Mutual Funds.

BNY will charge a $25.00 transaction fee for each purchase, sale, or redemption of securities other than the aforementioned Money Market Mutual Funds.

DISBURSEMENT FEE (CHECK OR WIRE) PER TRANSACTION

A fee of $25.00 will be assessed for each disbursement.

COUNSEL FEES

If counsel is retained by BNY, a fee covering the fees and expenses of Counsel for its services, including review of governing documents, communication with members of the closing party (including representatives of the purchaser, investment banker(s), attorney(s) and BNY), attendance at meetings and the closing, and such other services as BNY may deem necessary. The Counsel fee will be the actual amount of the fees and expenses charged by Counsel and is payable at closing. Should closing not occur, you would still be responsible for payment of Counsel fees and expenses.

MISCELLANEOUS FEES

The fees for performing extraordinary or other services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule will be commensurate with the service to be provided and will be charged in BNY's sole discretion. These extraordinary services may include, but are not limited to: proxy dissemination/tabulation, customized reporting and/or procedures, electronic account access, etc. Counsel, accountants, special agents and others will be charged at the actual amount of fees and expenses billed.

OUT-OF-POCKET EXPENSES

Additional out-of-pocket expenses may include, but are not limited to, telephone; facsimile; courier; copying; postage; supplies; expenses of foreign depositaries; and expenses of BNY's representative(s) and Counsel for attending special meetings. Fees and expenses of BNY's representatives and Counsel will be charged at the actual amount of fees and expenses charged and all other expenses will be charged at cost or in an amount equal to 5% of all expenses billed for the year, in BNY's discretion, and BNY may charge certain expenses at cost and others on a percentage basis.

                              TERMS AND DISCLOSURES

TERMS OF PROPOSAL

Final acceptance of the appointment as escrow agent under the escrow agreement is subject to approval of authorized officers of BNY and full review and execution of all documentation related hereto. Please note that if this transaction does not close, you will be responsible for paying any expenses incurred, including Counsel fees. We reserve the right to terminate this offer if we do not enter into final written documents within three months from the date this document is first transmitted to you. Fees may be subject to adjustment during the life of the engagement.

MISCELLANEOUS

The terms of this Fee Schedule shall govern the matters set forth herein and shall not be superseded or modified by the terms of the escrow agreement. This Fee Schedule shall be governed by the laws of the State of New York without reference to laws governing conflicts. BNY and the undersigned agree to jurisdiction of the federal and state courts located in the City of New York, State of New York

CUSTOMER NOTICE REQUIRED BY THE USA PATRIOT ACT

To help the US government fight the funding of terrorism and money laundering activities, US Federal law requires all financial institutions to obtain, verify, and record information that identifies each person (whether an individual or organization) for which a relationship is established.

What this means to you: When you establish a relationship with BNY, we will ask you to provide certain information (and documents) that will help us to identify you. We will ask for your organization's name, physical address, tax identification or other government registration number and other information that will help us to identify you. We may also ask for a Certificate of Incorporation or similar document or other pertinent identifying documentation for your type of organization.

We thank you for your assistance.

ACCEPTED BY:                            FOR BNY:


Signature:
           --------------------------            -------------------------------
Date:
           --------------------------            -------------------------------
Name:
           --------------------------            -------------------------------
Title:
           --------------------------            -------------------------------